                                   CONTENTS

INDEX OF DEFINED TERMS

Article                                                                Page
-------                                                                ----

 1.  Summary of Basic Terms. . . . . . . . . . . . . . . . . . . . . .   1
 2.  Demise, Term and Occupancy. . . . . . . . . . . . . . . . . . . .   2
 3.  Rent. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
 4.  Operating Expense Adjustments . . . . . . . . . . . . . . . . . .   5
 5.  Security Deposit. . . . . . . . . . . . . . . . . . . . . . . . .   9
 6.  Use and Compliance with Law . . . . . . . . . . . . . . . . . . .  10
 7.  Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
 8.  Alterations . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
 9.  Landlord's and Tenant's Property. . . . . . . . . . . . . . . . .  15
10.  Repairs and Maintenance . . . . . . . . . . . . . . . . . . . . .  16
11.  Utilities and Services. . . . . . . . . . . . . . . . . . . . . .  17
12.  Rights of Landlords . . . . . . . . . . . . . . . . . . . . . . .  18
13.  Damage or Destruction . . . . . . . . . . . . . . . . . . . . . .  19
14.  Eminent Domain. . . . . . . . . . . . . . . . . . . . . . . . . .  20
15.  Surrender of Premises . . . . . . . . . . . . . . . . . . . . . .  21
16.  Default by Tenant . . . . . . . . . . . . . . . . . . . . . . . .  21
17.  Subordination and Attornment. . . . . . . . . . . . . . . . . . .  24
18.  Quiet Enjoyment . . . . . . . . . . . . . . . . . . . . . . . . .  25
19.  Assignments and Subleases . . . . . . . . . . . . . . . . . . . .  25
20.  Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
21.  Estoppel Certificates . . . . . . . . . . . . . . . . . . . . . .  27
22.  Relocation of Premises. . . . . . . . . . . . . . . . . . . . . .  27
23.  Broker. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
24.  Exculpation and Indemnification . . . . . . . . . . . . . . . . .  28
25.  Hazardous Material. . . . . . . . . . . . . . . . . . . . . . . .  29
26.  Parking . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
27.  Right of First Refusal on Additional Space. . . . . . . . . . . .  31
28.  Miscellaneous . . . . . . . . . . . . . . . . . . . . . . . . . .  32
     Signatures. . . . . . . . . . . . . . . . . . . . . . . . . . . .  35


                                   EXHIBITS

EXHIBIT A:  Legal Description
EXHIBIT B:  Floor Plan of Premises
EXHIBIT C:  Memorandum of Lease Commencement
EXHIBIT D:  Work Letter for Tenant Improvements
EXHIBIT E:  Building Rules and Regulations
EXHIBIT F:  Parking Rules and Regulations
EXHIBIT G:  Guaranty
EXHIBIT H:  Cleaning Specifications
EXHIBIT I:  Intentionally Omitted
EXHIBIT J:  Parking Plan


                                      (i)

                              INDEX OF DEFINED TERMS

TERM                                                          PRIMARY REFERENCE

Additional Charges..................................................Section 3.1
Anticipated Commencement Date......................................Section 1.16
Attorneys' Fees and Expenses......................................Section 16.10
Base Costs of Operation.........................................Section 4.1 (e)
Base Taxes......................................................Section 4.1 (f)
Basic Rent.................................................Sections 1.6 and 3.1
Bid Price...........................................................Section 6.6
Building............................................................Section 1.3
Business Hours.....................................................Section 11.1
Commencement Date...................................................Section 2.2
Comparison Year.................................................Section 4.1 (g)
Costs of Operation......................................Section 4.1 (a),(b),(c)
Date of the Taking.................................................Section 14.1
Eminent Domain.....................................................Section 14.1
Expiration Date.....................................................Section 2.2
Final Statement.................................................Section 4.2 (d)
Fixtures............................................................Section 9.1
Hazardous Material.................................................Section 25.1
Interest..........................................................Section 16.12
Land................................................................Section 1.2
Landlord.......................................................Introduction and
 ...............................................................Section 28.8 (b)
Landlord's Affiliates..........................................Section 28.8 (c)
Landlord's Work...................................Section 2.6 (b) and Exhibit D
Lease Term..................................................Section 1.5 and 2.2
Memorandum of Lease Commencement......................Section 2.2 and Exhibit C
Parking Rules and Regulations...................Sections 6.3, 6.9 and Exhibit F
Permitted Use......................................................Section 1.13
Premises............................................................Section 1.4
Punch-List Items................................................Section 2.6 (c)
Ready for Occupancy.............................................Section 2.6 ( )
Rentable Area of Building..........................................Section 1.15
Rentable Area of Premises.....................Sections 1.14, 11.3, and 28.8 (g)
Rents...............................................................Section 3.1
Rules and Regulations..........................................Section 6.3, 6.9
 ..................................................................and Exhibit E
Security Deposit...........................................Sections 1.8 and 5.1
Special Work......................................Section 2.4 (b) and Exhibit D
Standard Tenant Improvements......................Section 9.5 (b) and Exhibit D
Sublet Portion.....................................Section 192 (a) and 19.2 (b)
Substitute Premises................................................Section 22.1
Successor Landlord.................................................Section 17.4
Superior Lease.....................................................Section 17.1
Superior Lessee....................................................Section 17.1
Superior Mortgage..................................................Section 17.1
Superior Mortgagee.................................................Section 17.1
Taxes...........................................................Section 4.1 (d)
Tenant........................................Introduction and Section 28.8 (h)
Tenant's Broker...........................................Section 1.10 and 23.1
Tenant's parking...........................................Section 1.9 and 26.1
Tenant's Property...................................................Section 9.2
Tenant's Share......................................................Section 1.7
Transportation Management Program..................................Section 26.2
Transportation Management Requirements.............................Section 26.2
Usable Area...........................................................Exhibit D
Work Letter.......................................Section 2.6 (a) and Exhibit D

                                  NOTICE OF TRANSFER

Date:    April 17, 1990

From:    SELLER:                               PURCHASER:

         PASADENA GATEWAY PLAZA,               LACERA GATEWAY PROPERTY, INC.,
         a California Limited Partnership      a California Corporation
         c/o Trenton Development Corp.
         6500 Wilshire Blvd. #1800
         Los Angeles, CA 90048

To:      Pan American Underwriters, Inc., a Nevada corporation
         300 North Lake Avenue, Suites 200 & 300
         Pasadena, California 91101

Re:      Lease dated January 1, 1989 for premises at Gateway Plaza.

You are hereby advised that the property in which you are a tenant was sold and your lease was assigned and transferred on April 17, 1990 to Lacera Gateway Property, Inc., a California Corporation. Your security deposit and advance rental, if any, has been transferred to the new owner who has assumed the security deposit obligations of the landlord.

In the future, please make all checks for rent and other charges payable to Heitman Properties Ltd., as managing agent and forward to:

                       300 NORTH LAKE AVENUE, SUITE #280
                       PASADENA, CALIFORNIA 91101

In accordance with Article 20 of your lease, all notices, demands and requests to Lessor, shall be forwarded in writing and sent by certified or registered mail, postage prepaid and addressed as follows:

                       LACERA GATEWAY PROPERTY, INC.,
                       a California Corporation
                       c/o Heitman Properties Ltd.
                       300 North Lake Avenue, Suite #280
                       Pasadena, California 91101

with a copy to:

                       LACERA GATEWAY PROPERTY, INC.,
                       a California Corporation
                       c/o Heitman Properties Ltd.
                       9601 Wilshire Boulevard, Suite #200
                       Beverly Hills, California 90210

Although a representative of Heitman Properties Ltd. will be contacting you shortly with additional information relative to contacts and phone numbers, we would appreciate your advising your accounting department of the captioned change.

Thank you in advance for your cooperation in complying with the above request and if we can be of any further assistance, please contact us at (818) 568-0300.

SELLER:                                  PURCHASER:

PASADENA GATEWAY PLAZA,                  LACERA GATEWAY PROPERTY, INC.,
A California Limited Partnership         a California Corporation
                                         by: Heitman Advisory Corporation
                                         its duly authorized agent


By:  /s/ H. Theodore Greene              By:  /s/ ILLEGIBLE
    -------------------------------           -----------------------------
    H. THEODORE GREENE, President             Its:  Executive Vice President
    Trenton Development Corporation                 ------------------------
    Its:    General Partner
         ---------------------------

                                 GATEWAY PLAZA
                             300 NORTH LAKE AVENUE
                             PASADENA, CALIFORNIA





                                  OFFICE LEASE









    LANDLORD:  PASADENA GATEWAY PLAZA, a California
               limited partnership

    TENANT: PAN AMERICAN UNDERWRITERS, INC., a Nevada corporation



    Dated for reference purposes as of:  January 1, 1989

                               LEASE AMENDMENT

    THIS AMENDMENT is made as of the 28th day of September, 1989 between PASADENA GATEWAY PLAZA, a California limited partnership ("Landlord") and PAN AMERICAN UNDERWRITERS, INC., a Nevada corporation ("Tenant") and amends that certain Office Lease ("Lease") dated as of January 1, 1989 in the manner hereinafter set forth.

1.  PREMISES.

    Commencing as of the Commencement Date set forth in Article
2.2(a) therein, the following additional space in the Building (as that term is defined in the Lease under Article 1.1) shall be deemed to be included within the term "Premises" under the Lease, a drawing of which space is attached hereto as Exhibit "A" and by this reference made a part hereof: an increment of 1,255 square feet of rentable area comprising usable area on the second (2nd) floor of the Building of 1,142 square feet. The additional space described in this Paragraph 1 is sometimes hereinafter referred to as the "Additional Area".

2.   TERM.

     The term of the Lease with respect to the Additional Area shall be coterminous with the term of the Lease with respect to the premises originally leased under the Lease and therefore the expiration date of the Lease shall be as set forth under Article 2.2 of the Lease. It is estimated that the additional area shall be ready for occupancy by sixty (60) days from receipt of the building permit from the City of Pasadena.

3.   BASIC RENT.

     a. The Basic Rent for the Additional Area shall be comprised of basic monthly rent of $2.20 per rentable square foot ($26.40 per rentable square foot per annum) for the first five (5) years of the Lease Term and $2.58 per rentable square foot ($30.96 per rentable square foot per annum) for the second five (5) years of the lease term.

     b. The Basic Rent payable with respect to the Additional Area shall be further subject to such adjustments as may be set forth in the Lease.

     c. Excused Rent - Landlord hereby unconditionally excuses Tenant from liability for Basic Rent during the same period as the excused basic rent for the original square footage set forth in the Lease.

4.   RENTAL PAYMENT.

     Upon the execution of the Lease Amendment, Tenant shall pay to the Landlord the amount equal to the Basic Rent for the Additional Area, which amount shall be applied toward the Basic Rent payable with respect to the first month that Basic Rent is payable with respect to the Additional Area.

5.   TENANT IMPROVEMENTS.

     The Tenant agrees that a work letter for tenant improvement allowance for the Additional Area in substantially the same form as the original area work letter attached as Exhibit "D" to the Lease shall be deemed to apply to the additional area except that the dates set forth in the design schedule under Article 4.3 thereof shall not be applicable.

6.   INTEGRATION.

     Except as otherwise expressly provided herein, Tenant's lease of the Additional Area shall be subject to and governed by all the terms and conditions of the Lease.

     As herein amended, the Lease is ratified, confirmed and acknowledged to be in full force and effect.

TENANT:                                   LANDLORD:

PAN AMERICAN UNDERWRITERS, INC.,          PASADENA GATEWAY PLAZA,
a Nevada corporation                      a California limited partnership

By /s/ Norman J. Schnider                 By
   -----------------------------             -----------------------------
   Norman J. Schnider, President           H. Theodore Greene,
                                           General Partner

                                   [BLUEPRINT]

                                LEGAL DESCRIPTION

PARCEL 1:

LOTS 7, 8, 9, 10 AND 11 OF ARNOLD AND MILLS COMPANY'S OLIVEWOOD SUBDIVISION, IN THE CITY OF PASADENA, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AS PER MAP RECORDED IN BOOK 13 PAGE 21 OF MISCELLANEOUS RECORDS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.

TOGETHER WITH THE WEST-HALF OF THE VACATED ALLEY ADJOINING SAID LAND ON THE EAST, AS VACATED BY RESOLUTION NO. 967, RECORDED APRIL 23, 1971 AS INSTRUMENT NO. 3587, WHICH WOULD PASS BY A CONVEYANCE OF THE ABOVE DESCRIBED LAND.

EXCEPT THOSE PORTIONS OF LOTS 7, 8, 9, 10 AND 11, LYING SOUTHWESTERLY AND WESTERLY OF THE FOLLOWING DESCRIBED LINES:

BEGINNING AT A POINT IN THE SOUTHERLY LINE OF SAID LOT 11, SAID POINT BEING DISTANT ALONG SAID SOUTHERLY LINE, NORTH 89 DEG. 29 MIN. 58 SEC. EAST, 47.43 FEET FROM THE SOUTHWESTERLY CORNER OF SAID LOT 11 AND THE BEGINNING OF A CURVE THAT IS TANGENT TO SAID SOUTHERLY LINE, CONCAVE NORTHEASTERLY AND HAVING A RADIUS OF l5.00 FEET THENCE NORTHWESTERLY ALONG SAID CURVE THROUGH AN ANGLE OF 97 DEG. 14 MIN. 24 SEC. AN ARC DISTANCE OF 25.46 FEET TO A TANGENT LINE THENCE ALONG TANGENT LINE NORTH 6 DEG. 44 MIN. 22 SEC. EAST
86.31 FEET: THENCE NORTH 1 DEG. 45 MIN. 04 SEC. EAST 100.44 FEET.

ALSO EXCEPT THEREFROM THAT PORTION THEREOF LYING WITHIN LAKE AVENUE 100.00 FEET WIDE, AS NOW ESTABLISHED AND RECORDED IN B00K 7397 PAGE 54 OF OFFICIAL RECORDS.

PARCEL 2:

THOSE PORTIONS OF LOTS 3, 4, 5 AND 6 OF ARNOLD AND MILLS COMPANY'S OLIVEWOOD SUBDIVISION, IN THE CITY OF PASADENA, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AS SHOWN ON MAP RECORDED IN BOOK 13 PAGE 21 OF MISCELLANEOUS RECORDS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY, LYING EASTERLY, SOUTHEASTERLY AND SOUTHERLY OF THE FOLLOWING DESCRIBED LINES:

BEGINNING AT A POINT IN THE SOUTHERLY LINE OF LOT 11 OF SAID SUBDIVISION, SAID POINT BEING DISTANT ALONG SAID SOUTHERLY LINE NORTH 89 DEG. 29 MIN. 58 SEC. EAST 47.43 FEET FROM THE SOUTHWESTERLY CORNER OF SAID LOT 11 AND BEING THE BEGINNING OF A CURVE THAT IS TANGENT TO SAID SOUTHERLY LINE, CONCAVE NORTHEASTERLY AND HAVING A RADIUS OF 15.00 FEET; THENCE NORTHWESTERLY ALONG SAID CURVE THROUGH AN ANGLE OF 97 DEG. 147 MIN. 24 SEC. AN ARC DISTANCE OF
25.46 FEET; THENCE TANGENT NORTH 6 DEG. 44 MIN. 22 SEC. EAST 86.31 FEET:
THENCE NORTH l DEG. 45 MIN. 04 SEC. EAST 100.44 FEET TO A TANGENT CURVE CONCAVE SOUTHEASTERLY AND HAVING A RADIUS OF 16.00 FEET THENCE NORTHEASTERLY ALONG SAID CURVE THROUGH AN ANGLE 87 DEG. 12 MIN. 56 SEC. AN ARC DISTANCE OF
22.83 FEET: THENCE TANGENT, NORTH 88 DEG. 58 MIN. 00 SEC. EAST 322.60 FEET.

TOGETHER WITH THE WEST HALF OF THE VACATED ALLEY ADJOINING SAID LAND ON THE EAST, AS VACATED BY RESOLUTION NO. 967 OF THE CITY OF PASADENA, RECORDED APRIL 23, 1971 AS INSTRUMENT NO. 3587, WHICH WOULD PASS BY A CONVEYANCE OF THE ABOVE DESCRIBED LAND.

PARCEL 3:

LOTS 14, l5, 16 AND THE SOUTH 1/2 LOT 13 TOGETHER WITH THAT PORTION OF THE NORTH 25 FEET OF LOT 13 OF ARNOLD AND MILLS CO.'S OLIVEWOOD SUBDIVISION IN THE CITY OF PASADENA, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AS PER MAP RECORDED IN BOOK 13 PAGE 21 OF MISCELLANEOUS RECORDS IN THE OFFICE OF THE COUNTY RECORDER, BOUNDED NORTHERLY AND NORTHEASTERLY BY THE FOLLOWING DESCRIBED LINE:

BEGINNING AT A POINT IN THE WESTERLY LINE OF SAID NORTH 25 FEET OF LOT 13 DISTANT THEREON NORTH 00 DEG. 30 MIN. 09 SEC. WEST 10.31 FEET FROM THE SOUTHWESTERLY CORNER OF SAID NORTH 25 FEET; THENCE NORTH 88 DEG. 58 MIN. 00 SEC. EAST 174.95 FEET TO A TANGENT CURVE CONCAVE SOUTHWESTERLY AND HAVING A RADIUS OF 15.00 FEET. THENCE SOUTHEASTERLY ALONG SAID CURVE THROUGH AN ANGLE OF 78 DEG. 46 MIN. 43 SEC. AN ARC DISTANCE OF 20.62 FEET TO THE SOUTHERLY LINE OF SAID NORTH 25 FEET.

TOGETHER WITH THE EAST HALF OF THE VACATED ALLEY ADJOINING SAID LAND ON THE WEST, AS VACATED BY RESOLUTION NO. 967, OF THE CITY OF PASADENA, RECORDED APRIL 23, 1971 AS INSTRUMENT NO. 3587, WHICH WOULD PASS BY A CONVEYANCE OF THE ABOVE DESCRIBED LAND.

                                   EXHIBIT A-1

EXCEPTING THEREFROM ALL MINERALS, GASES AND OTHER HYDROCARBONS BY WHATSOEVER NAME KNOWN THAT MAY BE WITHIN OR UNDER THE PARCEL OF LAND HEREINABOVE DESCRIBED WITHOUT, HOWEVER, THE RIGHT TO DRILL, DIG OR MINE THROUGH THE SURFACE OR THE UPPER 500 FEET THEREOF, AS RESERVED BY THE STATE OF CALIFORNIA, RECORDED JANUARY 4, 1971 IN BOOK D4933 PAGE 927, OFFICIAL RECORDS, IN THAT PORTION OF THE NORTHERLY 25 FEET OF LOT 13 OF ARNOLD AND MlLL CO.'S OlIVEWOOD SUBDIVISION, IN THE CITY OF PASADENA, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA AS DESCRIBED ABOVE.









                                   EXHIBIT A-2

                                 INTRODUCTION

    THIS LEASE dated as of the first day of January, 1989, (which date is to be used for reference purposes only) is made by and between PASADENA GATEWAY PLAZA, a California limited partnership, having an office at c/o Trenton Development Corporation, 6500 Wilshire Boulevard, Suite 1800, Los Angeles, California 90048 ("Landlord") and PAN AMERICAN UNDERWRITERS, INC., a Nevada corporation ("Tenant").

                                  ARTICLE 1

                           SUMMARY OF BASIC TERMS

    1.1 PURPOSE. This Article defines certain basic terms used in this Lease, subject, however, to qualifications, adjustments and exceptions set forth elsewhere herein.

    1.2 LAND. The term "Land" means that certain real property in the City of Pasadena, County of Los Angeles, State of California, the legal description for which is set forth in Exhibit A.

    1.3 BUILDING. The term "Building" means that certain office building constructed on the land and having the street address of 300 North Lake Avenue, including the parking garage, outside plazas, atrium, lobbies, office and commercial space, landscaping, water elements, fine art and the Land.

    1.4 PREMISES. The term "Premises" means the space on the second and third floors of the Building, known as Suites 200 and 300 and located substantially as shown on the floor plans attached hereto as Exhibit B, subject to relocation to other floor(s) pursuant to Article 22 (if applicable).

    1.5 LEASE TERM. The phrase "Lease Term" means the term of this Lease, which shall be a period of five (5) years, commencing as set forth in Section 2.2, plus the period of the Extension Option (as hereinafter defined), as set forth in Section 2.7, if exercised, plus a stub period of a partial month as necessary in order for the Lease Term to end on the last day of a month; unless the Lease Term is terminated earlier pursuant to any of the provisions of this Lease or pursuant to law.

    1.6. BASIC RENT. The phrase "Basic Rent" means the sum of Seven Hundred Sixty-One Thousand Nine Hundred Fifty-Seven Dollars ($761,957) per annum, which is comprised of basic monthly rental of $2.20 per Rentable square foot ($26.40 per Rentable square foot per annum), for the first five
(5) years of the Lease Term, and Eight Hundred Ninety-Three Thousand Five Hundred Sixty-Eight Dollars ($893,568) per annum which is comprised of basic monthly Rental of $2.58 per Rentable square foot ($30.96 per Rentable square foot per annum), for the second five (5) years of the Lease Term (the Extension Option term, as set forth in Section 2.7.) The Rentable Area of the Premises is set forth in Section 1.14.

    1.7 TENANT'S SHARE. The phrase "Tenant's Share" shall mean nine and ninety-two hundreds percent (9.92%).

    1.8 SECURITY DEPOSIT. The phrase "Security Deposit" means a security deposit in the amount of monthly Basic Rent, from time to time, to be held and used by Landlord as provided in Article 5; provided that so long as Pan American Underwriters, Inc. is the Tenant, Landlord waives its right to a Security Deposit.

    1.9 TENANT'S PARKING. The phrase "Tenant's Parking" means one hundred twelve (112) unreserved parking spaces and three (3) reserved parking spaces in the Building parking garage. Tenant's Parking shall be as provided in Section 26.1, except that the three (3) reserved parking spaces and eighty seven (87) of the unreserved parking spaces shall be free of charge to Tenant for the first five (5) years of the Lease Term.

    1.10 BROKERS. The phrase "Landlord's Broker" means John Alle Company, whose address and telephone number are:


                     Address:     35 North Lake Avenue
                                  Suite 910
                                  Pasadena, California 91101

                     Telephone:   (818) 795-1511

The phrase "Tenant's Broker" means Coldwell Banker Commercial Real Estate, whose address and telephone number are:

                      Address:     5757 Wilshire Boulevard, Suite 110
                                   Los Angeles, California
                      Telephone:   (213) 930-5908

    1.11 PRIOR ADDRESS. The address of Tenant prior to the Commencement Date (as hereinafter defined) is:

                         626 South Kingsley Drive
                         Los Angeles, California 90005

    1.12 TENANT'S IDENTITY. Tenant is a corporation incorporated in the Sate of Nevada.

    1.13 PERMITTED USE. The term "Permitted Use" means the use of the Premises strictly in accordance with Section 6.1.

    1.14. RENTABLE AREA OF THE PREMISES. Upon the occurrence of the Commencement Date, as hereinafter defined, the phrase "Rentable Area of the Premises" shall be conclusively presumed to mean twenty-eight thousand eight hundred sixty-two (28,862) square feet, unless changed in accordance with the provisions of this Lease. The Rentable Area of Suite #300 is twenty-two thousand one hundred and three (22,103) square feet, and of Suite #200 is six thousand seven hundred fifty-nine (6,759) square feet. The Usable Area of the Premises is at least 91% of the Rentable Area.

    1.15 RENTABLE AREA OF THE BUILDING. Upon the occurrence of the Commencement Date, as hereinafter defined, the phrase "Rentable Area of the Building" shall be conclusively presumed to mean 296,076 square feet unless changed in accordance with the provisions of this Lease.

    1.16 ANTICIPATED COMMENCEMENT DATE. The Anticipated Commencement Date is: June 1, 1989.

                                    ARTICLE 2

                           DEMISE, TERM AND OCCUPANCY

    2.1 DEMISE. Landlord hereby leases the Premises to Tenant, and Tenant hereby hires the Premises from Landlord, pursuant to the provisions of this Lease, reserving however to Landlord:

            (a) the sole and exclusive right to consent to the use or occupancy of the Premises by any person other than Tenant, whether by sublease, assignment or otherwise, as governed by Section 19.1;

             (b) all of the Building, as more fully set forth in Section 12.1, except for the space within the inside surfaces of the walls, hung ceilings, floors, windows and doors bounding the premises; and

             (c) the rights, interests, and estates reserved to Landlord by provisions of this Lease or operation of law.

    2.2     TERM.

             (a) Commencement. The Lease Term (a) shall commence on the date (the "Commencement Date") that is the earlier to occur of (i) the date on which the Premises are Ready for Occupancy (as defined in this Article) or
(ii) the date Tenant, or anyone claiming under or through Tenant, first occupies the Premises or any part thereof, with Landlord's consent, for any purpose, and (b) shall end at noon on the last day of the Lease Term (the "Expiration Date") or on such earlier date upon which this Lease shall be terminated pursuant to any of the provisions of this Lease or pursuant to law. After the Commencement Date, upon Landlord's request, Tenant shall promptly execute a "Memorandum of Lease Commencement" in the form attached hereto as Exhibit C, which shall specify the calendar dates of the Commencement Date and the Expiration Date. The failure by Tenant to execute a Memorandum of Lease Commencement Date when requested by Landlord shall not affect the occurrence of the Commencement Date or Expiration Date.

    2.3 DELAY. If Landlord is unable to deliver to Tenant possession of the Premises on the Anticipated Commencement Date as set forth in Section 1.16, whether as a result of the failure of Landlord substantially to complete the Tenant Improvements or for any other reason, Landlord shall not be liable for any damages caused thereby. In such event, this Lease shall not be void or voidable, provided that the Tenant Improvements are completed and possession is tendered to Tenant Ready for Occupancy (as that term is defined in subsection 2.6(b), below)
within seventy five (75) days after the Anticipated Commencement Date set forth in Section 1.16 hereof; subject to further extensions aggregating no more than ninety (90) days due to acts of God, war, labor strikes, and other occurrences beyond the control of Landlord, plus any period of time due to delays caused by Tenant. In the event of such late delivery of the Premises, the Commencement Date of this Lease shall be postponed by the length of such delay in delivering possession. If Landlord has not tendered possession to Tenant within said period in which such delay is excused as aforesaid, this Lease shall be voidable without further obligation at the option of Tenant upon written notice to Landlord received within five (5) days after the expiration of said period; provided, however, should Landlord anticipate that it will be unable to tender possession to Tenant until a date subsequent to the expiration of the period for which such delay is excused, Landlord may, at its election, give Tenant written notice of the date on which it can deliver possession to Tenant, and Tenant shall then have five (5) days in which to give written notice to Landlord of its election to terminate this Lease, Absent Landlord's receipt of such written notice within said five (5) days, Landlord's further delay shall be deemed excused and waived by Tenant unless possession still is not tendered to Tenant more than five (5) days after the delayed Commencement Date stated in Landlord's aforesaid notice.

    2.4 BANKRUPTCY PRIOR TO COMMENCEMENT DATE. If at any time prior to the Commencement Date there shall be filed by or against Tenant in any court pursuant to any statute either of the United States or of any State a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver or trustee or conservator of all or a portion of Tenant's property, or if Tenant makes an assignment for the benefit of creditors, this Lease shall IPSO FACTO be canceled and terminated and in such event neither Tenant nor any person claiming through or under Tenant or by virtue of any statute or of an order of any court shall be entitled to possession of the Premises. In addition to the other rights and remedies given by Article 16 hereof or by virtue of any other provision in this Lease contained or by virtue of any statute or rule of law, Landlord may retain as damages any rent, security deposit or moneys received by it from Tenant or others on behalf of Tenant.

    2.5 OBLIGATIONS AND DUTIES. Tenant shall be bound, as of the Lease Date, by all obligations and duties under this Lease, except as otherwise specifically provided herein. Failure of Tenant to fulfill any such obligation and/or duty before any other obligation and duty becomes binding shall not preclude Landlord from obtaining any remedy available hereunder, at law, or in equity.

    2.6  PREPARATION OF PREMISES.

         (a) PREPARATION OF PREMISES. The Premises shall be prepared for Tenant's occupancy in accordance with the Work Letter for Tenant Improvements attached hereto as Exhibit D (the "Work Letter").

         (b) READY FOR OCCUPANCY. The Premises shall be "Ready for Occupancy" when (1) Landlord has substantially completed the work it is obligated to perform pursuant to the Work Letter; and the same shall be deemed substantially completed notwithstanding the fact that minor details of construction, mechanical adjustments or decoration, which do not materially interfere with Tenant's use of the Premises ("punch-list and pick-up items"), remain to be performed; (ii) Landlord has obtained a certificate of occupancy or temporary certificate of occupancy for the Building or the portion of the Building where the Premises are located; (iii) the Building's sanitary, electrical, elevator, heating, ventilating and air conditioning systems are operational to the extent necessary to provide reasonably adequate services to the Premises; and (iv) access to the Premises is available to Tenant. However, if completion of any of the above four requirements for the Premises being Ready for Occupancy is delayed due to (i) any act or omission of Tenant or any of its employees, agents or contractors, including but not limited to, delays due to changes in or additions to Landlord's Work (as defined in the Work Letter) requested by Tenant or delays by Tenant in the submission of plans, drawings, specifications or other information, the approval of working drawings or estimates, or the giving of necessary authorizations or approvals regarding tenant improvements, or (ii) the inclusion in Landlord's Work of any Special Work (as defined in the Work Letter), or a shortage or unavailability of materials required for Special Work, then the Premises shall be deemed to have been Ready for Occupancy on the date that said four requirements would have been completed but for such delay. Landlord shall give Tenant at least fifteen (15) days notice in advance of the date on which Landlord estimates that the Premises will be Ready for Occupancy. Any variance between the date so estimated and the actual date on which the Premises are Ready for Occupancy shall be of no consequence, and Landlord shall not incur any liability on account of such variance.

         (c) ACCEPTANCE. On the Commencement Date, Tenant shall be deemed to have accepted the Premises and to have found them to be in satisfactory condition, except for so-called "punch-list" and "pick-up" items. Tenant shall inspect the Premises and, if Tenant finds any punch-list or pick-up items, shall submit said list to Landlord together with an executed Memorandum of Lease Commencement (See Exhibit "C"), describing said items with reasonable specificity and detail, within 10 days after the Commencement Date.

         (d) BUILDING CONSTRUCTION WARRANTY. Notwithstanding anything in this Lease to the contrary, Landlord warrants that the Building, including all of the tenant improvements was constructed in compliance with all applicable, codes.

    2.7 EXTENSION OPTION. Tenant shall have one (1) option to extend the term of this Lease for five (5) years ( the "Extension Option"). Tenant shall be required to give Landlord written notice of its election to exercise the Extension Option at least six (6) months prior to commencement date of the term of the Extension Option. Time is of the essence with respect to the requirement that Tenant give timely notice of its election to exercise the Extension Option, and Tenant's failure to exercise the Extension Option shall constitute a material, irredeemable and incurable failure to satisfy a condition precedent to the vesting of any rights in Tenant purusant to the Extension Option, and Tenant expressly waives any right to claim relief from forfeiture, or any other form of equitable relief from consequences of any untimely exercise of the Extension Option. The implied covenant of good faith and fair dealing under this Lease shall not be construed to impose upon Landlord any obligation to notify Tenant in advance of the impending deadline for the exercise of the Extension Option, nor shall it obligate Landlord to excuse the tardy exercise of the Extension Option, however slight.

    Tenant shall not have the right to exercise the Extension Option, notwithstanding anything set forth above to the contrary: (a) during the time commencing from the date Tenant becomes in default under any material non-monetary provision of this Lease, and Landlord gives to Tenant a written notice thereof, and continuing until the default alleged in said notice is cured, or (b) during the period of time commencing on the day after a monetary obligation to Landlord is due from Tenant and unpaid continuing until the obligation is paid. The period of time within which the Extension Option may be exercised shall not be extended or enlarged by reason of the foregoing conditions precedent. All rights of Tenant to the Extension Option shall terminate and be of no further force or effect even after Tenant's due and timely exercise thereof, if, after such exercise, but prior to the commencement date of the term of the Extension Option: (a) Tenant fails to pay to Landlord a monetary obligation of Tenant for a period of ten (10) days after Landlord gives written notice thereof to Tenant; (b) Tenant fails to cure a material non-monetary default within thirty (30) days after Landlord gives written notice to Tenant of such default; provided, however, that if the nature of Tenant's default is such that more than thirty (30) days are reasonably required for its cure, then Tenant shall not be in default if it begins such cure within the thirty (30) day period described above, and, thereafter, diligently prosecutes such cure to completion; or (c) Landlord gives to Tenant three (3) or more notices of default (and Tenant was in fact in default in such instances), whether or not such defaults are ultimately cured. Landlord's waiver of its right to TERMINATE this Lease due to Tenant's default in any instance shall not be deemed waiver of the foregoing conditions precedent and conditions subsequent to the exercise of the Extension Option.

                                   ARTICLE 3

                                      RENT

    3.1 RENTS. During the Lease Term, Tenant shall pay to Landlord the following rents for the Premises (the "Rents"): (a) Basic Rent as set forth in Section 1.6, which shall be due and payable in equal monthly installments, in advance during the period beginning with the Commencement Date, and on the first day of each and every calendar month thereafter during the Lease Term, and (b) additional charges ("Additional Charges") consisting of all other sums of money payable by Tenant under the provisions of this Lease. Notwithstanding, the first installment of Basic Rent shall be due and payable upon execution of this Lease.

    3.2 PAYMENT. Tenant shall pay the Rents when due, without notice or demand, and without any abatement, deduction or setoff, except for abatements expressly provided for elsewhere in this Lease. Tenant shall pay the Rents in lawful money of the United States, to Landlord at its office in the Building or to such other person or place as Landlord may designate from time to time. If Tenant pays Rents by check, the check must be drawn on a bank that is a member of the California Bankers Clearing House Association.

    3.3 PRORATION. If the Commencement Date occurs on a day other than the first day of a calendar month, the Basic Rent for the partial calendar month at the commencement of the Lease Term shall be prorated on the basis of the actual number of days in said month, and Tenant shall receive a credit against the monthly installment of Basic Rent next coming due for any overpayment made in the first installment of Basic Rent. If the Lease Term ends or this Lease otherwise terminates on a day other than the last day of a calendar month, the Basic Rent for such last partial month shall be prorated based on the actual number of days in said month.

    3.4 EXCUSED RENT. As a material inducement to Tenant's signing of this Lease, Landlord hereby unconditionally excuses Tenant from liability for Basic Rent for the first fifteen (15) months of the term of this Lease.

    3.5 GOVERNMENT RENT RESTRICTIONS. If the amount of the Rents payable in accordance with this Article, including Basic Rent adjustments pursuant to
Section 3.4, exceeds that allowed by the terms of any valid government restriction which limits the amount of rent or other charges which a commercial lessor may charge or collect, the amount of Rents payable under this lease shall be the maximum permitted by such governmental restriction for the period of time during which such restriction remains in effect. However, all increases in Rents provided for in this Lease shall, to the extent permitted by law, be calculated upon the amount of the Rents which would have been payable in the absence of the government restriction, and, effective as of the expiration of the government restriction, the Rents payable hereunder shall be increased to the amount that would have prevailed had the government restriction never been in effect. Moreover, to the fullest extent permitted by law, on the first due date for an installment of Basic Rent following expiration of the government restriction, Tenant shall pay to Landlord as Additional Charges and amount equal to the difference between the amount of Rents which Tenant would have paid if the government restriction had not been in force and the amount of Rents actually paid by Tenant during the period in which the government restriction remained in effect.

    3.6 PARTIAL PAYMENT. No payment by Tenant or receipt or acceptance by Landlord of a lesser amount than the correct Basic Rent or Additional Charges due shall be deemed to be other than a payment on account, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment, endorsement or statement, without prejudice to any right of Landlord to recover the balance, and irrespective of any such check or payment, endorsement or statement, Landlord may treat such partial payment as a default or pursue any other remedy provided in this Lease or at law.

    3.7 LATE CHARGE. Tenant hereby acknowledges that the late payment of Rents will cause Landlord to incur damages, including administrative costs, loss of use of the overdue funds and other costs, the exact amount of which would be impractical and extremely difficult to ascertain. Landlord and Tenant therefore agree that if Landlord does not receive a payment of Rent within ten (10) days after the date that such payment is due, Tenant shall pay to Landlord, as Additional Charges, a late charge equal to five percent (5%) of the overdue amounts.

                                      ARTICLE 4

                            OPERATING EXPENSE ADJUSTMENTS

     4.1 OPERATING EXPENSE DEFINITIONS. For the purpose of this Article, the following terms shall have the meanings here ascribed to them:

           (a) COSTS OF OPERATION. "Costs of Operation" shall mean, in the Base Year and in any Comparison Year, as such terms are hereafter defined, and subject to the adjustment set forth in Subsection 4.1 (c), all expenses, costs and disbursements of every kind and nature paid or incurred by or on behalf of Landlord with respect to or for the operation, maintenance and management of the building. Without in any way limiting the generality of the foregoing, Costs of Operation shall include the following:

                 (i) Wages (including all fringe benefits of every nature and kind, Workers' Compensation and payroll taxes, but not exceeding compensation paid in comparable first class buildings in the Pasadena area), of employees of Landlord engaged in the operation, maintenance and management of the Building;

                  (ii) Costs of goods, tools, supplies and services supplied or used in or with respect to the operation, maintenance and management of the Building, including without limitation the cost of insurance premiums and insurance consultants; cleaning, painting, janitorial, trash removal, security (including uniforms) and other services; accounting and other consultants' fees; legal fees (excluding legal fees for services rendered in connection with the leasing of space in the Building); operation of elevators and security systems; heating, cooling, air conditioning and ventilating; hot and cold water, gas, electricity (including lighting), sewer and other utilities; maintenance of and repairs to the Building (other than repairs required of other lessees or occupants of the Building) and to any equipment, machinery or apparatus, including elevators, therein; window cleaning; service agreements for equipment; fees, licenses, permits and inspections; depreciation on personal property, tools, moveable equipment and coverings used in the repair, maintenance or operation of the Building or provided by Landlord for the use or benefit of lessees or occupants, including without limitation window coverings and carpeting in public corridors and common areas; contesting the validity or applicability of any law if a successful contest would reduce Costs of Operation; maintenance, operation and repairs of the parking garage, landscaping, signs, Plazas, furnishings, water elements, sidewalks, streets and walkways in or adjacent to the Building; compliance with Transportation Management Requirements (as hereinafter defined); and design, implementation, or participation in Transportation Management Programs (as hereinafter defined.)

                  (iii) Management fees and other costs and expenses paid to Landlord's managing agent, or, if no managing agent is employed by Landlord, but Landlord Itself performs the services of a managing agent, then, a sum in lieu thereof which does not exceed the then-prevailing rates for management fees for other first-class office buildings in the City of Pasadena;

                  (iv) Costs of capital improvements and replacements made after completion of the Building in accordance with Section 2.6(d) amortized over the lesser of the useful life of such improvements or the period of cost recovery permitted pursuant to the Internal Revenue Code, including (but only during the amortization period) interest charges incurred by Landlord in connection with such capital improvements and replacements made after completion of the Building;

                   (v) Rentals paid by Landlord with respect to machinery, equipment, tools, materials, facilities or systems installed or used after completion of the Building and provided or used by Landlord for the normal maintenance of the Building;

                   (vi) Those taxes, duties, charges, levies and assessments which are expenses as a part of the Building's operation, maintenance and management, but which are not included within Taxes (as defined below), such as sales, use, payroll and utility taxes;

                   (vii) All expenses and costs incurred by Landlord (other than for capital improvements made after completion of the Building in accordance with Section 2.6(d), which are covered by item (iv) above) as a result of or in order to comply with laws, including without limitation laws pertaining to energy or natural resource conservation or environmental protection (such as the costs of securing alternative sources of utilities, energy, or services, and the costs of making the Building or the premises compatible with the use of such alternative source); and

                   (viii) All charges, taxes, surcharges, assessments or penalties imposed by any governmental agency or public utility as a means of conserving or controlling the consumption of water, gas, electricity, energy sources or products, natural resources, or other products or services.

              (b)   COSTS OF OPERATION - EXCLUSIONS.  Costs of
Operation shall exclude the following:

                   (i)    Taxes (as defined in Subsection 4.1(d));

                   (ii) Costs incurred by Landlord with respect to goods and services (including utilities) supplied to lessees and occupants of the Building to the extent that such lessees and occupants directly reimburse Landlord for such costs other than as provided in this Article 4;

                   (iii) Costs incurred by Landlord for the repair of damage to the Building to the extent that Landlord is reimbursed by insurance proceeds;

                   (iv) Costs incurred by Landlord with respect to the installation of tenant improvements made for new tenants in the Building; and

                   (v) Depreciation (other than on personal property, tools and moveable equipment as described in Clause (ii) of Subsection 4.1(a) above), and interest and principal on mortgages encumbering the Building or the Land.

                   (vi) Costs incurred in auditing Costs of Operation if paid by Landlord for an audit requested by a tenant of the Building pursuant to Section 4.2(d) of such tenant's lease.

            (c) COSTS OF OPERATION - ADJUSTMENTS. In the event that during any period in the Base Year or a Comparison Year less than ninety five percent (95%) of the Rentable Area of the

Building is occupied and fully serviced, the Variable Costs of Operation shall be adjusted to what the Variable Costs of Operation would have been if ninety five percent (95%) of the Rentable Area of the Building had been occupied and fully serviced throughout the Base Year or the Comparison Year, as the case may be.

            (d) TAXES. "Taxes" shall mean, in the Base Year or any Comparison Year, all of the following: (i) all taxes, general and special assessments, duties, charges and levies of every kind, character and description whatsoever, levied, imposed or charged upon or against the Building or any part thereof (including, without limitation, the parking garage or the various estates in the Building or any part thereof or upon Landlord with respect thereto; except as set forth in Subsection 9.5(c); (ii) all taxes levied, imposed or charged on real and personal property used in the operation, maintenance or management of the Building; (iii) all taxes levied, imposed or charged against or measured by or based upon the rent payable by lessees and occupants of the Building or the value of the Building or any part thereof; (iv) all taxes and fees of every kind, character and description whatsoever, from time to time levied, imposed or charged in the future in lieu thereof or for which Landlord is liable with respect to the Building, including all taxes and assessments levied for any public or mass transit or people-mover system; and (v) costs and expenses (including legal and other professional fees except legal fees for services rendered in connection with the leasing of space in the Building and interest on deferred payments) incurred by Landlord in contesting the amount, validity or applicability of any of the foregoing. All Taxes shall be paid in installments wherever permitted by the taxing public agency, and such installments shall be charged to Taxes when paid. Taxes shall not include Landlord's income, franchise, gift, estate, inheritance, transfer, excise or excess-profits taxes to the extent that any such income, franchise, gift, estate, inheritance, transfer, excise or excess-profits taxes are not proclaimed by a governmental body to be levied in whole or in partial substitution for any Taxes. In the event any Taxes of a type described in Clauses (iii) and (iv) of this Subsection 4.1(d) are now or hereafter levied, imposed or charged, for purposes of this Lease, Tenant's Share of such Taxes shall be based on the assumptions that the Building is the only commercial building owned and operated by Landlord and that the rental or other income received by Landlord from the Building is the only rental and income received by Landlord. Net recoveries through protest, appeals or other actions taken by Landlord, including legal and other actions taken by Landlord, after deduction of all costs and expenses, including legal and other professional fees and costs, shall be deducted from Taxes for the year of receipt. If, at the time Taxes for the Base Year or any Comparison Year are assessed, the Building has not been fully completed (including installation of tenant improvements in all of the space to be leased to tenants on all floors of the completed Building) the Taxes for the Base Year or such Comparison Year shall be adjusted to include what the Taxes would have been if the Building had been completed at the time of such assessment, and if all such spaces in which tenant improvements have not been installed had contained tenant improvements valued for the purposes of such assessment at the per square foot of Usable Area Cost of standard tenant improvement work as of the Commencement Date.

            (e) BASE COSTS OF OPERATION. "Base Costs of Operation" shall mean the per square foot Costs of Operation for the Building for the first twelve (12) full calendar months of the Lease term, subject to the adjustment set forth in Subsection 4.1(c), which is determined by dividing the Costs of Operation, as so adjusted, by the number of square feet of Rentable Area of the Building. The Basic Rent includes Tenant's Share of the Base Costs of Operation.

            (f) BASE TAXES. "Base Taxes" shall mean the per square foot Taxes for the Building for the first twelve (12) full calendar months of the Lease Term, subject to the adjustment set forth in Subsection 4.1(d), which is determined by dividing such taxes, as so adjusted, by the number of square feet of Rentable Area of the Building. The Basic Rent includes Tenant's Share of the Base Taxes.

            (g) COMPARISON YEAR. "Comparison Year" shall mean each calendar year after the calendar year in which the Lease Term begins and in which any portion of the Lease Term falls.

            (h)    BASE YEAR.   "Base Year" shall mean the first twelve
(12) calendar months of the Lease Term.

      4.2   ADJUSTMENT OF RENTS.

            (a) COSTS OF OPERATION. If, for any Comparison Year, Tenant's Share of Costs of Operation exceeds the product of the Base Costs of Operation (on a per square foot basis as set forth above) multiplied by the Rentable Area of the Premises, Tenant shall pay the excess amount to Landlord, as Additional Charges. Tenant shall pay such Additional Charges in the following manner;

                   (i)      Prior to the commencement of any Comparison
Year, or as soon thereafter as possible, Landlord shall furnish to Tenant a statement showing Landlord's estimate of the Costs of Operation for the Comparison Year and the amount of any Additional Charges due from Tenant, based upon that estimate.

                   (ii) On or before the first day of each calendar month during the Comparison Year, Tenant shall pay one-twelfth (1/12) of the Additional Charges due from Tenant for the Comparison Year, as shown by the statement; provided, however, that if only a portion of a Comparison Year falls within the Lease Term, on or before the first day of each calendar month during the partial Comparison Year within the Lease Term, Tenant shall pay to Landlord a sum equal to the total estimated Additional Charges due from Tenant for that partial Comparison Year (based on the proration set forth in Clause (iv) of this Subsection) divided by the number of calendar months in that partial Comparison Year (counting any fractional calendar month as a whole month). If Landlord's statement is furnished after January 1 of a Comparison Year, on or before the first day of the first calendar month following Tenant's receipt of Landlord's statement, in addition to the monthly installment of estimated Additional Charges for the Comparison Year due on that date, Tenant shall pay another monthly installment of estimated Additional Charges for each calendar month or fraction thereof that has already elapsed in that Comparison Year.

                  (iii) There shall be a final adjustment at the end of each Comparison Year, to reflect actual Costs of Operation, as provided in Subsection 4.2(d).

                  (iv) If the Commencement Date is other than January 1 or the Lease Term expires or terminates on a day other than December 31, the Additional Charges payable by Tenant shall be prorated on a daily basis, based on a 360-day year.

            (b) TAXES. During the first five (5) years of the Lease Term, Tenant's Share of Taxes shall not include Tenant's Share of any increase in Taxes attributable to any sale or change of ownership of the Building, or any portion thereof (as defined by the California Revenue and Taxation Code and the California Administrative Code, and applicable rules and regulations) but shall include Tenant's Share of such an increase in Taxes during the second five (5) years of the Lease Term (i.e., the Extension Option Term). If, for any Comparison Year in or after which the fifth anniversary of the Commencement Date occurs, Tenant's Share of Taxes exceeds the product of the Base Taxes (on a per square foot basis as set forth above) multiplied by the Rentable Area of the Premises, Tenant shall pay the excess amount to Landlord, as Additional Charges. Tenant shall pay such Additional Charges in the following manner:

                  (i) Prior to the Comparison Year in which the fifth anniversary of the Commencement Date occurs, and prior to the commencement of each succeeding Comparison Year, or as soon thereafter as possible, Landlord shall furnish to Tenant a statement showing Landlord's estimate of Taxes for the Comparison Year and the amount of any Additional Charges due from Tenant, based upon that estimate.

                  (ii) On or before the first day of each calendar month during the Comparison Year, Tenant shall pay one-twelfth (1/12th) of the Additional Charges due from Tenant for the Comparison Year, as shown by the statements; provided, however, that if only a portion of a Comparison Year falls within the Lease Term, on or before the first day of each calendar month during the partial Comparison Year within the Lease Term, Tenant shall pay the Landlord a sum equal to the total estimated Additional Charges due from Tenant for that partial Comparison Year based on the proration set forth in Clause (iv) of this subsection divided by the number of calendar months in that partial Comparison Year (counting any fractional calendar month as a whole month). If Landlord's statement is furnished after January 1 of a Comparison Year, on or before the first day of the first calendar month following Tenant's receipt of Landlord's statement, in addition to the monthly installment of estimated Additional Charges for the Comparison Year due on that date, Tenant shall pay another monthly installment of said estimated Additional Charges for each calendar month or fraction thereof that has already elapsed in that Comparison Year.

                  (iii) If the Commencement Date is other than January 1 or the Lease Term expires or terminates on a day other than December 31, an appropriate adjustment shall be made in the Additional Charges payable by Tenant in the partial Comparison Year beginning or concluding the Lease Term, reflecting the length of that partial Comparison Year and the Taxes relating to that period.

                  (iv) There shall be a final adjustment at the end of each Comparison Year, to reflect actual Taxes, as provided in Subsection 4.2(d).

          (c) REVISED ESTIMATES. Quarterly during the Comparison Year, and with respect to Taxes, upon the receipt of a tax bill or notification of assessed value, Landlord may revise its estimates of Taxes and Costs of Operation for the Comparison Year. The estimated amounts of Additional Charges on account of Taxes and Costs of Operations, and the installment payments with respect thereto, described in Subsections 4.2(a) and (b), shall then be adjusted as necessary to assure that, as nearly as possible, Tenant shall have paid Tenant's Share of Additional Charges on account of Costs of Operation, based on the revised estimates, by the end of the Comparison Year and that Tenant shall have paid Tenant's Share of Additional Charges on account of Taxes when due in accordance with Subsection 4.2(b).

          (d) FINAL STATEMENT. As soon as practicable after the end of each Comparison Year (including the Comparison Year in which the Lease Term concludes), Landlord shall present Tenant with a final statement (the "Final Statement") of actual Costs of Operation and Taxes for that Comparison Year. Within five days of presentation of the Final Statement, Tenant shall pay Landlord, as Additional Charges, any amount due for Tenant's Share of Taxes and Costs of Operation. Any credit due Tenant for overpayment of Tenant's Share of Taxes and Costs of Operation shall be credited against the monthly installments of Basic Rent next coming due (except that Landlord shall refund to Tenant the amount of any such credit for the final Comparison Year in the Lease Term). In the event Tenant shall dispute the amount set forth in the Final Statement, Tenant shall have the right not later than ninety (90) days following receipt of such Final Statement to cause Landlord's books and records with respect to the preceding calendar year to be audited by a certified public accountant mutually acceptable to Landlord and Tenant. The findings of such auditor shall be binding on Landlord and Tenant. The amounts payable under this subsection by Landlord to Tenant or by Tenant to Landlord, as the case may be, shall be appropriately adjusted on the basis of such audit. If such audit discloses a liability for further refund by Landlord to Tenant in excess of ten percent (10%) of the payments previously made by Tenant for such calendar year, the cost of such audit shall be borne by Landlord (but not included in Tenant's Share of the Base Costs of Operation); otherwise the cost of such audit shall be borne by Tenant. If Tenant shall not request an audit in accordance with the provisions of this Subsection within ninety (90) days of receipt of Landlord's Final Statement, such Final Statement shall be conclusively binding upon Landlord and Tenant.

                                   ARTICLE 5

                                SECURITY DEPOSIT

     5.1 SECURITY DEPOSIT. Subject to Section 1.8, above, Tenant shall deposit the Security Deposit with Landlord as security for the full and faithful performance and observance by Tenant of Tenant's covenants and obligations under this Lease. If Tenant defaults in the performance of any of Tenant's covenants and obligations under this Lease, including, but not limited to, the payment of Rents, the repair of damage to the Premises caused by Tenant or the cleaning of the Premises after expiration of the Lease Term or earlier termination of this Lease, the Landlord may apply all or part of the Security Deposit to the cost of repairing such damage, the cost of cleaning the Premises, or the payment of any other sum which Landlord may expend or may be required to expend by reason of Tenant's default with respect to any of the terms, covenants and conditions of this Lease, and otherwise to compensate Landlord for any other loss or damage to Landlord occasioned by Tenant's default, including, but not limited to, any damage or deficiency in the reletting of the Premises, whether such damage or deficiency accrues before or after summary proceedings or other reentry by Landlord. If Landlord so uses all or part of the Security Deposit, Tenant shall upon demand immediately deposit with Landlord the sum necessary to replace the amount used. If Tenant shall fully and faithfully comply with all of Tenant's covenants and obligations under this Lease, the Security Deposit, or any balance thereof, shall be returned or paid over to Tenant no later than sixty (60) days after expiration of the Lease Term or earlier termination of this Lease and delivery to Landlord of possession of the Premises. In the event of any sale or lease of Landlord's interest in the Building, Landlord shall have the right to transfer the Security Deposit, or balance thereof, to the vendee or lessee and any such transfer shall release Landlord from all liability to Tenant for the return of the Security Deposit. Tenant shall not assign or encumber or attempt to assign or encumber the Security Deposit or any interest in it and Landlord shall not be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance. Landlord shall not be required to keep the Security Deposit separate from its general funds and shall not have any fiduciary or other duties concerning the Security Deposit except as set forth in this Article. Tenant shall not be entitled to any interest on the Security Deposit. Tenant hereby waives the provisions of Section 1950.7 of the California Civil Code, and all other provisions of law, now or hereafter enacted, regarding security deposits, including, without limitation, (i) those which provide that Landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in payment of rent, to repair damage caused by Tenant or to clean the Premises, it being agreed that Landlord may in addition claim those sums reasonably necessary to compensate Landlord for any other loss or damage, foreseeable or unforeseeable, caused by the act or omission of Tenant or any officer, employee, agent or invitee of Tenant; and
(ii) those which provide that, upon the termination of Landlord's interest in the Premises, Landlord shall either transfer to Landlord's successor, or refund to Tenant, any balance remaining from security deposits and cleaning fees, it being agreed that if Landlord transfers its interest in the Premises and the Security Deposit and does not refund the Security Deposit to Tenant, Tenant shall look solely to Landlord's successor for any refund to which Tenant may be entitled.

                                    ARTICLE 6

                         USE AND COMPLIANCE WITH LAW

     6.1 USE. Tenant shall use and occupy the Premises for executive, professional (except medical) and/or administrative office purposes in connection with Tenant's business or profession, and for no other purpose whatsoever. Tenant acknowledges that, unless otherwise in this Lease expressly provided, neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the suitability of the Premises or the Building for the conduct of Tenant's business or profession.

     6.2 LICENSES AND PERMITS. If any governmental license or permit, other than the initial Certificate of Occupancy for the Premises, shall be required for the proper and lawful conduct of Tenant's business or the Permitted Use in the Premises, Tenant, at its expenses, shall duly procure and thereafter maintain such license or permit and submit the same to Landlord for inspection. Tenant shall at all times comply with the terms and conditions of each such license or permit.

    6.3 PROHIBITED USES. Tenant shall not at any time use or occupy or allow any person to use or occupy the Premises, or do or permit anything to be done or kept in the Premises, in any manner which (a) violates any certificate of occupancy in force for the Premises or for the Building; (b) causes or is liable to cause damage to the Building, the Premises or any equipment, facilities or other systems therein; (c) constitutes a violation of law; (d) impairs or tends to impair the proper and economic maintenance, operation and repair of the Building or its equipment, facilities, or systems; (e) interferes with the transmission or reception of microwave, television, radio or other communications signals by antenna located on the roof of the Building or elsewhere in the Building; or (f) violates any of the Rules and Regulations ("Rules and Regulations") or the Parking Rules and Regulations ("Parking Rules and Regulations") attached hereto as Exhibits E and F, respectively, and incorporated herein by this reference.

    6.4 COMPLIANCE BY TENANT. If Landlord or Tenant receives any notice of the violation of any law involving the Premises or their use and occupancy by Tenant, the party receiving such notice shall promptly forward a copy thereof to the other. Tenant shall, at Tenant's expense, comply with all laws and all recorded covenants, conditions and restrictions that impose any obligation, order or duty on Landlord or Tenant, arising from or related to
(a) Tenant's use of the premises; (b) the manner of conduct of Tenant's business or operation of its installations, equipment or other Property therein; (c) any cause or condition created by or at the instance of Tenant, or (d) breach of any Tenant's obligations hereunder; and Tenant shall pay all the costs, expenses, fines, penalties and damages which may be imposed upon Landlord by reason of or arising out of Tenant's failure to fully and promptly comply with and observe the Provisions of this Section. Where Tenant's compliance as required by this Section necessitates actions by Tenant for which this Lease requires Landlord's consent, Tenant shall obtain Landlord's consent before taking such actions. Any repairs or alterations of the Premises by Tenant pursuant to this Section shall be subject to the provisions of Article 8. Should Landlord or Tenant learn or have reasonable cause to believe that a hazardous substance has been released in the Premises or anywhere else in or beneath the Building, such party shall give the other prompt written notice thereof, whether or not the release is in quantities that would otherwise be reportable to a public agency.

    6.5 SERVICE CONTRACTS. Tenant shall neither contract for, nor employ any labor in connection with, the maintenance, cleaning or other servicing of the Premises.

    6.6 REPAIRS AND ALTERATIONS REQUIRED BY LAW. If Landlord shall be required to comply with any law mandating repairs or alterations of the Premises that would cost in excess of twelve (12) monthly installments of the Basic Rent, Landlord may, at its option, elect to terminate this Lease upon ninety (90) days notice thereof to Tenant. If Tenant notifies Landlord within fifteen (15) days after the giving by Landlord of such notice of termination that Tenant will pay for the required repairs or alterations, then this Lease shall not terminate, but Tenant shall hold Landlord harmless from any and all costs, expenses or liabilities in connection therewith. If Tenant shall give such notice to Landlord, Tenant shall promptly obtain a detailed bid, in form and substance satisfactory to Landlord, for the performance of all of the work needed to complete the required repairs or alterations (as used herein, the term "work" shall include the costs of material and labor). The bid must be from a reputable general contractor, satisfactory to Landlord, and qualified to perform such work, and who agrees to perform the repairs and alterations at the price set forth in the bid
("Bid Price"). Landlord shall, within twenty (20) days after the delivery to it of the bid, notify Tenant of Landlord's election either to (1) perform the work itself or (2) retain the contractor to perform the work in accordance with the terms of the bid; but Landlord may, at its option, before commencing the work or retaining the contractor, or at any time thereafter, require
Tenant to furnish to Landlord security, in form and amount satisfactory to Landlord (including, without limitation, a bond issued by a corporate surety licensed to do business in California) to assure payment by Tenant for the work. If Landlord elects to perform the work itself, then Tenant shall pay to Landlord the amount of the Bid Price, payable as and when the Bid Price would be required to be paid under the bid, as if the bid had been accepted.
If, however, Landlord elects to retain the contractor, then Tenant shall pay to Landlord the amount of the Bid Price, in the same installments as required by the bid, at least ten (10) days prior to the date that each installment is due and payable to the contractor under the bid. The provisions of Article 8 hereof, to the extent applicable, shall apply to repairs or alterations performed by Tenant pursuant to this Section.

     6.7 NONDISCRIMINATION. Tenant hereby covenants for itself, its heirs, executors, administrators and assigns, end all persons claiming under or through Tenant, that there shall be no discrimination or segregation of any person or group of persons on account of race, color, creed, sex, religion, marital status, ancestry or national origin in the leasing, subleasing, transferring, use, or enjoyment of the Premises, nor shall Tenant itself, or any person claiming under or through Tenant, establish or permit any such practice or practices of discrimination or segregation with reference to the selection, location, number, use or occupancy, of sublessees, assigns or vendees in the Premises. This Lease is made and accepted upon and subject to the covenants contained in this Section.

     6.8 RIGHT OF POSSESSION. If, in order to comply with any law hereafter enacted, it becomes necessary for Landlord to recover possession of all or any portion of the Premises, Landlord shall have the right to repossess the Premises or any portion thereof, at any time upon ninety (90) days notice to Tenant, and when said space shall have been so permanently repossessed, in lieu of any and all claims for damages, Landlord shall reduce the Basic Rent by the percentage that the Rentable Area of the repossessed space bears to the total Rentable Area of the Premises and reduce Tenant's Share to the percentage that the Rentable Area of the portion of the Premises left to Tenant bears to the total Rentable Area of the Building after the repossession. However, if the space taken is of such an amount or size as to make the remaining space unusable to Tenant, then Landlord, upon thirty (30) days notice from Tenant, will endeavor to furnish Tenant with comparable space, if available, elsewhere in the Building and to place Tenant in such new space and this Lease and each and all of the terms, covenants and conditions hereof shall thereupon remain in full force and effect and be deemed applicable to such new space, and this Lease and each and all of the terms, covenants and conditions hereof shall thereupon remain in full force and effect and be deemed applicable to such new space. If Landlord shall be unable to provide Tenant with such substitute space, then this Lease shall cease and terminate at the end of the 30-day notice period. No exercise by Landlord of any right reserved in this Section shall entitle Tenant to damages for any injury or inconvenience occasioned thereby, nor shall Tenant by reason thereof be entitled to any abatement in rent (except as expressly set forth above).

     6.9 RULES AND REGULATIONS. Tenant shall both obey the Rules and Regulations and the Parking Rules and Regulations, as amended from time to time, which govern the management, safety, security, care, cleanliness and good order of the Building and Building parking garage. Landlord shall not be responsible or liable to Tenant for violations of the Building Rules and Regulations or the Parking Rules and Regulations by other lessees and occupants of the Building.

                                    ARTICLE 7

                                    INSURANCE

     7.1 USE OF PREMISES. Tenant shall not violate, or permit the violation of, any condition imposed by any Insurance Policy covering or relating to the Building and shall not do, or permit anything to be done, or keep or permit anything to be kept in the Premises which might subject Landlord to any liability or responsibility for personal injury or death or property damage, or which would increase any insurance rate with respect to the Building over the rate which would otherwise then be in effect or which would result in insurance companies of good standing refusing to insure the Building in amounts satisfactory to Landlord, or which would result in the cancellation of any Policy covering or relating to the Building or the assertion of any defense by the insurer in whole or in part to claims under any such Policy.

     7.2 CASUALTY INSURANCE. During the Lease Term, Tenant shall maintain, at Tenant's expense, All Risk Coverage Insurance, covering Tenant's Property and all Alterations, and any other property, if any, in which Tenant may have an insurable interest, insuring the same in the amount of its full replacement value.

     7.3 LIABILITY INSURANCE. During the Lease Term Tenant shall maintain, at Tenant's expense, Comprehensive General Liability Insurance with respect to the Premises, their use and occupancy by Tenant and the conduct or operation of business therein, with combined single-limit per occurrence/aggregate coverage of not less than $5,000,000. Said insurance shall be written on an "occurrence" basis and not on "claims made" basis.
If, at any time during the Lease Term, Tenant owns or rents more than one location, its liability insurance policy shall contain an endorsement to the effect that the aggregate limit in the policy shall apply separately to each location owned or rented by Tenant, Landlord may from time to time, but not more frequently than once every three (3) years, require such increase in the Policy amount to be maintained by Tenant under this Section as Landlord deems necessary in order to maintain adequate liability coverage. Landlord will not require Tenant to increase such coverage to an amount exceeding the amount of coverage then being carried in comparable first class buildings in the City of Pasadena.

     7.4 OTHER INSURANCE. During the Lease Term, Tenant shall maintain, at Tenant's expense: (a) Worker's Compensation and Employer's Liability Insurance, in form and amounts satisfactory to Landlord; (b) Business interruption insurance in such amounts as will reimburse Tenant for direct end/or indirect loss of earnings and extra expense attributable to the perils required to be insured against by Tenant's Casualty Insurance, or attributable to loss of access to the Premises or any portion thereof as a result of such perils, preferably, by the same insurance carrier that issues Tenant's Casualty Insurance; and (c) Liquor Liability Insurance coverage in limits of not less than five hundred thousand dollars ($500,000) if, as and when, at any time during the Lease Term hereof, any alcoholic beverages of any nature are served on the Premises.

     7.5 WAIVER OF SUBROGATION. Each of the parties hereby waives any and all rights to recovery against the other or against any other tenant or occupant of the Building, or against the officers, employees, agents, representatives, customers, end business visitors of such other party or of such other tenant or occupant of the Building, for loss or damage to such waiving party or its property or the property of others under its control, arising from any cause insured against under the form of casualty insurance policy required under Section 7.2 of this Lease to be carried, with all permissible extensions and endorsements covering extended perils or under any other policy of Insurance carried by such waiving party in lieu thereof, to the extent such policies then in force permit such waiver. Where the effect of this waiver of subrogation would be to increase the cost of any such Casualty Insurance, such waiver shall not be operative if the party intended to be benefited by such waiver does not agree to pay such increased cost within thirty (30) days following written notice of same from the party carrying the insurance.


     7.6 POLICY REQUIREMENTS. Landlord, Landlord's Affiliates and their agents and employees and any Superior Lessor or Superior Mortgagee, as such terms are hereafter defined, whose name and address have been or shell be furnished to Tenant shall be designated as additional insured parties on any Insurance policy required by this Article to be carried by Tenant. Tenant shall deliver to Landlord fully paid-for policies or certificates of Insurance for the Insurance coverage required by this Article, in form reasonably satisfactory to Landlord, issued by the Insurance company or Its authorized agent, at least twenty (20) days before the expiration of any existing policy. At Landlord's request, Tenant shall deliver Insurance policies or certificates of Insurance to additional insured parties, All policies shall be Issued by companies of recognized responsibility, acceptable to Landlord, maintaining A rating of A-XI or better In Best's Insurance Reports - Property Casualty (or any equivalent rating on any successor index adopted by Best's), and licensed to do business in California. All policies shall provide that they cannot be cancelled or modified unless Landlord and any Superior Lessor or Superior Mortgagee named as an additional insured party are given at least thirty (30) days prior written notice of such cancellation or modification. In addition, Tenant shall obtain, with respect to each Insurance Policy required by this Article, an endorsement in favor of Landlord, Landlord's Affiliates and their agents and employees and any Superior Mortgagee providing that each such Insurance Policy shall remain outstanding and in full force and effect for such parties' benefit, notwithstanding the Invalidity of such policies as to Tenant arising as the result of any act on the part of Tenant. Tenant agrees that if Tenant does not take out and maintain each Insurance policy required by this Article, Landlord may (but shall not be required to) procure said Insurance on Tenants behalf and charge Tenant the premiums, plus a twelve percent (12%) handling charge, due upon demand. Tenant shall have the right to provide such insurance coverage required pursuant to blanket policies obtained by Tenant, provided such blanket policies expressly afford coverage to the Premises and to Tenant as required by this Lease.

     7.7 PREMIUM INCREASE. If, by reason of any action or omission by Tenant in default of any of its obligations under this Lease, including the previsions of Section 6.3 or Section 7.1, or by reason of any Special Work installed in the Premises, the premiums on Landlord's insurance on the Building are higher than they otherwise would be, Tenant shall reimburse Landlord, on demand, as Additional Charges, for that pert of the premiums attributable to the default by Tenant or the Special Work. A schedule or statement of rates for the Building, issued by the Insurance companies insuring the Building, or by a fire insurance rating organization or other similar body making rates for Insurance for the Building, shall be conclusive evidence of the facts therein stated and of the several items and charges in the Insurance rate then applicable to the Building.

     7.8 LANDLORD'S INSURANCE. At all times during the Lease Term, Landlord shall maintain in effect a policy of casualty insurance covering the Building, including the parking garage and interior and adjacent landscaped areas, insuring such property for at least ninety percent (90%) of its replacement value, providing protection against any peril included within the classification of fire end extended coverage "all risk;" together with endorsements for theft and collapse. At Landlords option, Landlord may purchase endorsements for earthquake and flood insurance, if available, Landlord shall be entitled, at its option, to include in such policies a deductible provision of up to five percent (5%) per occurrence. If Tenant vacates the Premises or any portion thereof during the term of this Lease, and if Landlord's cost for casualty insurance is increased as a consequence, Tenant shall reimburse Landlord, upon demand, for the full amount of such additional cost. During the Lease Term, Landlord shall carry Public
Liability Insurance in such amounts and with such deductions as Landlord considers appropriate. Landlord may, but shall not be obligated to, obtain and carry any other form or forms of insurance that Landlord and/or any Superior Lessor or Superior Mortgagee may determine to be advisable. Notwithstanding any contribution by Tenant to the cost of insurance premiums, as provided in this Lease, Tenant acknowledges that it has no right to receive any proceeds from any insurance policies carried by Landlord.


                                      ARTICLE 8

                                     ALTERATIONS

     8.1 CONDITIONS. With Landlord's prior written approval, Tenant may from time to time, at its expense, make such alterations ("Alterations") in and to the Premises as Tenant may reasonably consider necessary for the conduct of its business in the Premises, provided and upon the conditions that: (a) the Alterations do not affect the outside appearance of the Building; (b) the Alterations are non-structural and do not impair the strength of the Building; (e) the Alterations are to the interior of the Premises and do not affect any part of the Building outside of the Premises;
(d) the Alterations do not affect the proper functioning of the mechanical, electrical, sanitary and other service systems of the Building, or Increase the usage of such systems by Tenant so as to adversely affect the functioning of such Building systems; (e) before proceeding with any Alteration, Tenant shall submit to Landlord, for Landlord's approval, plans and specifications for the work to be done, and Tenant shall not proceed with such work until it obtains Landlord's approval which approval shall not unreasonably be withheld; (f) Tenant shall pay to Landlord upon demand the reasonable costs and expenses directly and indirectly incurred by Landlord in reviewing Tenant's plans and specifications and inspecting the Alterations to determine whether they are being performed in accordance with the approved plans and specifications and in accordance with low, including, without limitation, the fees of any architect or engineer employed by Landlord for such purpose; (g) before Tenant proceeds with any Alteration which will cost more than $10,000 (exclusive of the costs of Items constituting Tenant's Property, as defined in Section 9.2), as estimated by a reputable contractor designated by Landlord, Tenant shall obtain and deliver to Landlord either (i) a performance bond and a labor and materials payment bond for the benefit of Landlord, issued by a corporate surety licensed to do business in California, each in an amount equal to one hundred twenty five percent (125%) of the estimated cost of the Alterations and in form satisfactory to Landlord, or
(ii) such other security as shall be satisfactory to Landlord; (h) not less than fifteen (15) days, nor more then twenty (20) days prior to commencement of the Alterations, Tenant shall notify Landlord of the work commencement date, in order that Landlord may post notices of non-responsibility about the Premises; and (i) Tenant shall fully and promptly comply with and observe the rules and regulations of Landlord then in force with respect to the making of Alterations. Landlord shall have the further right to condition its approval upon Tenant's covenant to reimburse Landlord for the cost of removal of all such alterations, additions or improvements, upon the expiration or sooner termination of the term. Landlord reserves the right to perform the Alterations as contractor, and in that event, Tenant shall pay to Landlord the estimated cost of the Alterations (including the payments to Landlord specified in clause (f) above but without requiring a bond as specified in clause (g) above) plus a contractor's fee in lieu of Landlord's overhead and profit charges equal to ten percent (10%) of said cost; Tenant shall pay such estimated costs of Alterations and contractor's fee in four equal installments. The initial 25% installment shall be paid prior to commencement of Alterations. The second 25% installment shall be paid (OVER)

Tenant shall pay to Landlord, promptly upon being billed therefor, any amount by which the actual cost of the Alterations (including the payments to Landlord specified in clause (f) above) exceeds payments by Tenant to Landlord for the estimated cost of the Alterations, plus a supplemental contractor's fee equal to ten percent (10%) of such excess. Landlord agrees to reimburse Tenant promptly, after completion of the Alterations, any amount by which the actual cost of the Alterations (including the payments due to Landlord as specified in clause (f) above, plus a supplemental contractor's fee equal to ten percent (10%) of such cost) is less than the amounts actually paid by Tenant to Landlord for the estimated cost of such Alterations, Tenant agrees that the review and approval by Landlord of Tenant's plans and specifications for Alterations are solely for Landlord's benefit. Unless Landlord performs the work, Landlord shall have no duty toward Tenant, nor shall Landlord be deemed to have made any representation or warranty to Tenant with respect to the safety, adequacy, correctness, efficiency or compliance with law of the plans and specifications, the Alterations or their design, or any other matter regarding the Alterations.

     8.2 PERFORMANCE. At no expense to Landlord, Tenant shall obtain all necessary governmental permits and certificates for the commencement and prosecution of Alterations and for final approval of the Alterations upon completion. If Landlord does not perform the Alterations as contractor, Tenant shall retain at Its sole expense a reputable contractor approved by Landlord to perform the Alterations in compliance with the permits and certificates and applicable law. The Alterations shall be diligently performed in a good and workmanlike manner, using new materials and equipment at least equal in quality and class to the better or (i) the original installations of the Building, or
(ii) the Building standards established by Landlord. Any Alterations in the mechanical, electrical, sanitary, heating, ventilating, air-conditioning or other systems of the Building shall be performed oddly by contractors approved by Landlord. The Alterations shall be performed in a manner that does not interfere with, delay, or impose additional expense on Landlord in the construction, maintenance, repair or operation of the Building; and if any additional expense is incurred by Landlord as a result of Alterations, Tenant shall reimburse Landlord for the additional expense upon demand, as Additional Charges. Throughout the performance of Alterations, Tenant, at Tenant's expense, shall carry, or cause to be carried, workers' compensation Insurance as required by law and general liability Insurance, with completed operations endorsements, for any, occurrence in or about the Building, in such coverage limits as Landlord may require, with insurers meeting the requirements of
Section 7.6 and otherwise satisfactory to Landlord. Landlord and the persons specified in Section 7.6 shall be designated as additional insured parties on the Insurance policies Tenant shall furnish Landlord with evidence satisfactory to Landlord that such Insurance is in effect before the commencement of Alterations and on request of Landlord during construction, Tenant shall provide evidence satisfactory to Landlord that the Insurance remains In effect. If any Alternations involve the removal of fixtures, equipment or other property in the Premises which are not Tenant's Property (as defined in Section 9.2), the removed fixtures, equipment or other Property shall be promptly replaced et Tenant's expense with new fixtures, equipment or other property of like utility and at least equal value, unless landlord otherwise directs Tenant in writing.

     8.3 LIENS AND VIOLATIONS. Tenant, at its expense, and with diligence and dispatch, shall procure the cancellation or discharge of all notices of violation arising from or otherwise connected with Alterations, or any other work, labor, services or materials done for or supplied to Tenant, or any person claiming through or under Tenant, which shall be issued by the Building and Safety Department of the City of Pasadena or any other governmental entity. Tenant shall keep the Premises and the Building free of all mechanics' liens, stop notices and other liens end encumbrances or claims or liens or encumbrances filed in connection with Alterations performed by Tenant, or any ether work, labor, service or materials done for or supplied to Tenant, Including, without limitation, security interests in any materials, fixtures or articles Installed in the Premises. Unless Tenant has paid Landlord for the work in full, Tenant, at its expense shall satisfy or discharge of record each stop notice, lien or encumbrance within fifteen (15) days after it is filed. If Tenant fails to do so, Landlord shell have the right, upon ten (10) days prior written notice to Tenant, to satisfy or discharge the stop notice, lien or encumbrance by payment to the claimant on whose behalf It was filed. Tenant shall reimburse Landlord on demand for the costs and expenses so incurred by Landlord, as Additional Charges, end without regard for any defense or offset that Tenant may have had against the claimant, but neither the Landlord's curative action, nor the reimbursement of Landlord by Tenant shall cure Tenant's default in failing to satisfy or discharge the stop notice, lien or encumbrance.

     8.4 MANDATED ALTERATIONS DUE TO TENANT. If the Insurance Services Office or any other similar body, or any bureau, department or official of the State, County or City government, or any other governmental authority having jurisdiction changes, modifications, replacements alternations, in or to any Building system by reason of Tenants trade fixtures, or other contents of the Premises replacements, alterations or additional equipment of a penalty or charge against the full allowance, require or recommend that any or additional equipment be made or supplied business, or the location of partitions, or if any such changes, modifications, become necessary to prevent the imposition for any such system in the Insurance rate as fixed by said Office or by any insurance company, Landlord may make and supply such changes, modifications, replacements, alternations or additional equipment; provided that Tenant shall be required to reimburse Landlord the full amount of sold costs and expenses promptly upon Landlord furnishing Tenant with a statement therefor.


                                      ARTICLE 9

                           LANDLORD'S AND TENANT'S PROPERTY

     9.1 FIXTURES. All fixtures, equipment, improvements and appurtenances ("Fixtures") attached to or built into the Premises at the Commencement Date or during the Lease Term, including Alterations, shall become and remain a part of the Premises and the property of Landlord, regardless of whether the Fixtures were installed by Tenant or at Tenant's expense and shall not be removed by Tenant. Further, any other personal property in the Premises on the Commencement Date, unless installed end paid for by Tenant, shall become Landlord's property and shall not be removed by Tenant.

     9.2 TENANT'S PROPERTY. Notwithstanding Section 9.1, all communications and office equipment, whether or not attached to or built into the Premises, which are installed in the Premises by or for the account of Tenant, without expense to Landlord, and which can be removed without substantial damage to the Premises or the Building, and all furniture, furnishings, and other articles of movable personal property owned by Tenant and located in the Premises shall remain the property of Tenant ("Tenant's Property") and may be removed by Tenant at any time during the Lease Term, if Tenant is not in default under this Lease at the time of removal. If any of Tenant's Property is removed, Tenant shall repair, at its sole expense, any damage to the Premises or to the Building resulting from the installation or removal of Tenant's Property. Equipment or other property for which Landlord shall have granted an allowance or credit to Tenant, or any item installed for Tenant's account, but in replacement of an item that was not Tenant's Property, shall not be deemed Tenant's Property and shall become the property of Landlord. Nothing herein is intended to preclude Tenant's right to grant security interests to third parties in Tenant's Property.

     9.3 REMOVAL AT TERMINATION. Prior to the expiration of the Lease Term, or immediately upon any earlier termination of this Lease, Tenant, at its expense, shall remove from the Premises all of Tenant's Property (except such items there of as Landlord has expressly permitted to remain, which shall become the property of Landlord), and Tenant shall repair any damage to the Premises or the Building resulting from the installation or removal of Tenant's Property.

     9.4 ABANDONMENT. Landlord, at its option, may consider items of Tenant's Property that remain in the Premises after the expiration of the Lease Term, or any earlier termination of this Lease, to have been abandoned, and in that event such items may be retained by Landlord as its property or disposed of by Landlord, without accountability, in such manner as Landlord shall determine, and at Tenant's expense Landlord shall give Tenant notice of its right to reclaim abandoned property pursuant to California Civil Code
Section 1980, at SEC., and may, thereafter, remove any or all of such Items end dispose of the same in any manner or store the same in a public warehouse or elsewhere for the account and at the expense and risk of Tenant. Tenant hereby grants the Landlord a security interest in said abandoned property in the event that it is not reclaimed within the statutory period. If Tenant shall fail to pay the cost of storing any such property after it has been stored for a period of thirty (30) days or more, Landlord may sell any or all of such property at public or private sale, in such manner and at such time and places as Landlord, in its sole discretion, may deem proper without notice to or demand upon Tenant, and shall apply the proceeds of such sale: first, to the cost and expenses of such sale, including reasonable attorneys' fees actually incurred; second, to the payment of the cost for the removal end storing of any such properties; third, to the payment Of any other sums of money which may then or thereafter be due to Landlord from Tenant under any of the terms hereof; and fourth, the balance, if any, to Tenant.

     9.5    TAXES ON TENANT'S PROPERTY AND NON-STANDARD TENANT IMPROVEMENTS.

            (a) TENANT'S PROPERTY. At least ten (10) days prior to delinquency, Tenant shall Pay all taxes levied or assessed upon Tenant's Property. If the assessed value of the Building, the Premises, or property of Landlord is increased by the inclusion of a value placed upon Tenant's Property, Tenant shall pay to Landlord, upon demand, as Additional

Charges, the taxes levied against Landlord on account of the included value of Tenant's Property.

            (b) SPECIAL WORK. Tenant shall pay to Landlord, upon demand, as Additional Charges, such portion of real estate tares levied or assessed against Landlord which are attributable to that portion of the value of tenant Improvements installed In the Premises in excess of Thirty Dollars and Ninety Four Cents ($30.94) per square foot of the Rentable Area of the Premises. For the purposes of calculating the amount payable by Tenant pursuant to this Section 9.5(b), the value of tenant improvements Installed in the Premises shall be deemed to be equal to the cost of such improvements, including any fees paid to Landlord In connection therewith, and including any alterations performed pursuant to Section 8.1.

            (c) EXCLUSION. The portion of reel estate taxes collected by Landlord from Tenant pursuant to this Section and free other lessees of the Building pursuant to similar provisions in their leases shall be excluded from Taxes for purposes of the rent adjustments described in Article 4 of this Lease.


                                      ARTICLE 10

                               REPAIRS AND MAINTENANCE

     10.1 TENANT'S OBLIGATIONS. Except for Landlord's obligations as set forth specifically in Sections 10.2 and 13.1, Tenant shall, at its expense, throughout the Lease Term, take good ears of the Premises, the Fixtures end Tenant's Property. Tenant shall be responsible for all maintenance and repairs, interior and exterior, structural and non-structural, ordinary and extraordinary, of the Premises, the Building and the Building's facilities and systems, made necessary, in whole or in part, by (a) the existence of Tenant's tenant improvements (as defined in the Work Letter) or Alterations;
(b) the installation, use or operation of Tenant's Property in the Premises;
(c) the moving of Tenant's Property in or out of the Building; or (d) any act, omission, misuse or neglect of Tenant or its officers, partners, employees, agents, contractors or invitees. Tenant, at its expense, shall promptly replace all scratched, damaged or broken doors and glass in and about the Premises. Tenant shall be responsible for all repairs, maintenance and replacement of roll and floor coverings in the Premises and for the repair end maintenance of all water fountains, sinks and sanitary and electrical fixtures and equipment in the Premises. Tenant shall Promptly make, at Tenant's expense, all repairs in or to the Premises for which Tenant is responsible, and such repair work shall be subject to the provisions of
Article 8 regarding Alterations. The provisions of Section 6.5 shall apply to contracts and labor for maintenance and repairs that Tenant is required to perform under this Section. Landlord shall perform or cause to be performed, at Tenant's expense, any other repairs of the Building and its facilities and systems for which Tenant is responsible. Tenant shall reimburse Landlord on demand, as Additional Charges, for such costs. Landlord may elect to act as general contractor for such repairs, in which case Tenant additionally shall pay Landlord a contractors fee in lieu of Landlords overhead and profit charges of ten percent (10%) of the costs of such repairs. Tenant shall pay such costs of repairs and contractor's fee in four equal installments. The initial 25% installment shall be paid prior to commencement of the repairs. The second 25% installment shall be paid on completion of 25% of the repairs. The third 25% installment shall be paid on completion of 50% of the repairs. The final 25% installment shall be paid on completion of 75% of the repairs.

     10.2 LANDLORD'S OBLIGATIONS. Through a time, on-site building manager, Landlord shall operate the Building in a first-class, efficient manner, as cost effectively as possible so as to minimize operating expenses consistent with the operation of a first class office building. Landlord shall provide on-site porter and concierge services which may be provided by the building manager. Landlord, at its expense shall keep and maintain the structural elements and the roof, public portions of the Building and the Building systems and facilities serving the Premises in proper working order, condition and repair. Landlord shall have no liability to Tenant to perform any repairs in or about the Premises, or of Building systems and facilities serving the Premises, however, until Tenant has first notified Landlord in writing of the need for such repairs, describing the needed repairs in reasonable detail. Except as otherwise expressly provided in this Lease, Landlord shall have no liability Tenant (and Tenant waives any claim of liability), and Tenant's covenants and obligations under this Lease shall not be reduced or abated in any manner whatsoever, by reason of any inconvenience, annoyance, interruption or injury to business arising from Landlord per forming in a competent manner any maintenance, repairs, alterations, additions or improvements in or to any portion of the Building or the Premises or In or to the fixtures, equipment or appurtenances of the Building or the Premises, which Landlord is required or permitted to make by this Lease or which are required by law. landlord shall have the right to erect scaffolding and barricades in the Premises and the Building for purposes of such repairs, provided that such structure do not unreasonably impair access to the Premises. Tenant waives any rights may have under California Civil Code Sections 1941 and 1942, and any other provisions of law now or hereafter enacted, regarding the duties of a lessor to repair leased Premises or the rights of lessees to make repairs if the lessor fails to do so.

     10.3 NOTICE. Tenant shall give prompt notice to Landlord of (a) any occurrence In or about the Premises for which Landlord might be liable; (b) any fire or other casualty in the Premises; (c) any damage to or defect in the Premises, including the Fixtures, for the repair of which Landlord might be responsible; and (4) any damage to or defect in any part or appurtenance of the Building's sanitary, electrical, heating, ventilating, air conditioning, elevator or other systems located in or Passing through the Premises.

                                      ARTICLE 11

                                UTILITIES AND SERVICES

     11.1 BASIC UTILITIES AND SERVICES. Subject to rules and regulations from time to time established by Landlord, Landlord shall furnish to the Premises during "Business Hours," which are the periods from 8:00 a.m. to 6:00 p.m. Monday through Friday and 8:00 a.m. to 1:00 p.m. Saturday, except for New Year's Day, Presidents' Day, Memorial Day, Independence Day, Labor Day, Thanksgiving, Christmas and such other holidays as are generally observed in the City of Pasadena by the closing of businesses, (a) heating, air conditioning and ventilation in amounts required, in Landlord's reasonable Judgment, for the use and occupancy of the Premises; (b) freight and passenger elevator service; (c) electricity in amounts required for normal lighting by the Building's standard overhead fluorescent fixtures, as described in the work Letter, and for customary office machinery and equipment; and (d) hot and cold water in amounts required for normal lavatory, coffee room and drinking purposes. Subject to the provisions of
Section 11.2 regarding Additional Charges for additional use, passenger elevator service, electricity and water will be available twenty four (24) hours a day, every day of the year. Landlord shall provide heating, air conditioning, ventilation, and freight elevator service at other than Business Hours only by special arrangement with Tenant. Landlord shall provide janitorial service five days per week, except for the holidays listed above, generally consistent with that furnished in other first-class office buildings in the City of Pasadena, and window washing at intervals reasonably determined by Landlord, all in accordance with the Cleaning Specifications attached hereto as Exhibit "H", and by this reference made a part hereof.

     11.2 ADDITIONAL TENANT USE. Without the prior written consent of Landlord, which consent Landlord may not unreasonably refuse, Tenant shall not use any apparatus or device in the Premises that would cause Tenant to use more electricity or water than Landlord has undertaken to provide in
Section 11.1. At the Commencement Date, and from time to time thereafter, Landlord may impose a charge equal to its actual expenditures, as Additional Charges, and establish reasonable rules and regulations for (a) the use by Tenant of heating, air conditioning, ventilation, or freight elevators any time other than during Business Hours; (b) the use by Tenant of heating, air conditioning, ventilation or water in amounts exceeding the amounts Landlord has undertaken to provide in Section 11.1; (c) the consumption by Tenant of electricity in amounts exceeding, 1.14 kilowatt hours per square foot of Rentable Area per month, and (d) the use of any additional or unusual Janitorial or cleaning services required because of any non-building standard improvements In the Premises, the carelessness of Tenant, the nature of Tenant's business (including the operation of Tenant's business other than during Business Hours), or for the removal of any refuse and rubbish from the Premises, other than discarded material placed in wastepaper baskets and left for emptying as an incident to Landlord's normal cleaning of the Premises. Notwithstanding the foregoing, for the first six months following the Commencement Date (the "Trial Period"), Landlord may not impose a charge, as Additional Charges or otherwise, for the consumption by Tenant of electricity in amounts exceeding 1.14 kilowatt per hour. Landlord shell not be required to provide janitorial services for portions of the Premises used for preparing or consuming food or beverages, storage or offset printing, Landlord may charge Tenant an additional charge for cleaning if Tenant has glass partitions or an unusual amount of glass surfaces in the interior of the Premises. In order to determine or verify the amount of any additional charge for excess use of water, Landlord may install, at Tenant's expense, a meter to measure the water furnished to Premises. Any additional charge for excess water shall include charges of Landlord equal to its actual cost for the excess amount of water furnished and for any additionally required
Pumping or heating and any additional taxes, sewer rent or other charges imposed by any government agency or public utility based on the quantity of water furnished or additional charge, on account of the exceeds use by Tenant.

     11.3 TEMPERATURE MAINTENANCE. Landlord makes no representation with respect to the adequacy or fitness of the air-conditioning or ventilation equipment in the Building to maintain temperatures which may be required for, or because of, any extraordinary equipment of Tenant that is not customary office equipment, and Landlord shall have no liability for loss or damage in connection therewith, if the temperature otherwise maintained in any portion of the Premises by the heating, air-conditioning or ventilation systems is affected as a result of (a) any lights, machines or equipment (including, without limitation, electronic data processing machines) used by Tenant in the Premises, (b) occupancy of the Premises by more than one person per two hundred fifty (250) square feet of Rentable Area of the Premises or
(c) an electrical load in excess of four (4) watts per square foot of Rentable Area of the Premises, Landlord shall have the right, but not the obligation, to install any machinery and equipment which Landlord reasonably deems necessary to restore temperature balance, including, without limitation, modifications to the standard air-conditioning equipment, The cost of the additional machinery and equipment, including the cost of installation and any additional cost of operation and maintenance incurred thereby, shall be paid by Tenant to Landlord on demand, as Additional Charges. Notwithstanding the foregoing, Landlord acknowledges that a 4-6 ton air conditioning capacity will be furnished to the Premises as a part of the tenant improvements to be constructed pursuant to Exhibit "D."

     11.4 EXCULPATION OF LANDLORD. Landlord shell not be liable for any failure to furnish any services or utilities when such failure is caused by acts of God, accidents, breakage, repairs, strikes, lockouts, other labor disputes, alterations or improvements to the Premises or the Building, the inability to obtain an adequate supply of fuel, water, electricity, labor or other supplies or for any other condition beyond Landlord's reasonable control, including, without limitation, any governmental energy conservation program, and Tenant shall not be entitled to any damages nor shall such failure abate or suspend Tenant's obligation to pay the Rents except as expressly provided in Section 13.2 or constitute or be construed as a constructive or other eviction of Tenant. In the event any governmental entity promulgates or revises any law, or issues mandatory controls or voluntary guidelines relating to the use or conservation of energy, water, gas, light or electricity, the reduction of automobile or other emissions or the provision of any other utility or service furnished by Landlord in the Building, Landlord may, in its sole discretion, take any appropriate action to comply with such provisions of law, mandatory controls or voluntary guidelines, including the making of alterations to the Building. Neither Landlord's actions nor its failure to act shall entitle Tenant to any damages, abate or suspend Tenant's obligation to pay the Rents or constitute or be construed as a constructive or other eviction of Tenant.

     11.5 SECURITY. Landlord shell institute reasonable security measures for the Building, but Landlord makes no guaranty that such measures will protect persons or property from loss or injury. Twenty four (24) hour security personnel and television monitors for twenty nine (29) cameras which are located in the garage and common areas of the Building will be located in the lobby. Upon payment of a reasonable deposit by Tenant, Landlord will supply Tenant's employees with Individual key cards usable for access to the Building, elevators and HVAC system serving the Premises.

     11.6 ACCESS. Landlord, its cleaning contractor and their employees shall have access to the Premises after 5:30 p.m. and before 8:00 a.m., and shall have the right to use, without charge therefor, all light, power and water in the Premises reasonably required to clean the Premises.

     11.7 DIRECTORY, ELEVATOR AND PREMISES LOBBY LISTINGS. Landlord, at Tenant's request and Landlord's expense, shall: (a) maintain listings on the Building directory of the name of Tenant, and the names of any of Tenant's officers and employees, provided however that Tenant shall not be entitled to more than two (2) listings far every one thousand (1,000) square feet of the Rentable Area of the Premises; and (b) maintain a listing of Tenant's name and suite number in the elevator lobby of the second floor and en the wall adjacent to the main entrance to the Premises on the second floor. The reasonable charge of Landlord for any changes in such listings requested by Tenant shall be paid by Tenant to Landlord on demand, as Additional Charges.


                                      ARTICLE 12

                                  RIGHTS OF LANDLORD

     12.1 RESERVATION FROM PREMISES. Except for the space within the inside surfaces of all walls, hung ceilings, floors, windows and doors bounding the Premises, Landlord reserves from the Premises leased hereunder all of the Building, including, without limitation, the roof, exterior Building walls, core corridor walls and doors, any terraces or roofs adjacent to the Premises, the space between hung ceilings and the slab above and any space in or adjacent to the Premises used for shafts, stacks, pipes, conduits, fan rooms, ducts, electric, telephone or other utilities, sinks or other Building facilities, and the use thereof, as well as access thereto through the Premises for the purposes of operation, maintenance, decoration and repair of the Premises or the Building. Landlord reserves the right, and Tenant shall permit Landlord, to install, erect, use and maintain pipes, ducts and conduits in and through the Premises.

     12.2 ENTRY BY LANDLORD. Landlord end its agents shall have the right to enter or pass through the Premises at reasonable times on twenty four (24) hour notice, except in emergency circumstances where such notice would not be practical a) subject to Section 12.4, to examine the Premises and to show them to actual and prospective lenders, lessors, mortgagees, Purchasers, and lessees of the Building and (b) to make repairs, alterations, additions and improvements in the Premises, the Building or the Building's facilities and equipment. Landlord shall have a pass key to the Premises and shall be allowed to bring materials and equipment into the Premises as required in connection with repairs, alterations, additions and improvements, without any liability to Tenant and without any reduction of Tenant's covenants and obligations and may do so (but shall not be obligated to do so) on an overtime basis.

     12.3 OBSTRUCTIONS OF LIGHT OR VIEW; CLOSURES. If at any time any windows of the premises are temporarily darkened or the light or view therefrom obstructed by reason of any repairs, improvement, maintenance or cleaning In or about the Building, or if such light or view is permanently obstructed by reason of the construction of another structure adjacent to or in the proximity of the Building, or if any part of the Building, other than the Premises, is temporarily or permanently closed or inoperable, the same shall be without liability to Landlord end without any reduction or diminution of Tenant's obligations under this Lease,

     12.4 EXHIBITING THE PREMISES. During a period of twelve (12) months prior to the expiration of the Lease Term, Landlord and its agents may exhibit the Premises to prospective tenants during normal business hours, on at least twenty four (24) hours advance notice to Tenant, which may be oral.

     12.5 BUILDING NAME AND ADDRESS. Landlord reserves the right at any time, on reasonable notice to Tenant, to name the building or to change the Building's name or address, and Landlord shall have no liability to Tenant for any cost or inconvenience occasioned thereby.

     12.6 ALTERATIONS OF BUILDING. Landlord reserves the right, at any time, without incurring any liability to Tenant therefor and without affecting or reducing any of Tenant's covenants and obligations hereunder, to make such changes, alterations, additions and improvements in or to the Building, its systems and equipment, street entrances, doors, halls, passages, elevators, escalators and stairways, and other public parts of the Building, as Landlord shall deem necessary or desirable.

     12.7   OTHER RIGHTS The enumeration of rights of Landlord In this
Article is not all inclusive, and shall not be construed to preclude or limit other rights reserved to Landlord by this Lease or by law.


                                      ARTICLE 13

                                DAMAGE OR DESTRUCTION

     13.1 RESTORATION. If the Building or the Premises is partially damaged or totally destroyed by fire or other casualty, and of this Lease is not terminated as provided in this Article, landlord shall repair the damage and restore or rebuild the Building or the Premises (except for Tenant's Property), as the case may be, with reasonable dispatch after notice to Landlord of the damage or destruction and the collection of substantially all of the Insurance proceeds receivable on account of the casualty; provided, however, that in no event shall Landlord be under any legal obligation to expend on such rebuilding or restoration amounts in excess of the total Insurance proceeds collected on account of the casualty, plus the amount of any "deductible".

     13.2 RENT ABATEMENT. Subject to the provisions of Section 13.3, if all of or part of the Premises shall be damaged or destroyed or rendered completely or partially untenable on account of fire or other casualty, or if damage by fire or casualty to the Building deprives Tenant of reasonable access to the Premises for more than five (5) days, the Basic Rent shall be abated or reduced, as the case may be, in the proportion that the untenantable Rentable Area at the Premises bears to the total Rentable Area of the Premises, for the period from the date of the damage or destruction to the date that any damage to the Premises has been substantially repaired (i.e., except for Punch-List Items) and Tenant has reasonable access to the Premises; provided, however, should Tenant reoccupy a portion ok the Premises for tee purpose of doing business during the period the repair work is taking place and prior to the date that the Premises are substantially repaired, the Basic Rent allocable to such reoccupied portion, based upon the proportion which the Rentable Area of the reoccupied portion of the Premises bears to the total Rentable Area at the Premises, shall be payable by Tenant from the date of such occupancy.

     13.3 EXCEPTION TO ABATEMENT. Tenant shall not receive any abatement or reduction of Basic Rent if (a) the Premises or any portion thereof ere untenantable due to damage or loss of access for a period of five (5) days or less; (b) Landlord offers to provide other space in the Building reasonably suited for the temporary conduct of Tenant's business (but Landlord shall have no obligation to provide such other space); (c) Tenant is in default of any of its obligations hereunder at. the time the Premises or any portion thereof become untenantable; or (d) by reason of some act or omission on' the part of Tenant, its subtenant or assignee, or its or their partners, directors, officers, servants, employees, agents or contractors, Landlord (or any Superior Lessor or any Superior Mortgagee) is unable to collect all of the Insurance proceeds (including, without limitation, rent Insurance proceeds) for damage or destruction of the Premises or the Building by fire or other casualty. The collection of rent by Landlord under the circumstances described in Clause (c) shall not preclude Landlord from seeking damages from Tenant or exercising other remedies it may have under this Lease or under law.

     13.4 ELECTION TO TERMINATE. If (a) the Building or the Premises is totally destroyed by fire or other casualty, or (b) the Building is so damaged (whether or not the Premises are damaged) that its repair or restoration (as estimated by a reputable contractor or architect designated by Landlord) requires the expenditure of more than twenty percent (201) of the full insurable value of the Building immediately prior to the casualty, or (c) less than two (2) years remain in the Lease Term at the time of the fire or other casualty, or (d) the time necessary to rebuild or repair the Premises or the Building, in the opinion of a reputable contractor or architect designated by Landlord would exceed 180 days, or (e) the Building cannot be repaired or restored except in a substantially different structural or architectural form, or (f) the damage is due to a peril not covered by Landlord's policy of Casualty Insurance covering the Building, then, in any of such cases, Landlord may terminate this Lease by giving Tenant written notice to such effect within ninety (90) days after the date of the casualty,
 This Lease shall terminate on the date specified in Landlord's notice. Notwithstanding the foregoing, Tenant shall have the right to terminate this Lease if, within two hundred seventy (270) days of the date of sold casualty, Landlord has not either substantially repaired and restored the Premises or offered to relocate Tenant pending such repair and restoration to premises of e comparable size elsewhere In the Building or in another office building within a one (1) mile radius of the Building. During any period in which Tenant has been relocated, Tenant shall be liable for rent to Landlord at a rate equal to the lesser of (i) the rent otherwise payable by Tenant under this Lease or (ii) the fair market rental value of the premises into which Tenant has been relocated, Notwithstanding the foregoing, if less than two
(2) years remain in the Lease Term at the time of the fire or other casualty, provided that Tenant is otherwise entitled to exercisethe Extension Option, Tenant shall have ninety (90) days after the date of the casualty in which to exercise the Extension Option in accordance with the provisions of Section 2.7, so that more than two (2) years will remain in the Lease Term for the purposes of Subparagraph (c), above,

     13.5 BUSINESS INTERRUPTION. Tenant shall not be entitled to terminate this Lease, and no damages, compensation or claim shall be payable by Landlord, for inconvenience, loss of business or annoyance arising from any repair or restoration of any portion of the Premises or of the Building pursuant to this Article, Landlord shall exert reasonable efforts to make such repair or restoration promptly and in such manner as not to interfere unreasonably with Tenant's use and occupancy of the Premises, but Landlord shall have no obligation to perform such work on en overtime or premium-pay basis.

     13.6 TENANT'S PROPERTY. Landlord shell not be obligated to repair any damage to or replace Tenant's Property or any alterations to the Premises as may be made by Tenant in accordance with Article 8 hereof.

     13.7 WAIVER. Tenant hereby waives the application of California Civil Code Sections 1932 end 1933, and any other law of like import, now or hereafter in force, to any case of damage to or destruction of Building or the Premises by fire or other casualty, or to a taking of all or pert of the Building or the Premises subject to the provisions of Article 14 below.


                                      ARTICLE 14

                                    EMINENT DOMAIN

     14.1 COMPLETE TAKING. If the whole of the Building or the Premises Is taken by condemnation, sale in lieu of condemnation, or in any other manner for any public or quasi-public use or purpose ("Eminent Domain"), this Lease and the term and estate hereby granted shall terminate as of the date of vesting of title on such taking or the date that the condemning or purchasing authority flakes possession, whichever is earlier ("Date of Taking"), and the Rents shall be prorated and adjusted as of such date.

     14.2 PARTIAL TAKING. If only part of the Building or the Land is taken by Eminent Domain, this Lease shall be unaffected by such taking, except that (a) Landlord may, at its option, terminate this Lease by giving Tenant notice to that effect within ninety (90) days after the Date of the Taking, and (b) if such pert of the Premises shall be taken as to render the remaining area of the Premises not reasonably adequate for Tenant to continue operation of its business, Tenant may terminate this Lease by giving Landlord notice to that effect within ninety (90) days after the Date Of the Taking. This Lease Shall terminate as Of the date that such termination notice from Landlord or Tenant Is given, and the Rents shall be prorated and adjusted as of such termination date. Upon a partial taking, where this Lease continues in force as to any part at the Premises, the Basic Rent shall be reduced by the percentage that the Rentable Area of the portion of the Premises taken bears to the Rentable Area of the Premises prier to the taking, and Tenant's Share shell be reduced to the percentage that the Rentable Area of the portion of the Premises left to Tenant bears to the Rentable Area of the Building after the taking.

     14.3 AWARD. Landlord shall be entitled to receive the entire award or payment in connection with any taking of the Premises, without deduction for any estate vested in Tenant by this Lease. Tenant hereby expressly assigns to Landlord all of Its right, title and interest in end to every such award or payment. Tenant shall be entitled to claim and receive any award or payment from the condemning authority expressly granted for the taking of Tenant's Property, interruption of Its business or moving expenses, provided that Tenant's claim does not adversely affect landlord's award or interfere with Landlord's prosecution of its claim for the taking. If Tenant intervenes in a condemnation Proceeding in which Landlord Is a party, Landlord and Landlord's counsel shall manage and control the proceeding for the claimants.

     14.4 TEMPORARY TAKING. If all or any portion of the Premises are taken by Eminent Domain for A limited period of time, this Lease shall remain in full force and effect and Tenant shall continue to perform all of the terms, conditions and covenants of this Lease, including, without limitation, the payment of Rents. Tenant shall be entitled to receive the entire award made in connection with any such temporary taking attributable to any period within the term of this Lease. Landlord shall be entitled to the entire award for any such temporary taking which relates to a period after the expiration of the term of this Lease or which is allocable to the Building, other than the Premises, or to the cost of restoration of the Premises. If any such temporary taking terminates prior to the expiration of the term of this Lease, Tenant shall restore the Premises as nearly as possible to the condition prior to the taking, at Tenant's sole cost and expense; provided that Tenant shall receive the portion of the award attributable to such restoration.


                                     ARTICILE 15

                                SURRENDER OF PREMISES

     15.1 SURRENDER. On the last day of the Lease Term, or upon any earlier termination of this Lease, or upon any re-entry by Landlord upon the Premises, Tenant shall quit and surrender the Premises to Landlord "broom-clean" and in good order, condition and repair, ordinary wear and tear excepted. Subject to and in accordance with the provisions of Section 9.3, Tenant shall remove all of Tenant's Property from the Premises Upon expiration of the Lease Term or earlier termination of this Lease, all of Tenant's right, title and interest in the Premises or the Building, including any possessory interest, shall cease.

     15.2 ACCEPTANCE OF SURRENDER. Prior to expiration of the Lease Term, or earlier termination of this Lease In accordance with the terms hereof, no act or thing done by Landlord or Its agents shall be deemed an acceptance of surrender of the Premises, and no agreement to accept such surrender shall be valid unless in writing and signed by Landlord.

     15.3 NO MERGER. The surrender of this Lease by Tenant or the Termination of this Lease prior to expiration of the Lease Term shall not constitute a merger, and at the option of Landlord shall operate as an assignment to Landlord of any subleases of the Premises.

     15.4 NO HOLDING OVER. There shall be no holding over by Tenant after expiration of the Lease Term and the failure by Tenant to deliver possession of the Premises to Landlord shall be an unlawful detainer.


                                      ARTICLE 16

                                  DEFAULT BY TENANT

     16.1 DEFAULT. The occurrence of any of the following shall constitute a material default and breach of this lease by Tenant.

            (a) Any failure by Tenant to pay Basic Rent or Additional Charges within ten (10) days of when due;

            (b) The failure of Tenant to take Possession of the Premises within fifteen (15) days after tendered by Landlord, or the abandonment (which Is deemed to include absence from the Premises for more than ten (10) days while in default of any material provision at this Lease) or vacation (except as may BE necessary to facilitate the reoccupancy of the Premises for A permitted use pursuant to en assignment or subletting authorized under the terms hereof) of the Premises by Tenant;

            (c) The failure by Tenant to observe and perform any other provisions of this Lease to be observed or performed by Tenant, where such failure continues for thirty (30) days after written notice thereof by Landlord to Tenant; provided, however, that if the nature of such default is such that it cannot reasonably be cured within such thirty (30) period, Tenant shall not be deemed to be in default if Tenant within that period commences to cure the default and thereafter diligently proceeds to completion within a reasonable time; but Tenant's right to cure under this Subsection (c) does not apply to any matter that is in default under any other Subsection of Section 16.1;

            (d) The making by Tenant or any guarantor of Tenant's obligations under this Lease of any general assignment for the benefit of creditors; the filing by or against Tenant of a petition to have Tenant or said guarantor adjudged a bankrupt or of a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant or guarantor, the same is dismissed within sixty (60) days); the appointment of a trustee or receiver to take possession of substantially all of Tenant's or guarantor's assets located at the Premises or of Tenant's or said guarantor interest in this Lease, where possession is not restored to Tenant or said guarantor within thirty (30) days; or the attachment, execution or other judicial seizure of substantially all of Tenant's or said guarantor's assets located at the Premises or of Tenant's or said guarantor's Interest in this Lease, where such seizure Is not discharged within thirty (30) days;

            (e) The failure by Tenant to observe or perform according to the provisions of Article 8.3 where such failure continues for more than ten (10) days after written notice from Landlord; or

            (f) The hypothecation or assignment of this Lease or subletting of the Premises in violation of Article 19. This default shall net be curable by Tenant.

     16.2 TERMINATION OF LEASE. In the event of any such default by Tenant, then in addition to any other remedies available to Landlord at law or in equity, Landlord shall have the immediate option to terminate this Lease and all rights of Tenant hereunder by giving Tenant a notice of termination. In the event that Landlord elects so to terminate this Lease, then Landlord may recover from Tenant:

            (a) The worth at the time of award of any unpaid rent which had been earned at the time of such termination; plus

            (b) The worth at the time of award of the amount of which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss Tenant proves could have been reasonably avoided; plus

            (c) The worth et the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; plus

            (d) Any other amount necessary to compensate Landlord for all of the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including the cost of the cleanup of any hazardous substances that may have been released in the Premises or the Building by Tenant; plus

            (e) Such other amounts In addition to or in lieu of the foregoing as may be permitted from time to time by applicable California law.

As used in Subsections (a) end (b) above, the "worth at the time of award" is computed by allowing interest from the date of termination until the time of award at the maximum rate allowable under state or federal law, or, if no such maximum rate applies, at the rate of 18 percent per annum. As used in subparagraph (c) above, the "worth at the time of award" is computed by discounting such amount at the discount rate at the Federal Reserve Bank of San Francisco at the time of award, plus one percent (1%).

     16.3 REENTRY BY LANDLORD. In the event of any such default by Tenant, Landlord shall also have the right, with or without terminating this Lease, to reenter the Premises and remove all persons and property; the removed property may be stored in a public warehouse or elsewhere at the cost of and for the account of Tenant,

     16.4 INJUNCTIVE RELIEF. In the event of any breach or threatened breach by Tenant of any of the agreements, terms, covenants or conditions contained in this Lease, Landlord shall be entitled to enjoin such breach or threatened breach and shall have the right to invoke any right and remedy allowed at law or in equity or by statute or otherwise as though re-entry, summary proceedings, and other remedies were not provided for in this Lease.

     16.5 ELECTION TO TERMINATE. No reentry or taking possession of the Premises by Landlord pursuant to Section 16.3 shall be construed as an election to terminate Tenant's right to possession unless A written notice of such Intention is given to Tenant or unless the termination thereof is decreed by a court of competent jurisdiction.

     16.6 REDEMPTION RIGHTS. Tenant, on behalf of itself end any end all persons claiming through or under Tenant, hereby waives end surrenders all right and privilege which it might have, under any present or future law, to redeem the Premises or to have a continuance of this lease after being dispossessed or ejected from the Premises by process of law or under the terms of this Lease or after the termination of this Lease.

     16.7 APPLICATION OF RENT PAYMENTS. Tenant agrees that Landlord may apply any payments made by Tenant to such items as Landlord sees fit except for payments accompanied by written notice from Tenant as to the Items to which such payments should be credited.

     16.8 COUNTERCLAIMS. Tenant shall not Interpose any counterclaim of any kind In any unlawful detainer proceeding commenced by Landlord to recover possession of the Premises.

     16.9 PERFORMANCE BY LANDLORD. If Tenant shall default in the performance of any of Tenant's obligations under this Lease, and the default continues for fifteen (15) days after landlord gives Tenant notice of the default, Landlord, without thereby waiving or curing such default, may (but shall not be obligated to) perform the defaulted obligation for the account and et the expense of Tenant. Landlord may perform Tenant's defaulted obligation without notice in ease of emergency, also et Tenant's sole cost and expense.

     16.l0 ATTORNEY'S FEES AND EXPENSES. Tenant shall reimburse Landlord, promptly, for any expenses Incurred by Landlord in connection with any performance by it for the account of Tenant under Section 16.9. In any dispute between Landlord and Tenant arising under this Lease, the prevailing party shall recover from the non-prevailing party all costs and expenses, including reasonable attorneys' fees (whether or not legal proceedings are instituted), involved In collecting Rents or enforcing the obligations of the nonprevailing party under this Lease, including the cost and expense of instituting and prosecuting legal proceedings or recovering Possession of the Premises after default by Tenant or upon expiration or sooner termination of this Lease.

     16.11 INTEREST. The amount of any Judgment obtained by Landlord or Tenant against the other in any legal proceeding arising out of a default under this lease shall bear interest until paid at the maximum rate allowed on judgments by law, or, if no such maximum rate prevails, et the rate of ten percent (10%) per annum. In the case of any damages that were certain or ascertainable by calculation, such interest shall accrue from the day that the defaulting party was placed on notice of the other party's right to such damages.

     16.12 NO WAIVERS. The failure of Landlord to insist, In any one or more instances, upon the strict performance by Tenant of any of Tenant's obligations under this Lease, or to exercise any right or remedy given Landlord upon a default by Tenant, shall not be construed as a waiver or relinquishment for the future, and the obligation of Tenant and Landlord's rights and remedies upon a default shall continue and remain in full force and effect with respect to any subsequent breach, act or omission. The receipt by Landlord of Rents with knowledge of a breach by Tenant of any obligation of this Lease shall not be deemed a waiver of such breach.

     16.13 REMEDIES NOT EXCLUSIVE. The rights and remedies of Landlord provided in this Article for a default by Tenant are not exclusive, and Landlord may exercise any other right or remedy it may have pursuant to this Lease, at law or in equity.

     16.14 CHRONIC DEFAULTS. Landlord reserves the right to collect, quarterly in advance any and all amounts owed by Tenant under this Lease after Tenant has defaulted monetarily hereunder (and notwithstanding the subsequent cure of any or all of such defaults), three (3) or more times in any consecutive twelve (12) month period. Tenant shall begin such payments on the first day of the calendar month immediately following notice from Landlord of the exercise of such right. Tenant shall pay all intra-quarterly upward adjustments within ten

(10) days of notice of same from Landlord, and Landlord shall credit Tenant's next quarterly payment with all intra-quarterly downward adjustments. Such right may be exercised by Landlord in landlord's absolute discretion, and shall not be construed as an obligation of Landlord.


                                      ARTICLE l7

                             SUBOROINATION AND ATTORNMENT

     17.1 SUBORDINATION. This Lease, and all rights of Tenant under It, ere subordinate to all present and future leases of all or any pert of the Building or the Land (except for leases of office or commercial space by other occupants of the Building); existing present and future mortgages (as the term "mortgage" is defined in Section 28.8 of this lease) encumbering the Building, the Land or any of such leases, Including mortgages also covering other real property; all past and future advances made under such mortgages, ail renewals, modifications, replacements and extensions of such leases and such mortgages and spreaders and consolidation of such mortgages; unless the lessor under any such lease or the mortgagee under any such mortgage elects that this Lease shall be superior to his lease or mortgage pursuant to
Section 17.2. This Section shall be self-operative end no further instrument of subordination shell be required. However, in confirmation of subordination, Tenant shall promptly execute, acknowledge and deliver any instrument that Landlord, the lessor under any such lease or the mortgagee under any such mortgage or any of their respective successors In interest may reasonably request to evidence such subordination; provided, however, that the foregoing provisions with respect to such subordination shall not be effective unless the lessor under any such lease or the mortgagee under any such mortgage shall execute with Tenant a "non disturbance agreement" under which such lessor or mortgagee shall agree that In the event of the termination of such leasehold estate or upon the foreclosure of any such mortgage that Tenant's quiet enjoyment of the Premises will not be disturbed so long as Tenant pays rent and observes and performs all of the provisions of this Lease to be observed and performed by Tenant. If Tenant fails to execute, acknowledge or deliver any such instrument within ten (10) days after request therefor, such failure shall constitute a default under this Lease. Any lease to which this Lease, at the time referred to, Is subordinate is herein called a "Superior Lease" and the lessor of e Superior Lease or its successor-in-interest, at the time referred to, is herein called a "Superior Lessor"; end any mortgage to which this Lease, at the time referred to, is subordinate is herein called a "Superior Mortgage" and the holder of a Superior Mortgage is herein called a "Superior Mortgagee."

     17.2 ELECTION TO SUBORDINATE. By written notice to Tenant, any Superior Lessor or Superior Mortgagee may elect to subordinate Its Superior Lease or Superior Mortgage to this Lease.

     17.3 NOTICE AND CURE OF LANDLORD'S DEFAULT. If any act or omission of Landlord would give Tenant the right, immediately or after lapse of a period of time, to cancel or terminate this Lease, or to claim a partial or total eviction, Tenant shall not exercise such a right (a) until it has given written notice of the act or omission to Landlord and to each Superior Mortgagee and Superior Lessor whose name and address shall previously have been furnished to Tenant, and (b) until a reasonable period for remedying the act or omission shall have elapsed following the giving of such notice and following the time during which each such Superior Mortgagee or Superior Lessor would be entitled under its Superior Mortgage or Superior Lease to remedy the act or omission (which reasonable period shall be equal to the period to which Landlord would be entitled under this Lease or otherwise, after similar notice, to effect such remedy). If, within said reasonable period, such a Superior Mortgagee or Superior Lessor gives Tenant notice of its intention to remedy the act or omission, and thereafter diligently commences the required remedial action and pursues it to completion, Tenant shall have no right to terminate this Lease on account of the act or omission. If such a Superior Mortgagee or Superior Lessor cannot reasonably take the action required to remedy the act or omission without foreclosing on Landlord's interest or Judicially recovering possession thereof so as to be in possession of the Building, and if such Superior Mortgagee or Superior Lessor gives Tenant a written commitment to remedy the act or omission, then, the time within which the act or omission must be remedied to avoid a termination or cancellation of this Lease shall be extended to include the period of time required for such Superior Mortgagee or Superior Lessor to obtain possession plus thirty (30) days. In the absence of an express written assumption by the Superior Mortgagee or Superior Lessor, such commitment by the Superior Mortgagee or Superior Lessor shall not be considered an assumptin by the Superior Mortgagee or Superior Lessor of Landlord's other obligations under the lease, and Landlord shall remain solely liable for the performance of all terms, covenants and conditions of the lease, both prior and subsequent to the exercise of any right to cure or related remedy by the Superior Mortgagee or Superior Lessor. The exercise of any right to cure or related remedy by a Superior Mortgagee or Superior Lessor shall not in any way constitute a cure or waiver of a breach or default under any note, deed of trust, ground lease, or any other instrument executed by Landlord in such circumstances.

     17.4 ATTORNMENT. Any Superior Lessor or Superior Mortgagee who succeeds to the rights of Landlord under this Lease, whether through exercise of remedies in a Superior Lease or Superior Mortgage or by operation of law, is in this Section called a "Successor Landlord," If the Successor Landlord does not elect to treat this Lease as extinguished, upon the Successor Landlord's request, Tenant shall attorn to and recognize the Successor Landlord as Tenant's landlord under this Lease and shall promptly execute and deliver any Instrument that such Successor Landlord may reasonably request to evidence the attornment. Upon attornment, this Lease shall continue in full force and effect and as a direct lease between the Successor Landlord and Tenant upon all of the terms, conditions and covenants as are set forth in this Lease, subject to the provisions of Section 24.4.


     17.5 REQUIREMENTS OF SUPERIOR LESSOR OR MORTGAGEE. If any mortgagee, Superior Lessor or Superior Mortgagee requires modification of this Lease, Tenant shall, at Landlords request, promptly execute and deliver to Landlord instruments effecting the modifications that the mortgagee, Superior Lessor or Superior Mortgagee requires, provided that such modifications de not adversely affect in a material respect any of Tenant's rights under this Lease.

                                   ARTICLE 18

                                 QUIET ENJOYMENT

     18.1 QUIET ENJOYMENT. So long as Tenant timely pays all the Rents and performs all of Tenant's other obligations hereunder, Tenant shall peaceably and quietly have, hold and enjoy the Premises during the Lease Term without hindrance, ejection or molestation by Landlord or any person lawfully claiming through or under Landlord, subject, nevertheless, to the provisions of this Lease and to Superior Leases and Mortgages. This covenant is a covenant running with the land, and is not a personal covenant of Landlord, except to the extent of landlord's interest in this Lease and for only so long as such interest shall continue.

                                   ARTICLE 19

                            ASSIGNMENTS AND SUBLEASES

     19.1 PROHIBITION. Tenant may assign or transfer this Lease, or any Interest therein, and may sublet the Premises or any part thereof, or any right or privilege appurtenant thereto, or suffer any other person (the invitees, agents and servants of Tenant excepted) to occupy or use the Premises, Or any portion thereof, or agree to any of the foregoing, only in accordance with Section 19.2, below. Neither this Lease nor any Interest therein shall be assignable as to the Interest of Tenant by operation of law, Tenant may pledge, hypothecate or encumber this Lease, or any Interest therein; provided, however, that, in each case Tenant must first obtain the written consent of Landlord, which consent shall not unreasonably be withheld. Any such assignment, transfer, pledge, hypothecation, encumbrance, sublease or occupation of, or the use of the Premises by any other person without such consent, shall be void. Any consent to any assignment, transfer, pledge, hypothecation, encumbrance, sublease or occupation or use of the Premises by any other person which may be given by Landlord shall not constitute a waiver by landlord of the provisions of this Article 19 or a release of Tenant from the full performance by it of the covenants herein contained.

     19.2 REQUIREMENTS. If Tenant desires at any time to assign this Lease or sublet all or any portion of the Premises, Tenant shall comply with the following requirements:

            (a) First, Tenant shall notify Landlord at least thirty (30) days prior to the proposed effective date of the assignment or sublease, in writing, of its desire to do so and shall submit in writing to Landlord (1) the name of the proposed sub-tenant or assignee, (2) the nature of the proposed sub-tenant's or assignee's business to be carried on in the Premises, (3) the terms and conditions of the proposed sublease or assignment and (4) financial statements for the two most recent completed fiscal years of the proposed sub-tenant or assignee, and a bank reference. Thereafter, Tenant shall furnish such supplemental information as Landlord may reasonably request concerning the proposed sub-tenant or assignee. At any time within fifteen (15) days after Landlord's receipt of the information specified above, Landlord may by written notice to lenient elect to (1) consent to the sublease or assignment, or (2) disapprove of the sublease or assignment, setting forth in writing Landlord's commercially reasonable grounds for doing so. Such grounds may include, without limitation, (1) that such an assignment or subletting with Landlord's consent would result in the breach of a provision in a lease, deed of trust, security agreement or other financing arrangement by which Landlord is bound, relating to the Building, or (2) that less than eighty-five percent (85%) of the Rentable Area of the Building has ever been leased and occupied by tenants and less than three (3) years have expired since the Commencement Date. If Landlord consents to the sublease or assignment within the fifteen (15) day period, Tenant may thereafter enter into such assignment or sublease of the Premises, or s portion thereof, upon the terms and conditions and as of the effective date set forth in the information furnished by Tenant to Landlord. Landlord's failure to respond to Tenant's notification of the proposed assignment or sublease within fifteen
(15) days after Landlord's receipt of the information specified above shall be deemed to be a consent by Landlord to such assignment or sublease.

            (b) Notwithstanding Landlord having granted its consent to any assignment of subleasing, prior to the effective date of any assignment or the commencement date of any sublease, Landlord shall be furnished by Tenant with (A) a copy of the fully executed sublease or assignment of lease agreement, and (B) Tenant's written certification of the sums contributed by Tenant, if any, for leasehold improvements to be made (by a contractor approved by Landlord) to the subleased or assigned portion of the Premises (at no cost or expense to Landlord) in connection with said subleasing, and any other reasonable out-of-pocket concessions furnished to such sublessees or assignees by Tenant.

            (c) No sublease of the Premises or portion thereof, or assignment of this Lease, may be for a period of less than One (1) year, nor may any sublease extend beyond the expiration date of the term of this Lease;

            (d) No sublease or assignment may permit the sublessee or assignee to operate or use the Premises, or any portion thereof, for any use or uses for which another tenant in the Building has the exclusive right to such use or uses in the Building;

            (e)  Tenant shall pay to Landlord as Additional Rent, within five
(5) business days following the due dates of such sums: (a) fifty percent (50%) of the amount by which the rent payable by such assignee, sublessee or sublessees to Tenant throughout the term exceeds (ii) the rent otherwise payable by Tenant to Landlord under this Lease; plus (b) fifty percent (50%) of all other consideration payable for the assignment or sublease of this Lease including, but not limited to, key money and the purchase price of any personal property of Tenant to the extent it exceeds its fair market value, net of a reasonable broker's commission and reasonable out-of-pocket costs paid by Tenant to effect such assignment or sublease. The foregoing is a freely negotiated arrangement between Landlord and Tenant respecting the allocation of appreciated rentals. This covenant shall survive the expiration of the term of this Lease; and

            (f) Any notice by Tenant to Landlord pursuant to this Section 19.2, of a proposed assignment or subletting, shall to accompanied by a payment of $250 as a fee for Landlord's time and the processing of Tenant's request for Landlord's consent. If Landlord's consent to such proposed assignment or subletting Is net given, such fee shall be refundable. In addition to said fee, Tenant shall reimburse Landlord for reasonable attorney's fees incurred by Landlord in connection with such review and the preparation of documents in connection therewith.

     19.3 ASSUMPTION OF LIABILITY. Each permitted assignee, transferee or sublessee, other then Landlord, shall assume and be deemed to have assumed this Lease and shall be and remain liable jointly and severally with Tenant for the payment of the rent and for the due performance or satisfaction of all of the provisions, covenants, conditions and agreements herein contained on Tenant's part to be performed or satisfied. No permitted assignment or sublease shall be binding on Landlord unless such assignee, sublessee or Tenant shall deliver to Landlord a counterpart of such assignment or sublease which contains a covenant of assumption by the assignee or sublessee, but the failure or refusal of the assignee or sublessee to execute such Instrument of assumption shall not release or discharge the assignee or sublessee from its liability as set forth above.

     19.4 PARTNERSHIPS. If Tenant is a partnership, a transfer of any interest of a general partner, a withdrawal of any general partner from the partnership, or the dissolution of the partnership, shall be deemed to be an assignment of this Lease.

     19.5 BARGAINED FOR RESTRICTIONS. Tenant expressly acknowledges that the limitations and restrictions on its right to assign this Lease or to sublet the Premises, as set forth in this Section 19, are a part of the economic terms of this Lease that were expressly bargained for at the time this Lease was entered into by Landlord and Tenant.


                                      ARTICLE 20

                                       NOTICES

     20.1 NOTICES. Any notice, statement, demand, consent, approval or other communication required or permitted to be given, rendered or made by either party to the other, pursuant to this Lease or pursuant to any applicable law or requirement of public authority, shall be in writing (whether or not so stated elsewhere in this Lease) and shall be deemed to have been given, rendered or made only if hand-delivered or sent by certified mall, return receipt requested, postage prepaid, addressed as follows: (a) if to Landlord, c/o Trenton Development Corporation, 6500 Wilshire Boulevard, Suite 1800, Los Angeles, California 90048, (b) if to Tenant, at its address in the Building, (except that before the Commencement Date, Tenant's address, unless Tenant shall give notice to the contrary, shall be as stated in Section 1.11), and shall be deemed to have been given, rendered or made on the date it is hand-delivered or one day after it is mailed, unless it is mailed outside of Los Angeles County, in which case it shall be deemed to have been given, rendered or made on the third business day after the day it is mailed. By giving notice as provided above, either party may designate a different address for notices, statements, demands, consents, approvals or other communications intended for it.


                                     ARTICLE 21

                               ESTOPPEL CERTIFICATES

     21.1 ESTOPPEL CERTIFICATES. Tenant agrees from time to time, within ten (10) days after a request by Landlord, to execute and deliver to Landlord an estoppel certificate, In form satisfactory to Landlord, which certifies, affirms or confirms certain information including, without limitation, (a) that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified, and stating the modifications); (b) states the expiration date of the Lease Term and that there are no agreements with Landlord to extend or renew the Lease Term or to permit any holding over (or if there are any such agreements, describes them and specifies the periods of extension or renewal); (c) certifies the dates through which Rents have been paid; (d) states whether or not, to the knowledge and belief of Tenant, Landlord is in default in performance of, any of its obligations under this Lease, and specifies each default of which Tenant has knowledge; (e) states whether or not, to the knowledge and belief of Tenant, any event has occurred which, with the giving of notice or passage of time, or both, would constitute a default by Landlord and, if such an event has occurred, specifies each such event; and (f) states whether Tenant is entitled to any credits, offsets, defenses or deductions against payment of Rents, and, if so, describes them. An estoppel certificate issued by Tenant pursuant to this Section shall be a representation and warranty by Tenant which may be relied en by Landlord and by others with whom Landlord may be dealing, regardless of independent investigation. Tenant also shall include in any estoppel certificate requested by Landlord such other information concerning this Lease as Landlord and/or an institutional lender may reasonably request. If Tenant fails to execute and deliver an estoppel statement within ten (10) days after a request by Landlord, (a) Landlord's representations concerning the factual matters covered by an estoppel certificate, as described above, sall be conclusively presumed to be correct, and/or (b) such failure shall, at Landlord's option, be deemed a material and incurable default entitling Landlord to exercise its remedies under Article 16.


                                      ARTICLE 22

                                RELOCATION OF PREMISES

     22.1 SUBSTITUTE PREMISES. The provisions of this Article shall apply only to Premises containing less than five thousand (5,000) square feet of Rentable Area. Landlord may, at its option, subsequent to the Commencement Date, elect by notice to Tenant to substitute for the Premises other office space in the Building designated by Landlord (herein called the "Substitute Premises"), provided that the Substitute Premises are served by the same elevator bank as the Premises, contain approximately the same Rentable Area as the Premises and have a configuration substantially similar to that of the Premises. Landlord's notice shall be accompanied by a floor plan of the Substitute Premises, and either the notice or the plan shall set forth the Rentable Area of the Substitute Premises. Tenant shall vacate and surrender the Premises and shall occupy the Substitute Premises promptly (and, in any event, not later than fifteen (15) days) after Landlord has substantially completed the work to be performed by Landlord in the Substitute Premises pursuant to Section 22.2. Tenant shall pay the same Basic Rent per square foot of Rentable Area and the same Additional Charges with respect to the Substitute Premises as were payable with respect to the Premises, except that Tenant's Share shall be adjusted to equal the percentage that the Rentable Area of the Substitute Premises bears to the total Rentable Area in the Building. Landlord's rights hereunder are in addition to those provided in
Section 6.8 of this Lease.

     22.2 LANDLORD'S OBLIGATIONS. Tenant shall not be entitled to any compensation for any inconvenience Interference with Tenant's business, or to any abatement or reduction of Basic Rent or Additional Charges (other than as set forth in Section 22.1), but Landlord shall, at Landlord's expense, do the following: (a) furnish and install in the Substitute Premises Fixtures at least equal in kind and quality to those contained in the Premises at the time such notice of substitution is given by Landlord; (b) provide to Tenant personnel to perform under Tenant's direction the moving of Tenant's Property from the Premises to the Substitute Premises; (c) promptly reimburse Tenant for Tenant's actual and reasonable out-of-pocket costs incurred by Tenant in connection with the relocation of any telephone or other communications equipment which is moved from the Premises to the Substitute Premises, provided such costs are approved by Landlord in advance, which approval shall not be unreasonably withheld. Tenant agrees to cooperate with Landlord to facilitate the prompt completion by Landlord of its obligations under this Article and the prompt surrender by Tenant of the Premises. Without limiting the generality of the preceding sentence, Tenant agrees (a) to provide to Landlord promptly any approvals or Instructions, and any plans and specifications or any other information reasonably requested by Landlord and
(b) to Promptly perform any work, other than Landlord's obligations under this Section, to prepare the Substitute Premises for Tenant's occupancy.

     22.3 APPLICATION OF LEASE. From and after the date that Tenant actually vacates and surrenders the Premises to Landlord, this Lease (a) shall no longer apply to the Premises, except with respect to obligations which accrued on or prior to such surrender date; and (b) shall apply to the Substitute Premises as if the Substitute Premises had been the space originally demised under this Lease.


                                      ARTICLE 23

                                       BROKERS

     23.1 BROKERS. The parties covenant, warrant and represent to each other that no other broker except Landlord's Broker and Tenant's Broker was in any way responsible for bringing about or consummating this Lease and that Landlord, for its part, and Tenant, for its part, had no conversations or negotiations with any broker except Landlord's Broker and Tenant's Broker concerning the leasing of the Premises. Landlord agrees to indemnify, defend and hold Tenant harmless against and from any claims for any brokerage commissions or finders' fees by persons ether than Landlord's Broker or Tenant's Broker who claim to have performed brokerage or finders' services with respect to the leasing of the Premises at Landlord's request or otherwise on Landlord's behalf, and all costs, expenses and liabilities incurred in connection with such claims, including attorneys' fees. Tenant agrees to indemnify, defend and hold Landlord harmless against and from any claims for any brokerage commissions or finders' fees by persons other than Landlord's Broker and Tenant's Broker who claim to have performed brokerage or finders' services with respect to the Premises at Tenant's request or otherwise on Tenant's behalf, and all costs, expenses and liabilities incurred in connection with such claims, including attorneys' fees.


                                      ARTICLE 24

                           EXCULPATION AND INDEMNIFICATION

     24.1 DISCLAIMER. Landlord shell not be liable to Tenant or Its partners, directors, officers, contractors, agents, employees, invitees, sublessees or licensees, for any loss, injury or damage to Tenant or to any other person, or to its or their property, irrespective of the cause of such injury, damage or loss, except to the extent caused by or resulting from the negligence or willful misconduct of Landlord or its employees in the operation or maintenance of the Premises or the Building, and Tenant hereby waives all claims in respect thereof. Neither Landlord nor Tenant shall be liable (a) for any such damage caused by other lessees or persons in or about the Building, or caused by operations in construction any private, public or quasi-public work, or (b) for consequential damages.

     24.2 INDEMNITY. Tenant shall defend, Indemnify and hold harmless Landlord, Landlord's Affiliates, all Superior Lessors end Superior
Mortgagees, and its and their respective partners, directors, officers, agents and employees from and against any and all claims, demands, liability, loss, damage, costs and expenses arising from or in connection with (a) Tenant's conduct or management of the Premises or of any business therein, or any work or act whatsoever done, or any condition created (other than by Landlord) in or about the Premises during the Lease Term or during the period of time, if any, prior to the Commencement Date that Tenant may have been given access to the Premises; (b) any act, omission or negligence of Tenant or any of its subtenants or licensees or its or their partners, directors, officers, agents, employees or contractors; (c) the use by Tenant or any of its subtenants, licensees, guests or visitors or its or their partners, directors, officers, agents, employees or contractors of the Building parking facilities; (d) any accident, injury or damage whatever (unless caused or contributed to by Landlord) occurring in or about the Premises; and (e) any breach or default by Tenant in the full and prompt payment and performance of Tenant's obligations under this Lease; together with all costs, expenses and liabilities including, without limitation, all attorneys' fees and costs. Landlord shall indemnify and hold Tenant harmless from and against any and all claims, demands, liability, loss, damage, costs and expenses arising from or in connection with any breech or default by Landlord in the full and prompt payment and performance of Landlord's obligations under this Lease; together with all costs, expenses and liabilities including, without limitation, all attorney's fees and costs.

     24.3 EXCULPATION. Neither Landlord's partners, landlord's affiliates, nor any Successor to landlord's interest, including any Successor landlord, shall be personally liable for the performance of Landlord's obligations under this lease. Tenant shall look only to Landlord's estate and property in the Land and the Building (or the proceeds thereof), and to no other property or assets of Landlord or Landlord's partners or affiliates, for the satisfaction Of Tenants remedies under this Lease, or for the collection of a judgment (or other Judicial process) requiring the payment of money by Landlord or Landlord's partners or affiliates. The covenants and agreements contained in this Section shall be enforceable by landlord, landlord's partners, Landlord's Affiliates and their respective successors and assigns.

     24.4 TRANSFERS OF LANDLORD'S INTEREST. The covenants and agreements of Landlord under this Lease shall not be binding on any person at any time holding the interest of Landlord (including the original named Landlord) subsequent to the transfer of that person's interest in the Building, but shall be binding on such person only during the period of time such person holds the interest of Landlord in the Building. In the event of such a transfer, the covenants and agreements of Landlord shall thereafter be binding upon the transferee of Landlord's interest. If Landlord's interest in the Building or the Land shall be sold, assigned or otherwise transferred to any person, including any transfer upon the exercise of any remedy provided in a Superior Lease or a Superior Mortgage or at law or equity, that person, and each person thereafter succeeding to its interest in the Building or the Land, shall not be (a) liable for any act or omission of Landlord under this Lease occurring prior to such sale, assignment or other transfer;
(b) subject to any offset; defense or counterclaim accruing prior to such sale, assignment or other transfer; (c) bound by any payment prior to such sale, assignment or other transfer of Basic Rent or Additional Charges for more than one month in advance and quarterly prepayments made by Tenant as required by Section 16.14; and (d) liable for the return of the Security Deposit except to the extent that the Security deposit has been paid over to such person.


                                   ARTICLE 25

                                HAZARDOUS MATERIAL

     25.1 HAZARDOUS MATERIAL. Landlord and Tenant agree as follows with respect to the existence or use of "Hazardous Material" (as defined in Subsection (d) of this Section 25.1) on the Premises or the Building:

            (a) Tenant shall not cause or permit any Hazardous Material to be brought upon, kept or used in or about the Premises or the Building by Tenant, its agents, employees, contractors or invitees, without the prior written consent of Landlord. If Tenant breaches the obligations stated in the preceding sentence, or if the Presence of Hazardous Material on the Premises or the Building caused or permitted by Tenant results in contamination of the Premises or the Building, or if contamination of the Premises or the Building by Hazardous Material otherwise occurs for which Tenant is legally liable to Landlord for damage resulting therefrom, then Tenant shall indemnify, hold Landlord harmless, and defend Landlord (with counsel reasonably acceptable to Landlord) from any and all claims, Judgments, damages, penalties, fines, costs, liabilities or losses (including, without limitation, diminution in value of the Premises or the Building, damages for the loss or restriction on use of rentable or usable space or of any amenity of the Premises or the Building, damages arising from any adverse impact on marketing of space in the Building, and sums paid In settlement of claims, attorneys' fees, consultant fees and expert fees) which arise during or after the Lease Term as a result of such contamination. This indemnification of Landlord by Tenant includes, without limitation, costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal or restoration work required by any federal, state or local governmental agency or political subdivision because of Hazardous Material present in the soil or ground water on or under the Premises or the Building to the extent caused by Tenant, without limiting the foregoing, if the presence of any Hazardous Material on the Premises or the Building caused or permitted by Tenant results in any contamination of the Premises or the Building, Tenant shall promptly take all actions at its sole expense as are necessary to return the Premises or the Building to the condition existing prior to the introduction of any such Hazardous Material to the Premises or the Building; provided that Landlord's approval at such actions shall first be obtained, which approval shall not be unreasonably withheld so long as such actions would not potentially have any material adverse long-term or short-term effect on the Premises or the Building.

            (b) Landlord and Tenant acknowledge that Landlord may become legally liable for the costs of complying with laws relating to Hazardous Material which are not the responsibility of Landlord or the responsibility of Tenant pursuant to Subsection (a), including the following: (i) Hazardous Material present in the soil or ground water on the land; (ii) a change in Laws which relate to Hazardous Material which make such Hazardous Material which is present on the Premises or In the Building as of the Commencement Date, whether known or unknown to Landlord, a violation of such new laws;
(iii) Hazardous Material that migrates, flows, percolates, diffuses or in any way moves on to or under the land; (iv) Hazardous Material present on or under the Land or in the Building as a result of any discharge, dumping or spilling (whether accidental or otherwise) on the land or in the Building by other lessees of the Property or their agents, employees, contractors or invitees, or by others. Accordingly, Landlord and Tenant agree that the cost of complying with laws relating to Hazardous Material on the land or in the Building for which Landlord may be legally liable and which are paid or incurred by Landlord shall be a part of the Costs at Operation (and Tenant shall pay Tenant's Share thereof in accordance with Section 4.1) unless the cost of such compliance, as between Landlord and Tenant, is made the responsibility of Tenant pursuant to this Section. To the extent any such Costs of Operation relating to Hazardous Material is subsequently recovered or reimbursed through Insurance, or recovery from responsible third parties, or other action, Tenant shall be entitled to a proportionate reimbursement to the extent it has paid its share of such Operating Expense to which such recovery or reimbursement relates. Notwithstanding anything in this Section 25.1(a) to the contrary, Landlord represents and warrants that, as of the Commencement Date, there is no asbestos in the Building or Premises, and in the event of a breach of this rpresentation and warranty by Landlord, Landlord shall pay all costs of removing such asbestos from the Building and/or Premises.

            (c) It is understood that under no circumstances shall Landlord consent to any proposed assignment or sublease if (i) the assignee or sublessee's anticipated use of the demised Premises involves the generation, storage, use, treatment or disposal of Hazardous Material; (ii) the proposed assignee or sublessee has been required by any prior landlord, lender or governmental authority to take remedial action in connection with Hazardous Material contaminating a property if the contamination resulted from such assignee or sublessee's actions or use of the property in question; or (iii) the proposed assignee or sublessee is subject to an enforcement order issued by any governmental authority in connection with the use, disposal or storage of a Hazardous Material.

            (d) As used herein, the term "Hazardous Material" means any hazardous or toxic substance, material or waste which is or becomes regulated by any local governmental authority, the State of California or the United States Government, The term "Hazardous Material" includes, without limitation, any materiel or substance which is (i) defined as a "hazardous waste," "extremely hazardous waste" or "restricted hazardous waste" under Sections 25115, 25117 or 25122.7, or listed pursuant to Section 25140, of the California Health an Safety Code, Division 20, Chapter 6.5 (Hazardous Waste Control Law), (ii) defined as a "hazardous substance" under Section 25316 of the California Health and Safety Code, Division 20, Chapter 6.8 (Carpenter-Presley-Tanner Hazardous Substance Account Act), (iii) defined as a "hazardous material," "hazardous substance," or "hazardous waste" under
Section 25501 of the California Health and Safety Code, Division 20, Chapter
6.95 (Hazardous Materials Release Response Plans and Inventory), (iv) defined as a "hazardous substance" under Section 25281 of the California Health and Safety Code, Division 20, Chapter 6.7 (Underground Storage of Hazardous Substances), (v) petroleum, (vi) asbestos, (vii) listed under Article 9 or defined as hazardous or extremely hazardous pursuant to Article 11 of Title 22 of the California Administrative Code, Division 4, Chapter 20, (viii) designated as a "hazardous substance" pursuant to Section 311 of the Federal Water Pollution Control Act (33 U.S.C. & 1317), (ix) defined as a "hazardous waste" pursuant to Section 1004 of the Federal Resource Conservation and Recovery Act, 42 U.S.C. g 6901 et seq. (42 U.S.C. Q 6903), or (x) defined as a "hazardous substance" pursuant to Section 101 at the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C, & 9601 ET SEG. (42 U.S.C. Section 9601).

            (e) Landlord warrants that on the Commencement Date, the Premises and the Building will have been constructed by Landlord free of asbestos. If the Building or the Premises have not been so constructed, and Landlord's warranty is breached, Landlord shall perform and pay for such work as is necessary to cause the original construction of the Building and the Premises to comply with such warranty.


                                      ARTICLE 26

                                       PARKING

     26.1 TENANT'S PARKING. Tenant shall have the right to use Tenant's Parking for the parking at automobiles used by Tenant, its officers and employees, subject to payment to

Landlord or the operator of the Building parking garage of the prevailing fee for parking charged to lessees and occupants of the Building. The use of Tenant's Packing shall be governed by the rules and regulations set forth in Exhibit F attached hereto end incorporated herein by reference, which rules end regulations may be, subject to the provisions of the Lease, modified or amended from time to time by Landlord or the operator of the parking garage in their reasonable discretion. Tenant's business visitors shell have the right to perk in the parking garage only to the extent that parking space is available and subject to payment of the prevailing fee for parking charged to visitors to the Building. Tenant shall have the right to reduce its allocation of parking spaces, from time to time, thereby entitling Tenant to a corresponding reduction of parking fees. Should the allocation be so reduced end, thereafter, should Tenant request an increase in its allocation of parking spaces, Landlord shall be obligated to provide the same only upon a space-available basis and not in excess of the allocation set forth In
Section 1.9 above.

     26.2 TENANT'S COOPERATION AND PARTICIPATION IN TRANSPORTATION MANAGEMENT. Tenant shall cooperate with all efforts by Landlord to comply with any end all transportation management requirements Imposed by or resulting from statutes or regulations, or any interpretations thereof, promulgated by any federal, regional, state, county, municipal or local governmental authority ("Transportation Management Requirements"). Such cooperation by Tenant shall include, but not be limited to, registering for, attending, and otherwise participating in any end all programs which may be undertaken by Landlord, either independently or in cooperation with local municipalities or governmental agencies or other property owners in the vicinity of the Building, to reduce traffic ("Transportation Management Programs"). Transportation Management Programs may include, but shall not be limited to, carpools, vanpools and other ridesharing programs, public and private transit, flexible work hours, preferential assigned parking programs, registrar programs to coordinate tenants of the Building with existing or proposed traffic mitigation programs, and commuter meetings to help employees form and maintain ridesharing arrangements, use transit, bicycle, walk, or use modes of transportation other than driving for Commutation purposes. Tenant acknowledges that as part of any Transportation Management Program, Tenant shall distribute employee transportation Information at the Commencement Date and thereafter, participate in commuter activities, designate a liaison for commuter transportation related activities, distribute commuter information to all employees periodically and to new employees when hired, permit employees to participate in Landlord sponsored commuter meetings, permit employees to receive telephone and other communications from Landlord's Transportation Coordinator to assist in the creation and maintenance of ridesharing arrangements and use of public transit, and otherwise participate in other programs or Services initiated under the Transportation Management Program. Landlord shall implement rules and regulations to comply with Transportation Management Requirements and Transportation Management Programs, and Tenant shall comply with all such rules and regulations, which rules end regulations may be modified or emended from time to time by Landlord in its reasonable discretion. Any and all costs incurred by Tenant in cooperating withLandlord as provided in this
Section 26.2 shall be paid solely by Tenant, and any and all costs incurred by Landlord in complying with Transportation Management Requirements or undertaking or participating in Transportation Management Programs shall be a Cost of Operation as provided in Section 4.1(ii) of this Lease.


                                      ARTICLE 27

                                RIGHT OF FIRST REFUSAL

     27.1 RIGHT OF FIRST REFUSAL ON ADDITIONAL SPACE. Prior to the expiration of this Lease as extended by any Extension Option, Tenant shall have the right to lease additional space as and when, the same becomes available on the second (2nd) floor of the Building ("Expansion Area"). Landlord shall not enter into any lease effecting the Expansion Area with any third-party tenant without first offering Tenant en opportunity to lease such space on the same terms and conditions as Landlord Is willing or may negotiate to lease space on such floor to a third-party tenant. As used herein, "third party tenant" excludes any tenant or party then in possession of any portion of the Expansion Area which may desire to extend or renegotiate its lease or rental agreement. Landlord shall offer such opportunity to lease to Tenant by (a) notifying Tenant in writing of the availability of the Expansion Area, (b) notifying Tenant of Landlord's proposed terms and conditions, which may be In the form of a proposed lease. Within five (5) working days from the date of such offer from Landlord to Tenant, Tenant shall give Landlord written notice of its election to negotiate with Landlord to lease the Expansion Area. If Tenant agrees with the terms and conditions proposed by Landlord, then, landlord shall not enter into a lease for the Expansion Area with any third-party tenant and Landlord and Tenant shall promptly enter into a lease on Landlord's proposed terms and conditions. If Tenant disagrees with any terms and conditions proposed by landlord, then, Landlord and Tenant shall negotiate in good faith in an attempt to reach agreement with respect to such terms and conditions. If Landlord and Tenant are unable to agree upon such terms and conditions within fifteen (15) days following Tenant's notice to Landlord of its election to negotiate to lease the Expansion Area, Landlord may lease the Expansion Area to any third-party tenant on any terms and conditions, so long as over-all they are no more favorable then those offered to Tenant. If Landlord does not lease the Expansion Area to another tenant within six (6) months following the expiration of the fifteen (15) day negotiating period described hereinabove, then, Tenant's right of first refusal as set forth in this Section 27.1 shall be reinstated.

                                      ARTICLE 28

                                    MISCELLANEOUS

      28.1 MEMORANDUM OF LEASE. Tenant shall not record this Lease. However, at the request of Landlord, Tenant shall promptly execute, acknowledge and deliver to Landlord a Memorandum at Lease Commencement pursuant to Section 2.2, which may be recorded by Landlord. Such Memorandum of Lease Commencement shall not change or otherwise affect any of the obligations or provisions of this Lease.

28.2 ENTIRE AGREEMENT. This Lease contains all of the agreements and understandings related to the leasing of the Premises and the respective obligations of Landlord and Tenant in connection therewith. Neither Landlord nor Tenant has made or is making, and, in executing and delivering this Lease, neither Landlord nor Tenant is relying upon, any warranties, representations, promises or statements, except those that are expressly set forth in this Lease, including any riders and all exhibits hereto. All prior agreements and understandings between the parties have merged Into this Lease, which alone fully and completely expresses the agreement of the parties.

28.3 AMENDMENTS. No agreement shall be effective to amend, change, modify, waive, release, discharge, terminate or effect an abandonment of this Lease, in whole or in part, unless such agreement is in writing, refers expressly to this Lease and is signed by Landlord and Tenant.

28.4 SUCCESSORS. Except as otherwise expressly provided herein, the obligations of this Lease shall bind and benefit the successors and assigns of the parties hereto; provided, however, that no assignment, sublease or other transfer in violation of the provisions of Article 19 shall operate to vest any rights in any putative assignee, sublessee or transferee to Tenant.

28.5 FORCE MAJEURE. Neither Landlord nor Tenant shall have any liability whatsoever to the other on account of (a) the inability of such party to fulfill, or delay in fulfilling, any of such party's obligations under this Lease (other than the payment of Rents) by reason of strike, other labor trouble, governmental preemption of priorities or other controls in connection with a natural or other public emergency or shortages of fuel, supplies or labor resulting therefrom, or any other cause, whether similar or dissimilar to the above, beyond such party's reasonable control; or (b) any failure or defect in the supply, quantity or character of electricity or water furnished to the Premises, by reason of any requirement, act or omission of the public utility or others furnishing the Building with electricity or water, or for any other reason, whether similar or dissimilar to the above, beyond Landlord's reasonable control. If this Lease specifies a time period for the performance of an obligation by landlord or for the performance of an obligation of Tenant (other than the obligation to pay Rents), that time period shall be extended by the period of any delay in such performance caused by any of the events of force majeure described above.

28.6 POST-TERMINATION OBLIGATIONS. Upon the expiration of the Lease Term or earlier termination of this Lease, neither party shall have any further obligation or liability to the other except as otherwise expressly provided in this Lease, and except for such obligations as by their nature or under the circumstances can only be, or by the provisions of this Lease, may be, performed after such expiration or earlier termination. However, any liability for a payment of money shall survive the expiration of the Lease Term or earlier termination of this Lease.

28.7 EXCAVATIONS. If an excavation is made upon the Land or upon land adjacent to the Building, or is authorized to be made, then at the request of Landlord, Tenant shall afford persons performing the excavation and shoring license to enter the Premises solely for the purpose of doing such work as may be necessary or desirable to preserve and and protect the Building from injury or damage and to support the Building Tenant shall have no claim for damages or liability against Landlord or such persons, and Tenant's obligations under this Lease shall not be reduced or otherwise affected.

28.8 MISCELLANEOUS DEFINITIONS. For the purposes of this Lease, the following terms shall have the meanings herein ascribed to them:

      (a)  INCLUDING.   The terms "including" and "include" shall be
interpreted in the non-exclusive sense unless the contrary is explicitly set forth thereat. That is, the term "including" followed by one or more descriptive terms shall mean "including but not limited to" said one or more descriptive terms.

      (b) LANDLORD. The term "Landlord" shall mean the Landlord herein named or any successor in interest, but only for the time that any such person owns the Building or a lease of the Building in accordance with and subject to the Provisions of Section 24.4.

      (c) LANDLORD'S AFFILIATES. The term "Landlord's Affiliates" shall mean Trenton Development Corporation, H.T. Greene & Associates and H.T. Greene, their successors and assigns.

      (d) LAWS. The terms "laws," "provisions of law" and words of similar import shall mean laws, statutes, ordinances, building end fire codes, rules, regulations, judgments, rulings, decrees, orders and directives of any or all of the federal, state, county and city governments and all departments, subdivisions, bureaus, courts, agencies or offices thereof, and of any other governmental, public or quasi-public authorities having Jurisdiction over the Building or the Premises, and the direction of any public officer pursuant to law, whether now or hereafter in force. References to specific statutes include successor statutes of similar purpose and import.

      (e) MORTGAGE. The term "mortgage" shall include a mortgage or deed of trust, and the term "holder of a mortgage" or "mortgage" or words of similar import shall include a mortgagee of a mortgage or a beneficiary of a deed of trust.

      (f) PERSON. The term "person" shall mean any natural person or persons, a partnership, a corporation, and any other form of business or legal association or entity.

      (g) RENTABLE AREA. The term "Rentable Area" shall mean the rentable area as determined by Landlord, according to the following formula:

             (i) As to each floor of the Building on which the entire space rentable to tenants is or will be leased to one tenant, Rentable Area shall be the entire area bounded by the inside finished surface of the dominant portion of the permanent outer Building walls, including all areas used for elevator lobbies, drip lines, corridors, special stairways, special elevators, restrooms, mechanical rooms, electrical rooms, telephone closets situated on such floor, and a PRO RATA share of the ground floor, lobby, without deduction for columns and other structural portions of the Building or vertical penetrations that are included for the special use of Tenant, but excluding the area contained within the interior walls of the Building stairs, fire towers, vertical ducts, elevator shafts, flues, vents, stacks and pipe shafts.

            (ii) As to each floor of the Building on which space is or will be leased to more than one tenant, Rentable Area attributable to each such lease shall be the total of (1) the entire area included within the premises covered by such lease, being the area bounded by the inside finished surface of the dominant portion of the permanent outer Building walls, the exterior of all walls separating such premises from any public corridors or other public areas on such floor, and the centerline of all walls separating such premises from other areas leased or to be leased to other tenants on such floor, and (2) a pro rata portion of the area covered by the elevator lobbies, drip lines, corridors, restrooms, mechanical rooms, electrical rooms and telephone closets situated on such floor, and a PRO RATA share of the ground floor lobby, without deduction for columns and other structural portions of the Building or vertical penetrations that are included for the special use of Tenant, but excluding the area contained within the interior walls of the Building stairs, fire towers, vertical ducts, elevator shafts, flues, vents, stacks and pipe shafts.

           (iii) No deductions from Rentable Area shall be made for structural or functional columns or projections of the Building.

      The "Rentable Area of the Building" shall mean the aggregate Rentable Area (determined in accordance with Clauses (i) through (iii) above) of all space available for lease to tenants on the Lower Level through the Penthouse Level of the Building.

      (h) TENANT. The term "Tenant" shall mean the Tenant herein named or any assignee or other successor in interest (immediate or remote) of the Tenant herein named, who at the time in question is the owner of the Tenant's estate and interest granted by this Lease: but the foregoing shall not be construed to permit any sublease or assignment of this Lease in violation of Article 19, or to relieve the Tenant herein named or any assignee or other successor in interest (whether immediate or remote) of covenants, obligations and premises
                                   -33-
contained in this Lease. The Tenant herein named and all assignees and other successors in interest shall remain liable for all such covenants, obligations and conditions as principals and not as guarantors.

      28.9 LIGHT AND AIR. No diminution or shutting off of light, air or view by any structure that may be erected on lands in the vicinity of the Building shall in any manner affect this Lease or the obligations of Tenant hereunder, or shall impose any liability on Landlord.

      28.10 GOVERNING LAW. Irrespective of the place of execution or performance, this Lease shall be governed by and construed in accordance with the laws of the State of California.

      28.11 INVALIDITY. If any provision of this Lease or the application thereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, the remainder of this Lease and the application of that provision to other persons or circumstances shall not be affected but rather shall be enforced to the extent Permitted by law.

      28.12 CAPTIONS. The Table of Contents, Index of Defined Terms, captions, headings and titles of this Lease are solely for convenience of reference end shall not affect Its interpretation.

      28.13 PRESUMPTIONS. This Lease shall be construed without regard to any presumption or other rule requiring construction against the party drafting a document. It shall be construed neither for nor against Landlord or Tenant, but shall be given a reasonable interpretation in accordance with the plain meaning of its terms and the intent of the parties.

      28.14 INDEPENDENT COVENANTS. Each covenant, agreement, obligation or other provision of this Lease on Tenant's part to be performed shall be deemed and construed as a separate and independent covenant of Tenant, not dependent on any other provision of this Lease.

      28.15 NUMBER AND GENDER. All terms and words used in this Lease, regardless of the number or gender in which they are used, shall be deemed to include any other number and any other gender as the context may require.

      28.16 TIME IS OF THE ESSENCE. Time is of the essence of this Lease and of each provision hereof in which a time of performance is established.

      28.17 JOINT AND SEVERAL LIABILITY. If, at any time during the Lease Term, Tenant comprises more than one person, all such persons shall be jointly and severally liable for payment of Rents and for performance of every obligation of Tenant under this Lease.

      28.18 SUBMISSION OF LEASE. The submission of this Lease to Tenant or its broker, agent or attorney for review or signature does not constitute an offer to Tenant to lease the Premises or the granting of an option to do so. This instrument shall have no binding force or effect until its execution and delivery by both Landlord and Tenant.

      28.19 LABOR HARMONY. Tenant shall not use (and upon notice from Landlord shall cease using) contractors, services, workmen, labor, materials or equipment that, in Landlord's reasonable Judgment, would disturb labor harmony with the workforce or trades engaged in performing other work, labor or services in or about the Building.

      28.20 RULES AND REGULATIONS. Tenant shall observe and comply with the Building Rules and Regulations and the Parking Rules and Regulations for the Building set forth in Exhibits E and F hereto, and any reasonable amendments and additions thereto as Landlord may adopt from time to time for the management, safety, security, care, cleanliness and good order of the Building (the "Rules and Regulations"). Landlord shall not be responsible or liable to Tenant for violations of the Rules and Regulations by other lessees and occupants of the Building.

      28.21 TENANT SIGN RIGHTS. Subject to all applicable codes, statutes, ordinances, regulations and other laws and requirements of any governmental agency or department having or claiming jurisdiction over the Premises, including but not limited to all such laws and requirements of the City of Pasadena Building and Safety Department, and subject to the approval, if required, of any such governmental agency or department, Tenant shall have the non-exclusive right to display lettering between the second and third floors or the third and fourth floors on the exterior Lake Street side of the Building (the precise, location to be determined by Landlord in order to insure uniformity and harmony with signs of ground floor tenants), or on a sign in the courtyard of the Building outside the Premises (which sign may be used by more than one tenant), for the sole purpose of identifying its business. Such lettering or sign shall be architecturally compatible with the Building, and the size, location and design of such lettering or sign shall be approved by Landlord, which approval shall not unreasonably be withheld, prior to Tenant's installation of such lettering or such sign, and Tenant shall submit to Landlord, for approval by Landlord, a rendering of such lettering or sign prior to such installation. All costs and expenses incurred in connection with Tenant's lettering and/or signs, including but not limited to all costs and expenses of construction, installation, maintenance, repair and removal, shall be paid by Tenant immediately upon such costs and expenses becoming due, and Tenant shall adhere strictly to the provisions of Section 8.3, above. Tenant agrees to indemnify, defend and hold harmless Landlord against and from any end all claims for any such costs or expenses arising in connection with Tenant's lettering and/or signs, and against all costs, expenses and liabilities incurred in connection with such claims, including attorneys' fees.

      28.22 CORPORATE RESOLUTION. If Tenant is a corporation, Tenant shall (if so requested by Landlord) deliver to Landlord concurrently with the execution of this Lease by Tenant a certified copy of a resolution of its board of directors authorizing the execution of this Lease and naming the officers that are authorized to execute this Lease on behalf of the corporation. In the alternative, Tenant may furnish Landlord with an opinion of legal counsel satisfactory to Landlord opining that the officers of the corporation executing this Lease are authorized to execute the same on behalf of the corporation and that this Lease is in deed binding upon the corporation.

      28.23 STORAGE SPACE. Landlord hereby leases to Tenant, and Tenant hereby hires from Landlord, 518 Rentable square feet of storage space in the lower level of the Building, being the room containing column D2 adjacent to the fan room, and more particularly described in Exhibit B-3 of this Lease. During the Lease Term, Tenant shall pay to Landlord a storage fee, due and payable in equal monthly installments, in advance during the period beginning with the Commencement Date, and on the first day of each and every calendar month thereafter during the Lease Term. The storage fee shall be the sum of $7,770 per annum, which is comprised of basic monthly storage fees of $1.25 per Rentable square foot of storage space ($15 per Rentable square foot of storage, space per annum) for the first five years of the Lease Term, and $9,137.52 per annum, which is comprised of basic monthly storage fees of $1.47 per Rentable square foot of storage space ($17.64 per Rentable square foot of storage space per annum) for the second five years of the Lease Term (the Extension Option, as set forth in Section 2.7).

      IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Lease as of the day and year first above written,

TENANT:                                LANDLORD:

PAN AMERICAN UNDERWRITERS, INC.,       PASADENA GATEWAY PLAZA,
a Nevada corporation                   a California limited partnership


By /s/ Norman J. Schnider              By  /s/ H. Theodore Greene
  --------------------------------        -----------------------------------
   Norman J. Schnider, President          H. Theodore Greene, General Partner

                               FLOOR PLAN OF PREMISES

                                     [BLUEPRINT]







                                     Exhibit B-1

                                     [BLUEPRINT]







                                     Exhibit B-2

                                   LOWER LEVEL PLAN


                                     [BLUEPRINT]




                                     Exhibit B-3

                           MEMORANDUM OF LEASE COMMENCEMENT

      This Memorandum of Lease Commencement is made as of _______, 19__ by Pasadena Gateway Plaza, a California limited partnership ("Landlord") having an office at c/o Trenton Development Company, 6500 Wilshire Boulevard, Suite 1800, Los Angeles, California 90048 and Pan American Underwriters, Inc., a Nevada corporation ("Tenant") having an office at 300 North Lake Avenue, Suite _______, Pasadena, California 91101. Landlord and Tenant agree to and acknowledge the following matters:

      1. Landlord and Tenant have entered into a lease dated as of January 1, 1989 (the "Lease"), covering office space at 300 North Lake Avenue, Pasadena, California, more particularly described in the Lease.

      2. All terms defined in the Lease shall have the meaning when used in this Memorandum of Lease Commencement,

      3. The Commencement Date of the Lease is _______________ and the Expiration Date of the Lease is _________________.

      4. Except for so-called "punch-list" and "pickup" items set forth on Schedule "A" attached hereto, Landlord has fulfilled all of its obligations pursuant to Exhibit D-1 of the Lease.

      IN WITNESS WHEREOF, Landlord and Tenant have executed this Memorandum of Lease Commencement as of the day first above written.

TENANT:                                LANDLORD:

PAN AMERICAN UNDERWRITERS, INC.,       PASADENA GATEWAY PLAZA,
a Nevada corporation                   a California limited partnership


By                                     By
  --------------------------------        -----------------------------
   Norman J. Schnider, President          H. Theodore Greene, General Partner


                                  Exhibit C

                    WORK LETTER FOR TENANT IMPROVEMENTS

      This Work Letter supplements the Lease dated January 1, 1989 between Pasadena Gateway Plaza, a California limited partnership as Landlord and Pan American Underwriters, Inc., a Nevada corporation, as Tenant (the "Lease"). Terms defined in the Lease shall have the same meaning when used in this Work Letter Landlord and Tenant agree as follows:


1.   BASE BUILDING WORK.

      1.1 DEFINITION. Landlord shall construct the building shell; building core areas, including mechanical, electrical, plumbing, sprinkler and life safety systems; a rough sprinkler system in the Premises as required by the City of Pasadena for a Temporary Certificate of Occupancy for the building shell and described in Paragraph 1.3 below; and core toilet rooms; public stairs; elevators; main lobby; and exterior plazas and landscaping; and shall provide drywall covering on the exposed side of core walls and on perimeter columns The above work is referred to in this Work Letter as the "Base Building Work".

      1.2 HEATING, VENTILATION AND AIR CONDITIONING. As part of the Base Building Work, Landlord is equipping the Building with a variable airvolume heating, ventilation and air conditioning system. Thermostatic zones shall be provided at a maximum rate of one zone for each 800 square feet of Usable Area at Tenant's expense, as Special Work. The HVAC system has been designed to provide an average temperature of 75 degrees Fahrenheit plus or minus two degrees, based upon the energy budget lighting load specified in Paragraph
2.8 and a maximum occupancy of one person for each 200 square feet of Usable
Area.

      1.3 SPRINKLER SYSTEM. As part of the Base Building Work, Landlord shall provide an automatic sprinkler system consisting of mains, laterals, uprights and upright heads, but not finished heads or "arm-overs". One finished head shall be provided for each 200 square feet of Usable Area at Tenant's expense, as Special Work.

      1.4 FLOOR LOADS. The building structure has been designed for the following maximum superimposed floor load capacities:

            (a) FLOOR DECK. 60 pounds per square foot live load, plus 20 pounds per square foot movable partition, dead load.

            (b) COLUMNS. 30 pounds per square foot live load, plus 20 pounds per square foot movable partition dead load.

2.   DEFINITIONS AND SIGNAGE

      2.1 USABLE AREA. As used in this Work Letter, the term "Usable Area" means the area of the Premises, as determined by measuring the area within the inside finished surface of the dominant portion of the permanent outer walls of the Building, the center line of any partition between the Premises and a Public corridor or the surface facing the Premises of any partition separating the Premises from the building core, and the center line of any partition that separates the Premises from adjoining premises and common areas. No deductions shall be made for space occupied by structural or functional columns and projections. The Usable Area of the Premises is at least twenty-six thousand two hundred sixty four (26,264) square feet.

      2.2 CODE. The term "code", as used in this Work Letter, means all applicable electrical, building, zoning, health, safety, seismic, fire, energy and other codes, ordinances, regulations, rulings, interpretations, requirements and relevant provisions of law issued or adopted by the City of Pasadena, County of Los Angeles, State of California, Federal Government or other governmental authority.

3.   SPECIAL WORK

      3.1 DEFINITION. Tenant improvements that are different from or in addition to the Base Building Work, are referred to in this Work Letter as "Special Work".

      3.2 REQUIREMENTS. All Special Work is subject to the approval of Landlord. Tenant shall be responsible for the design of all Special Work. Tenant shall not specify uses or materials that are subject to an insurance hazard rate different from the rate assigned to the Building as a whole.

      3.3 SPRINKLER SYSTEM. Finished heads and "arm-overs" for the sprinkler system in the Premises shall be installed at the expense of Tenant, as Special Work. After Landlord's

                            Exhibit D-1
initial installation of the sprinkler system, as part of the Base Building Work, any raising, lowering, moving or adding of sprinkler heads shall be done at Tenant's expense, as Special work.

      3.4 LIFE SAFETY SYSTEM. The emergency lighting, exit signs, branch wiring, alarm's, smoke detectors, speakers and other devices required by code for the life safety system in the Premises are not included in the Base Building work and shall be installed at Tenant's expense, as Special Work.

4.   TENANT'S PLANS

      4.1 DESCRIPTION. Tenant shall have an architect licensed by the State of California ("Tenant's Architect") prepare architectural plans and specifications for the layout and improvements of the Premises ("Tenant's Plans"), all in such form and detail as required by Landlord and Landlord's contractors. Tenant's Plans shall be in form and content sufficient to secure all required governmental approvals. All of the fees and charges of Tenant's Architect for all of the work required by this Work Letter shall be an item of cost in the Tenant Allowance. Tenant's Architect shall assure that Tenant's Plans are consistent with the plans and specifications for the Base Building Work. Tenant's Plans include the following:

             (a) SPACE PLAN: The "Space Plan" shall be a schematic space plan for the Premises, including a full and accurate description of the size and location of all partitions, doors, furniture and equipment. The Space Plan shall be reviewed and approved by the Pasadena building and fire departments for compliance with applicable building, fire and safety codes.

             (b) TENANT IMPROVEMENT DRAWINGS: The "Tenant Improvement Drawings" shall include all information necessary for construction of Special Work and all information necessary for Landlord's engineers to complete mechanical and electrical working drawings.

      4.2 MECHANICAL AND ELECTRICAL. Tenant's Plans shall contain all information required for the preparation of mechanical end electrical working drawings. Mechanical and electrical working drawings shall be prepared at Tenant's expense by Landlord's engineers. Landlord shall be responsible for coordination of all engineering work with Tenant's Plans.

      4.3 DESIGN SCHEDULE. Tenant's Plans shall be processed on or before the date indicated in the following schedule:

                                                                       Expected
                                 Return to           Resubmit to       Landlord
                   Submit to     Tenant with         Landlord with     Final
                   Landlord      Required Rev.       Required Rev.     Approval
-------------------------------------------------------------------------------
SPACE PLAN                                                             1/20/89
-------------------------------------------------------------------------------
FINAL PLANS
(Including
Special Work)        2/15/89     2/21/89               2/24/89         2/28/89
-------------------------------------------------------------------------------

      4.4 PERMITS. Tenant's Architect shall be responsible for submission of Tenant's Plans for plan check by the City of Pasadena. Landlord's contractor will apply for the building permit for the tenant improvements in the Premises. All fees and expenses for securing the building permit and all other permits necessary for construction of the tenant improvements shall be an item of cost in the Tenant Allowance.

5.   COST OF SPECIAL WORK

      5.1 TENANT'S CONTRIBUTION. Tenant agrees to pay for Tenant's Contribution, if any, as that term is defined in Section 9. After Landlord's approval of Tenant's Plans and prior to the commencement of Special Work, Landlord shall submit to Tenant a written estimate of the cost of all Special Work. Tenant shall approve or disapprove the estimate in writing within seven (7) days after receipt by Tenant.

      5.2 PAYMENT. Tenant shall pay Landlord a total for overhead and profit for Special Work equal to 15% of the estimated cost of the Special Work, to be adjusted in accordance with Section 9.

                                  Exhibit D-2

6. [This Section is Intentionally Omitted.]

7. CHANGES, ADDITIONS OR ALTERATIONS

      If Tenant shall request any change, addition or alteration in the Final Plans, Tenant's Architect shall prepare end submit to Landlord plans and specifications with respect to such change, addition or alteration. Any such change, addition or alteration shall be subject to Landlord's approval, which shall not unreasonably be withheld or delayed. Upon approval by Landlord, Tenant promptly shall pay Landlord the cost of such change, addition or alteration, as estimated by Landlord, in accordance with Section 9.

8. DELAY

      Tenant shall be responsible for and pay and all costs and expenses incurred by Landlord relating to any delay in the commencement or completion of the Base Building Work or Special Work, and any increase in the cost of the Base Building work or Special Work, caused by (a) Tenant's failure to review and approve its Tenant Plans by the dates specified in Paragraph 4.4, including any failure to approve Tenant's Plans incorporating revisions prepared by Landlord by the specified deadlines; (b) Tenant's failure to approve Landlord's cost estimate within the time limit provided in Paragraph
5.1 or to pay for Special Work (including Landlord's overhead and profit) upon approval of Landlord's cost estimate; (c) Tenant's requirements for Special Work, including delays caused by shortages, unavailability or extraordinary procurement times of materials required for Special Work; (d) delays caused by construction of tenant improvements out of the normal sequence in order to accommodate Special Work; (e) any changes, additions or alterations requested by Tenant in the Final Plans and (f) any other delay requested or caused by Tenant. If, however, Tenant incurs out of pocket costs or expenses in connection with delays caused by Landlord in completion of the tenant improvements, Landlord shall reimburse Tenant for such costs and expenses.

9.    TENANT ALLOWANCE

      Tenant shall receive an allowance of $34.00 for each square foot of Usable Area of the Premises ("Tenant's Allowance"). Landlord shall reimburse Tenant up to $3.00 for each square foot of Usable Area of the Premises, for fees paid by Tenant to Ridgeway and Associates for services rendered in connection with preparing the space plan for the Premises. The Tenant Allowance shall be reduced by all amounts reimbursed to Tenant for fees paid for preparation of the Space Plan. This Tenant Allowance shall be used only for the design and installation of portions of Special Work that constitutes permanent improvements to the Premises, including carpeting, and that become Landlord's property upon installation, as provided in the Lease; but not for Tenant's Property. Tenant shall be entitled to no payment or rent reduction for any unused part of the Tenant Allowance. In the event the estimated cost of Special Work, exceeds the aforesaid Tenant Allowance, the excess shall be paid by Tenant subject to adjustment at the completion of the Special Work as provided herein ("Tenants Contribution"). Tenants Contribution shall be paid by Tenant to Landlord, in the same ratio as the Tenant Allowance bears to the Tenant Contribution, as construction progresses and within ten (10) days after each bill is rendered. At the option of Landlord, work on tenant improvements may be halted pending the curing of any default in the timely payment of such bills, and such interruptions shall not postpone the Anticipated Commencement Date. The cost of any Tenant change-order shall be paid by Tenant to Landlord, in advance. Landlord shall perform all Special Work pursuant to this Section 9; however, Tenant shall have the right to take out three competitive bids for construction contracts to perform such Special Work, and Landlord's cost to perform such Special Work then shall be within ten percent (10%) of the average of Tenant's three (3) bids. On completion of the Special Work, Landlord shall provide to Tenant an accounting of the actual cost of performing the Special Work. In the event the sum of the Tenant Allowance plus the Tenant's Contribution exceeds the actual cost of the Special Work, including Landlord's overhead end profit, Landlord shall pay the difference to Tenant. In the event the sum of the Tenant Allowance plus the Tenant's Contribution is less than the actual cost of the Special Work, including Landlord's overhead and profit, Tenant shall pay the difference to Landlord.

10.  MOVE-IN

      The Premises shall be thoroughly cleaned, at Landlord's sole cost and expense, prior to and immediately following Tenant's move-in to said Premises. Tenant shall not be charged for

                                Exhibit D-3
the use of elevators or hoists during the construction of said Premises or Tenant's actual move-in to the Building.

      IN WITNESS of their agreement, Landlord and Tenant have executed this Work Letter as of the date of this Lease.

TENANT:                                LANDLORD:

PAN AMERICAN UNDERWRITERS, INC.,       PASADENA GATEWAY PLAZA,
a Nevada corporation                   a California limited partnership


By /s/ Norman J. Schnider              By /s/ H. Theodore Greene
  --------------------------------        -----------------------------
   Norman J. Schnider, President          H. Theodore Greene, General Partner


                                 Exhibit D-4

                       BUILDING RULES AND REGULATIONS

      These Rules and Regulations are attached to and form a part of the lease dated January 1, 1989 between Pasadena Gateway Plaza, a California limited partnership as Landlord and Pan American Underwriters, Inc., a Nevada corporation, as Tenant.

      1. The rights of each tenant in entrances, corridors, parking ramps and areas, elevators and other public areas servicing the Building are limited to ingress to end egress from such tenant's premises for the tenant and its employees, licensees and invitees, and no tenant shall use, or permit the use of, the entrances, corridors or elevators for any other purpose. No tenant shall invite to the tenant's premises, or permit the visit of, persons in such numbers or under such conditions as to interfere with the use and enjoyment of any of the plazas, entrances, corridors, elevators and other facilities of the Building by any other tenants. Fire exits and stairways are for emergency use only, and they shall not be used for another purpose to the tenants, their employees, licensees or invitees. No tenant shall encumber or obstruct, or permit the encumbrance or obstruction of any of the sidewalks, plazas, entrances, corridors, doorways, elevators, fire exits or stairways of the Building, landlord reserves the right to control and operate the public portions of the Building and the public facilities, as well as facilities furnished for the common use of the tenants, in such manner as it in its reasonable judgment deems best for the benefit of the tenants generally. No tenant and no invitees or employees of tenant shall be allowed on the roof of the Building.

      2. Landlord may refuse admission to the Building during the days and hours specified in Rule 35 to any person not known to the watchman in charge or not having a pass issued by Landlord or the tenant whose premises are to be entered or not otherwise properly identified, and landlord may require all persons admitted to or leaving the Building outside at Business Hours on Business Days to provide appropriate identification and to register. Tenant shall be responsible for all persons for whom it issues any such pass and shall be liable to Landlord for all acts or omissions of such persons. Any person whose presence in the Building at any time shall, in the judgment of Landlord, or its representatives, be prejudicial to the safety, character or reputation of the Building or of its tenants may be denied access to the Building or may be ejected therefrom. During any invasion, riot, public excitement or other commotion, Landlord may prevent all access to the Building by closing the doors or otherwise for the safety of the tenants and protection of property in the Building.

      3. Tenants shall obtain ice, drinking water, food, beverage, linen, barbering, shoe-polishing, floor-polishing, plant-care, catering or other similar services only from vendors who have registered with the Building office and/or who have been approved by Landlord for provision of such services in the Building.

      4. The cost of repairing any damage to the public portions of the Building, to the public facilities or to any facilities used in common with other tenants, caused by a tenant or its employees, agents, contractors, licensees or invitees, shall be paid by the tenant.

      5. No awnings or other projections shall be attached to the outside walls of the Building. No curtains, blinds, shades or screens which are different from the standards adopted by Landlord for the Building shall be attached to or hung in, or used in connection with any exterior window or door of the premises of any tenant without the Prior written consent of Landlord. Such curtains, blinds, shades or screens must be of a quality, type, design and color, and attached in the manner approved by Landlord.

      6. No lettering, sign, advertisement, notice or object shall be displayed in or on the exterior windows or doors, or on the outside of any tenant's premises, or at any point inside any tenant's premises where the same might be visible outside of such premises, without the prior written consent of Landlord, except as provided in Section 28.2l. In the event of the violation of the foregoing by any tenant, Landlord may remove the same without any liability, and may charge the expense incurred in such removal to the tenant violating this rule. Interior signs, elevator cab designations and lettering on doors or the Building directory shall, if and when approved by Landlord; be inscribed, painted or affixed for each tenant by Landlord at the expense of such tenant, and shall be of size, color and style acceptable to Landlord.

      7. The skylights, windows and doors that reflect or admit light and air into the halls, passageways or other public places in the Building shall not be covered or obstructed by any tenant.

      8. No showcases or other articles shall be put in front of or affixed to any part of the exterior of the Building, nor placed in the halls, corridors or vestibules, except by a newsstand licensed by Landlord.

                                  Exhibit E-1

      9. No bicycles, vehicles or animals of any kind shall be brought into or kept in or about the premises of any tenant of the Building.

      10. Tenants shall permit no noise, vibration or odor to escape from their premises. Nothing shall be done or Permitted in the premises of any tenant which would impair or interfere with the use or enjoyment by any other tenant of any other space in the Building.

      11. Tenants and their contractors, employees, agents, visitors and licensees shall not at any time bring into or keep upon the premises of the Building any foul or noxious gas or substance or any inflammable, combustible, explosive or otherwise hazardous fluid, chemical or substance.

      l2. All removals, or the carrying in or out of any safes, freight, furniture, packages, boxes, crates or any other object or matter of any description, must take place during such hours, in such elevators and in such manner as Landlord or its agent may determine from time to time. Persons employed to move safes and other heavy objects shall be acceptable to Landlord. Before moving large quantities of furniture and equipment into or out of the Building, tenants shall notify Landlord and shall comply with Landlord's requirements concerning the time and manner in which the work shall be performed. All labor and engineering costs incurred by Landlord in connection with any moving, including a reasonable charge for overhead and profit, shall be paid by tenant to Landlord, on demand. Landlord shall not be responsible for loss or damage to any such safe or property from any cause, and all damage done to the Building by moving or maintaining any such safe or other property shall be repaired at the expense of tenant.

      13. Landlord reserves the right to inspect all objects and matter to be brought into the Building and to exclude from the Building any objects or matter which violate any of these Rules and Regulations or the Lease of which this Exhibit is a part. Landlord may require any person leaving the Building with any package or other object or matter to submit a pass issued by the tenant from whose premises the item is being removed, listing the item. This rule shall not be deemed to impose any responsibility or liability on Landlord for the protection of any tenant against the removal of property from the premises of such tenant. Landlord shall in no way be liable to any tenant for damages or loss arising from the admission, exclusion or ejection of any person to or from the premises or the Building under the provisions of this rule or of other of these Rules and Regulations.

      14. No tenant shall occupy or permit any portion of its premises to be occupied as an office for a public stenographer or public typist, or for the storage, manufacture, or sale of food, liquor, drugs or tobacco in any form, or as a barber, beauty or manicure shop, or as a school or classroom, unless such use has been specifically approved by Landlord. No tenant shall use or permit its Premises or any part thereof to be used for manufacturing or the sale of at retail or auction of merchandise, goods or property of any kind. These prohibitions supplement the Prohibited uses specified in the Lease of which this Exhibit is a part.

      15. Subject to the Terms of the Lease, Landlord shall have the right to prohibit any advertising or identifying sign by any tenant which, in Landlord's reasonable judgment, tends to impair the reputation of the Building or its desirability as a building for others, and upon written notice from Landlord, such tenant shall refrain from and discontinue such advertising or identifying sign.

      16. Landlord shall have the right to prescribe the weight, size and position of safes and other objects of excessive weight, and no safe or other object whose weight exceeds the lawful load for the area upon which it would stand shall be brought into or kept upon any tenant's Premises. If, in the judgment of Landlord, it is necessary to distribute the concentrated weight of any heavy object, the work involved in such distribution shall be done at the expense of the tenant and in such manner as Landlord shall determine.

      l7. No machinery or mechanical equipment other than computers and ordinary business machines may be installed or operated in any tenant's premises without Landlord's prior written consent, which consent shall not be unreasonably withheld or delayed, and in no event shall any machines or mechanical equipment be so placed or operated as to disturb other tenants. Machines and mechanical equipment that Landlord permits a tenant to install and use shall be so equipped, installed and maintained by the tenant as to prevent any noise, vibration or electrical or other interference from being transmitted from the tenant's premises to any other area of the Building.

      18. Landlord, its contractors, and their respective employees shall have the right to use, without charge therefor, all light, power and water in the premises of any tenant while cleaning or making repairs or alterations in the premises of such tenant.

                                     Exhibit E-2

      19. No premises of any tenant shall be used for lodging or sleeping or for any immoral or illegal purpose.

      20. The requirements of tenants will be attended to only upon application at the office of the Building. Employees of Landlord shall not perform any work or do anything outside of their regular duties, unless under special instructions from Landlord.

      21. Canvassing, soliciting and peddling in the Building are prohibited and each tenant shall cooperate to prevent the same.

      22. No tenant shall cause or permit any unusual or objectionable odors to emanate from its premises which would annoy other tenants or create a public or private nuisance. No cooking shall be done in the premises of any tenant except as is expressly permitted in such tenant's lease.

      23. No acids, vapors or other materials shall be discharged or permitted to be discharged into the waste lines, vents or flues of the Building which may damage them. The sinks and toilets and other plumbing fixtures in or serving any tenant's premises shall not be used for any purpose other than the purposes for which they were designed or constructed, and no sweepings, rubbish, rags, acids or other foreign substances shall be deposited therein. A tenant shall be liable to Landlord for all damages resulting from any misuse of the fixtures by the tenant or the tenant's servants, employees, agents, visitors or licensees. All garbage receptacles used in the premises of any tenant shall be emptied, cared for and cleaned by and at the expense of tenant.

      24. All entrance doors in a tenant's premises shall be left locked by the tenant when the tenant's premises are not in use. Entrance doors shall not be left open at any time. Each tenant, before closing and leaving its premises at any time, shall turn out all lights and entirely shut off all water faucets.

      25. Hand trucks shall not be used in the Building unless they are equipped with rubber tires and side guards.

      26. Tenants shall cooperate with Landlord in obtaining maximum efficiency of the Building air-conditioning system by lowering and partially closing window blinds when the sun's rays fall directly on windows of the premises. Tenant shall not obstruct, alter or in any way impair the efficient operation of the Building heating, ventilating and air-conditioning systems and shall not place furniture, equipment or other objects where they would interfere with air flow. Tenant shall not tamper with or change the setting of any thermostats or temperature control valves.

      27. Landlord will direct electricians as to where and how telephone and telegraph wires are to be introduced. No boring or cutting for wires or stringing of wires will be allowed without the prior written consent of Landlord. The location of telephones, call boxes and other office equipment affixed to the premises shall be subject to the approval of Landlord.

      28. Linoleum, tile, carpet and other floor covering shall be affixed to the floor of the premises only in a manner previously approved in writing by Landlord. The expenses of repairing any damage resulting from a violation of this rule or the removal of any floor covering installed by a tenant shall be borne by the tenant.

      29. No person shall be allowed to transport or carry unpackaged beverages, food, open food containers, etc. on any passenger elevators. The transportation of such items shall be via the freight elevator in such manner as prescribed by Landlord.

      30. Landlord shall have the right, on reasonable notice to Tenant, exercisable without liability to tenant, to change the name and street address of the Building of which the premises are a part.

      31. The bulletin board or directory of the Building shall be provided exclusively for the display of the name and location of tenants only and Landlord reserves the right to exclude any other names therefrom and otherwise limit the number of listings thereon.

      32. Landlord reserves the right to close and keep locked all entrance and exit doors and otherwise regulate access of all persons to the halls, corridors, elevators and stairways in the Building on Sundays and legal holidays and on other days between the hours at 6:00 P.M. and 7:00 A.M., and at such other times as Landlord may deem advisable for the adequate protection and safety of the Building, its tenants and property of the Building. Access to the premises may be refused unless the person seeking access is known by the employee of the Building in charge to be authorized to enter, has a pass or is otherwise properly

                                     Exhibit E-3
identified. Landlord shall not be held responsible or liable for damages for any error with regard to the admission to or exclusion from the Building of any person.

      33. Subject to the terms of the Lease, Landlord reserves the right to rescind, alter or waive any rule or regulation at any time prescribed for the Building when, in its reasonable Judgment, it deems it necessary, desirable or proper for its best interest and for the best interests of the tenants generally, and no alteration or waiver of any rule or regulation in favor of one tenant shall operate as an alteration or waiver in favor of any other tenant. Landlord shall not be responsible or liable to any tenant for the non-observance or violation by any other tenant of any of the rules and regulations at any time prescribed for the Building.


                                  Exhibit E-4

                           PARKING RULES AND REGULATIONS

      These Parking Rules and Regulations are attached to and form a part of the Lease dated January 1, 1989 between Pasadena Gateway Plaza, a California limited partnership as Landlord and Pan American Underwriters, Inc., a Nevada corporation as Tenant.

      1. The location of each tenant's parking shall be as designated by Landlord from time to time, but no tenant shall be entitled to have any specific parking space or spaces designated for such tenant's exclusive use unless otherwise agreed to by Landlord in writing.

      2. Subject to the provisions of the Lease, Tenant shall pay to Landlord, as consideration for Tenant's parking privileges, monthly installments of Fifty Dollars ($50.00) for each unreserved parking space, and Seventy Five Dollars ($75,00) for each reserved parting space. Each such installment is payable in advance on the first (1st) day of each calendar month, in lawful money of the United States of America. Tenant shall pay such consideration to Landlord or its designated agent, without deduction, offset, prior notice or demand, at 6500 Wilshire Boulevard, Suite 1800, Los Angeles, California 90048, or such other place as Landlord shall designate in writing from time to time. Timely payment of such consideration is an express condition precedent to Tenant's right to exercise its parking privileges. No deductions or allowances from the payments due hereunder shall be made for the time in which a parking space is not used.

      3. From time to time, Landlord shall have the right to increase the prevailing monthly parking charge for the Building to a monthly charge consistent with charges at comparable first class buildings in the Pasadena area, and Tenant shall pay to Landlord, as additional consideration for Tenant's parking privileges, any increase in the prevailing monthly parking charge for the Building. Tenant shall pay such additional consideration to Landlord in the same manner as provided in paragraph 2 hereof.

      4. Only automobiles specifically designated by Tenant to Landlord shall be entitled to the use of such tenant's parking privileges. Such automobiles shall be clearly identified with parking identification stickers furnished by Landlord, or with other suitable identification specified by Landlord, and such parking identification devices shall not be transferable or transferred from any designated automobile(s) to any other automobile(s) without Landlord's prior written consent. Any automobile parked in the Building parking garage without such identification devices may be towed at the expense of the owner thereof, as provided by applicable city or county ordinance(s). If the serial or other identifying number of any identification device has been obliterated, then such device shall be deemed null and void.

      5. Tenant's parking privileges are personal to that tenant, and are not assignable or transferable in any manner whatsoever without Landlord's prior written consent. Tenant shall not have the right to allow any other person to exercise its parking privileges, even if Tenant is not itself exercising such right on a particular day or during any particular period of time, without Landlord's prior written consent.

      6. Landlord shall provide a parking attendant and means for parking validation for guests end visitors to the Building.

      7. Landlord shall not be liable for, and Tenant waives, any and all claims for theft, fire damage, collision damage, vandalism or damage of any kind to any automobile, or to equipment or articles left in any automobile, while entering, leaving or parked in the Building parking garage, either during normal Building business hours or after hours. Landlord shall not be liable for, and Tenant waives, any and all claims for injury to persons or property arising out of Tenant's parking privileges.

      8. Landlord shall not be liable to Tenant, in damages or otherwise, nor shall Landlord be deemed in default under any lease because of Tenant's inability to park the automobile(s) as contemplated herein for less than six
(6) days in any calendar month, due to force majeure, strikes, lockouts or other labor troubles, riots, war, insurrection, failure of any public utility to furnish services, accidents, or any other similar or dissimilar causes beyond Landlord's control. There shall be no reduction or abatement of the consideration payable hereunder by reason of any such failure or occurrence, nor for vacations or holidays, unless extending beyond six (6) days in any calendar month.

      9. Automobiles shall be parked entirely within the stall lines painted on the floor.

      10.  All directional signs and arrows shall be observed.

                           Exhibit F-1

      11.  The speed limit shall be five (5) miles per hour.

      12.  Parking is prohibited in areas:

             (a) not striped for parking;
             (b) designated as aisles;
             (c) where "no parking" signs are posted;
             (d) designated as ramps;
             (d) designated as reserved spaces, except for the person for whom it is reserved.

      13. Garage managers or attendants are not authorized to make or allow any exceptions to these Parking Rules and Regulations, as may be modified or amended from time to time.

      14. Except when valet parking is utilized, every driver shall park his own car, and every driver shall assume all responsibility for damage to his car or theft of or from his car.

      15. Loss or theft of parking identification devices from automobiles must be reported to the parking operator immediately, and a lost or stolen report must be filed by the customer at that time. Any parking identification devices reported lost or stolen found on any unauthorized automobile will be confiscated and the illegal holder will be subject to prosecution. Lost or stolen devices found by the purchaser must be reported to the parking operator immediately.

      16. Parking spaces are for the express purpose of parking one automobile per space and for no other purpose. Washing, waxing, cleaning or servicing of any vehicle by the customer and/or his agents is prohibited.

      17. The parking operator reserves the right to refuse the sale of monthly parking privileges and/or parking identification devices to any tenant or person and/or his agents or representatives who willfully refuses to comply with these Parking Rules and Regulations, or with posted or unposted federal, state, regional, county, city or local ordinances, laws, regulations or agreements.

      18. Tenant shall acquaint all persons to whom Tenant assigns parking space with these Parking Rules and Regulations.

      19. It is expressly a condition precedent to Tenant's right to exercise its parking privileges that Tenant not be in default under its lease of premises in the Building, and any default by Tenant under its lease shall, at Landlord's sole option, preclude Tenant's rights to park in the Building parking garage until such default be cured. Any termination of the Lease shall terminate Tenant's parking privileges in the Building parking garage.

      20. Landlord may contract with a parking operator for the operation and management of the Building parking garage. Upon execution of such a contract by Landlord, Landlord's parking operator shall have all the rights and duties of Landlord with respect to Tenants' parking, including but not limited to the right to enforce the terms, covenants and conditions of each lease that pertains to Tenant's parking, and to receive payment of the consideration provided herein.

                                     Exhibit F-2

                                  GUARANTEE OF LEASE

      WHEREAS, a certain Lease of even date herewith has been, or will be, executed by and between PASADENA GATEWAY PLAZA, a California limited partnership, therein referred to as "Landlord", and PAN AMERICAN
UNDERWRITERS, INC., a Nevada corporation, therein referred to as "Tenant", covering certain premises in the County of Pasadena, State of California, and

      WHEREAS, the Landlord under said Lease requires as a condition to its execution of said Lease that the undersigned guarantee the full performance of the obligations of the Tenant under Said Lease, and

      WHEREAS, the undersigned is desirous that Landlord enter into said Lease with Tenant,

      NOW, THEREFORE, in consideration of the execution of said Lease by PASADENA GATEWAY PLAZA, as Landlord, the undersigned hereby unconditionally guarantees the full performance of each and all of the terms, covenants and conditions of said Lease to be kept and performed by said Tenant, including the payment of all rentals and other charges to accrue thereunder. The undersigned further agrees as follows:

      (1) That this covenant and agreement on its part shall continue in favor of the Landlord notwithstanding any extension, modification, or alterations of said Lease entered into by and between the parties thereto, or their successors or assigns, or notwithstanding any assignment of said Lease, with or without the consent of the Landlord, and no extension modification, alteration or assignment of the above referred to Lease shall in any manner release or discharge the undersigned and it does hereby consent thereto;

      (2) That this Guarantee will continue unchanged by any bankruptcy, reorganization or insolvency of the Tenant or any successor or assignee thereof or by any disaffirmance or abandonment by a trustee of Tenant;

      (3) The Landlord may, without notice, assign this Guarantee of Lease in whole or in part and no assignment or transfer of the Lease shall operate to extinguish or diminish the liability of the undersigned hereunder;

      (4) That the liability of the undersigned under this Guarantee of Lease shall be primary and that in any right of action which shall accrue to Landlord under the Lease, the Landlord may, at its option, proceed against the undersigned without having commenced any action, or having obtained any judgment against the Tenant;

      (5) To pay Landlord's reasonable attorney's fees and all costs and other expenses incurred in any collection or attempted collection or in any negotiations relative to the obligations hereby guaranteed or enforcing this Guarantee of Lease against the undersigned, individually and jointly; and

      (6) To waive notice of any demand by the Landlord, as well as any notice of default in the payment of rent or any other amounts contained or reserved in the Lease,

      The use of the singular herein shall include the plural. The obligation of two or more parties shall be joint and several. The terms and provisions of this Guarantee shall be binding upon and inure to the benefit of the respective successors and assigns of the parties herein named.

      IN WITNESS WHEREOF, the undersigned has caused this Guarantee to be executed this 9th day of February, 1989.

                                       PAULA FINANCIAL,
                                       a California corporation


                                       By: /s/ Norman J. Schnider, President
                                          ----------------------------------


                                  Exhibit G

                               CLEANING SPECIFICATIONS

      The Landlord shall provide janitorial service for the leased premises at Pasadena Gateway Plaza at no cost to the Tenant in accordance with the following specifications.

      DAILY (Five days per week, Legal Holidays excepted)

      1.   Clean restrooms as follows:

           (a)  Wet mop floor - disinfect

           (b)  Clean and disinfect fixtures

           (c)  Empty and wash receptacles

           (d)  Wash all partitions and ceramic walls as required

           (e)  Clean and polish mirrors

           (f)  Put out supplies which will be furnished by Landlord

      2.   Dust mop all tile floors, using treated mops

      3.   Vacuum all carpeting, remove spots

      4.   Dust furniture, ledges, sills, and all other dust collecting surfaces

      5. Empty waste baskets and ash trays; empty sand urns and refill with clean sand

      6.   Buff entrance lobby and hallways

      7.   Clean drinking fountains - polish

      8.   Wet mop elevator lobby floor - buff

      9.   Damp mop to remove spills on tile floors

      10.  Remove rubbish and trash

      ll. Sweeping of employee lounge floor including set cleaning of any spills, if applicable

      12. Wet sponge wiping of employee lounge table tops including cleaning of any spills, if applicable

      13.  Spot clean carpet stains for removal of spills where applicable

      WEEKLY

      1.   Clean and buff polish lobby floor

      2.   Spotwash woodwork around door handles and light fixtures

      3.   Wet mop employee lounge floors weekly, if applicable

      MONTHLY

      1.   Machine clean, wax and polish floors

      2.   Vacuum venetian blinds

      3.   High dusting

      SEMI ANNUALLY

      1.   Wash all exterior windows

                           Exhibit H-1

      ANNUALLY

      1.   Wash all interior windows

      2.   Clean all airgrill returns

      3.   Shampoo carpets





                              Exhibit H-2

                                  [BLUEPRINT]










                         1 LEVEL B-5.5 PARKING PLAN
                           ------------------------

                                 Exhibit J-1

                                [BLUEPRINT]











                         2 LEVEL B-5 PARKING PLAN
                           ----------------------




                                 Exhibit J-2

                                  [BLUEPRINT]










                         1 LEVEL B-4 PARKING PLAN
                           ----------------------




                                 Exhibit J-3

                                [BLUEPRINT]












                         2 LEVEL B-3 PARKING PLAN
                           ----------------------




                                 Exhibit J-4

                                [BLUEPRINT]











                         1 LEVEL B-2 PARKING PLAN
                           ----------------------




                                 Exhibit J-5

                                [BLUEPRINT]











                         2 LEVEL B-1 PARKING PLAN
                           ----------------------




                                Exhibit J-6

                                [BLUEPRINT]











                         1 LEVEL B-1 PARKING PLAN
                           ----------------------




                                 Exhibit J-7

                                [BLUEPRINT]











                         2 LEVEL P-2 PARKING PLAN
                           ----------------------




                                 Exhibit J-8

                                [BLUEPRINT]










                         1 LEVEL P-3 PARKING PLAN
                           ----------------------




                                 Exhibit J-9

                                  [BLUEPRINT]










                         2 LEVEL P-4 PARKING PLAN
                           ----------------------




                                 Exhibit J-10

                                [BLUEPRINT]










                         1 LEVEL P-5 PARKING PLAN
                           ----------------------




                                 Exhibit J-11

                         SECOND AMENDMENT TO
                        OFFICE BUILDING LEASE

     THIS SECOND AMENDMENT to GATEWAY PLAZA Office Building Lease
("Amendment") is made as of the 27th day of April, 1993, by and between LACERA Gateway Property, Inc, a California corporation ("Landlord") and PAULA INSURANCE COMPANY, a California corporation ("Tenant").


                             RECITALS

A. Landlord's predecessor-in-interest, PASADENA GATEWAY PLAZA, a California limited partnership, and Tenant's predecessor-in-interest, PAN AMERICAN UNDERWRITERS, INC. a Nevada corporation, entered into that certain Gateway Plaza Office Lease (the "Original Lease") dated January 1, 1989, pursuant to which Tenant leased from Landlord approximately 28,862 rentable square feet (the "Original Premises") on the second and third floors of that certain office building (the "Building") located at 300 North Lake Avenue, Pasadena, California 91101.

B. Landlord's predecessor-in-interest and Tenant's predecessor-in-interest entered into that certain Lease Amendment, to Gateway Plaza Office Lease, dated September 28, 1989 (the "First Amendment"), pursuant to which Article 22(a) of the Original Lease was modified to reflect the addition of 1,255 rentable square feet, located on the second floor of the Building, to the existing Premises (such additional space plus the Original Premises to be collectively referred to as the "Premises") The term of this tenancy is coterminous with that set forth in the Original Lease.

C. The Original Lease, as amended by the First Amendment, was assigned from the predecessor-in-interest, PAN AMERICAN UNDERWRITERS, INC., a Nevada corporation to the assignee, PAULA INSURANCE COMPANY, a California corporation, effective May 1, 1993, in accordance with (he provisions set forth in the attached gateway Plaza Assignment and Assumption of Lease and Consent.

D. The Original Lease, as amended by the First Amendment, and assigned, is hereinafter collectively referred to as the "Lease".

E. Tenant desires, and Landlord has agreed, to reduce the size of the Premises, extend the term thereof and to adjust the Basic Rent and certain other terms and provisions of the Lease.

                             AGREEMENT

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties, the parties agree as follows:

     1. DEFINED TERMS. Each capitalized term used in this Amendment shall have the same meaning ascribed to such term in the Lease, except that the following terms shall have the following meanings:

            (a) "Renewal Premises" shall mean those spaces originally known as Suite 200 on the second floor and Suite 300 on the third floor, as outlined in the floor plan attached hereto as Exhibit "A".

            (b) "Rentable Area of the Renewal Premises" shall be deemed to be: Suite 200 which contains 3,248 rentable square feet and Suite 300 which contains 22,103 rentable square feel, thus reflecting a total of 25,351 rentable square feet.

            (c) "Tenant's Share" for the Renewal Premises shall be deemed to be 8.56%.

     2.     EXTENSION OF TERM.

            Article 1.5 of the Lease is hereby deleted in its entirety and replaced with the following:

                    Effective May 1, 1993, the phrase "Lease Term" shall mean the term of this lease, which shall be a period of six (6) years, commencing on May 1, 1993, plus the period of the Extension Option (as defined in Section 6 of this Amendment), if exercised; unless the Lease Term is terminated earlier pursuant to any of the provisions of this Lease or pursuant to law.

            Article 1.16 of the Lease is hereby deleted in its entirety.

            Article 2.2(a) of the Lease is hereby deleted in its entirety.

            The first sentence of Article 2.3 of the Lease is hereby deleted in its entirety and replaced with the following:

                    If Landlord is unable to deliver to Tenant possession of the Premises on the Commencement Date, whether as a result of the failure of Landlord substantially to complete the Tenant Improvements or for any other reason, Landlord shall not be liable (or any damages caused thereby.

                    The second sentence of Article 2.3 is amended by deleting the term "Anticipated" and deleting the phrase, "set forth in Section 1.16 hereof".

     3.     BASIC RENT

            Article 1.6 of the Lease is hereby deleted in its entirety and replaced with the following:

                    Commencing May 1, 1993, through and including April 30, 1994, the Basic Rent for the Renewal Premises shall be Five hundred thirty-two thousand three hundred seventy-one Dollars ($532,371.00), payable in equal monthly installments of Forty-four thousand three hundred sixty-four and 25/100 Dollars ($44,364.25). Commencing May 1, 1994, through and including April 30, 1995, the Basic Rent for the Renewal Premises shall be Five hundred thirty-two thousand three hundred seventy-one Dollars ($532,371.00), payable in equal monthly installments of Forty-four thousand three hundred sixty-four and 25/100 Dollars ($44,364.25). Commencing May 1, 1995, through and including April 30, 1996, the Basic Rent for the Renewal Premises shall be Five hundred thirty-five thousand four hundred thirteen and 12/100 Dollars ($535,413.12), payable in equal monthly installments of Forty-four thousand six hundred seventeen and 76/100 Dollars ($44,617.76). Commencing May 1, 1996, through and including April 30, 1997, the Basic Rent for the Renewal Premises shall be Five hundred forty-seven thousand five hundred eighty-one and 60/100 Dollars ($547,581.60), payable in monthly equal installments of Forty-five thousand six hundred thirty-one and 80/100 Dollars ($45,631.80). Commencing May 1, 1997, through and including April 30, 1998, the Basic Rent for the Renewal Premises shall be Six hundred eight thousand four hundred twenty-four Dollars ($608,424.00), payable in equal monthly installments of Fifty thousand seven hundred and two Dollars ($50,702.00). Commencing May 1, 1998, through and including April 30, 1999, the Basic Rent for the Renewal Premises shall be Six hundred thirty-eight thousand eight hundred forty-five and 20/100 Dollars ($638,845.20), payable in equal monthly installments of Fifty-three thousand two hundred thirty-seven and 10/100 Dollars ($53,237.10).

     4.     OPERATING EXPENSE ADJUSTMENTS.

           (a) Section 4.1(c) is hereby amended by deleting all references to the term "ninety-five percent (95%)" and replacing same with "one hundred percent (100%)".

            (b) Section 4.1(d)(iv) is hereby deleted in its entirety and replaced with the following:

                "(iv) all taxes and fees of every kind, character and description whatsoever, from time to time levied, imposed or charged in the future in lieu thereof or for which Landlord is liable with respect to the Building, including, hut not limited to, possessory interest taxes, "in lieu" fees and all taxes and assessments levied for any public or mass transit or people-mover system;"

            (c) Section 4.1(g) is hereby deleted in its entirety and replaced with thc following:

                (g) COMPARISON YEAR. "Comparison Year shall mean each calendar year after thc Base Year."

            (d) Section 4.1(h) is hereby deleted in its entirety and replaced with the following

                "(h) BASE YEAR. "Base Year" shall mean the calendar year
1993."

            (e) Section 4.2(b) is hereby amended by the addition of the following provision after the first paragraph thereof:

                "(i) Within three (3) days after receiving any statement and/or tax bill with respect to any and all possessory interest taxes or similar taxes due and owing with respect to the Premises from the appropriate governmental authority(ies), Tenant shall deliver such statement and/or bill to Landlord for payment by Landlord directly to said governmental authority(ies), subject to reimbursement by Tenant pursuant to the terms of this Section 4.2(b)."

            (f) Section 4.2(b) is further amended by changing all references to Clauses (i) through (iv) therein to (ii) through (v) respectively.

     5.     SURRENDER OF SECOND FLOOR SPACE.

            The Lease is further amended by the addition of the following additional paragraph:

            "28.24 SURRENDER OF THE SECOND FLOOR SPACE. Effective May 1, 1993, Tenant hereby surrenders to Landlord, and Landlord hereby accepts the surrender from Tenant, all of Tenant's right, title and interest in and to that portion of the Premises located on the second floor as outlined in the floor plan attached hereto as Exhibit "B" and hereinafter referred to as the "Surrendered Premises" (which Surrendered Premises shall constitute the entire Premises less the Renewal Premises). In connection with said surrender, Tenant shall vacate the Surrendered Premises on or prior to May 1, 1993, and shall comply with all obligations set forth in Article 15 of the Lease regarding Surrender of Premises. The surrender right, personal to Tenant, is not transferable and cannot be assigned to any other entity.

            Prior to May 1, 1993, Landlord shall contract for the improvements required to re-demise the Renewal Premises, which improvements shall he performed in accordance with the attached Revised Space Plan, hereinafter referred to as Exhibit "C", provided that no delays have been caused by the Tenant. Landlord shall pay (or all costs associated with said improvements, and shall select the contractors to perform such improvement work, and Tenant shall have no right whatsoever to approve or disapprove the contractors selected by Landlord."

     6.     EXTENSION OPTION.

            Article 2.7 of the Lease is hereby deleted in its entirety and replaced by the following:

            (a) Provided that the Tenant, is not in material default or breach under any of the terms, covenants and conditions of this Lease and occupies said space, Tenant shall have the right to extend the term of this lease for one (1) sixty (60) month period (the "Option Period"), commencing one day after the Expiration Date (the "Extended Term Commencement Date") and ending sixty (60) months after the Extended Term Commencement Date. Tenant shall exercise this right to extend the term of this Lease by written notice ("Tenant's Notice") to that effect sent certified mail, return receipt requested, with postage prepaid to Landlord no earlier than twelve
(12) months and no later than nine (9) months prior to the Expiration Date (such period to be hereinafter referred to as the "Notice Period"). If the option is properly and timely exercised, then all of the same covenants, agreements, terms, conditions, limitations, exceptions and reservations contained in this Lease (unless changed or modified by mutual agreement), shall apply. Notwithstanding the foregoing, the Basic Rent payable during the Option Period shall be determined in the manner set forth below.

            (b) The Basic Rent as of the Extended Term Commencement Date shall equal the fair market rental value of the Premises. The term "fair market rental value" shall mean the monthly amount per rentable square foot that a willing, comparable, non-renewal, non-equity tenant occupying approximately 25,000 rentable square feet would pay, and willing, comparable landlords holding for long-term investment of comparable office buildings at least seventy-five percent (75%) leased (if any such comparably leased buildings are available) and occupied in the Pasadena area would accept, in an arms length transaction, giving appropriate consideration to rental rates per rentable square foot, the type of escalation clauses (including without limitation, operating expenses, real estate taxes and CPI), the extent of liability under the escalation clauses (e.g. whether determined on a net lease basis or by increases over a particular base year or base dollar amount), abatement provisions reflecting free rent during the Lease term, length of Lease term, size and location of premises being leased, an existing build-out comparable to that of the Premises suitable for Tenant's use, and other generally applicable terms and conditions of tenancy for the space in question. Landlord shall estimate fair market value by using its best good faith judgment, consistent with the provisions stated above. Landlord shall provide written notice of such estimate at least one hundred sixty (160) days prior to the Extended Term Commencement Date together with any comparables used by Landlord in arriving at its estimate, which are not subject to any restrictions on disclosure. In the event Landlord docs not provide written notice of such estimate of Basic Rent by one hundred forty-five (145) days prior to the Extended Term Commencement Date, Tenant may provide written notice to Landlord of Tenant's estimate of fair market value by using its best good faith judgement, consistent with the provisions stated above. together with any comparables used by Tenant in arriving at its estimate, which are not subject to any restrictions on disclosure Tenant, (or Landlord, in the event Tenant gives notice) shall have thirty (30) days ("Review Period") after receipt of notice of the new estimate of Basic Rent within which to accept such Basic Rent or to reasonably object thereto in writing stating in detail the basis for such objection and setting forth

Tenant's (or Landlord's, in the event Tenant gives notice) estimate of the Basic Rent. If Tenant (or Landlord, in the event Tenant gives notice) so objects, Landlord and Tenant shall attempt in good faith to agree upon fair market rental, using their best good faith efforts, consistent with the provisions stated above If Landlord and Tenant fail to reach agreement within thirty (30) days following the Review Period (the "Outside Agreement Date"), then each party's estimate shall be submitted to arbitration in accordance with Subsections (i) through (vii) below. Failure of the party receiving notice of estimated fair market value to so elect in writing within such period shall conclusively by deemed its approval of the new Basic Rent determined by Landlord (or Tenant, in the event Tenant gives notice).

            (i) Landlord and Tenant shall each appoint an MAI appraiser with at least ten (10) years experience appraising office buildings in the greater Los Angeles/Pasadena area. The determination of the arbitrators shall bc limited solely to the issue of whether Landlord's or Tenant's submitted estimate of the actual fair market rental for the Premises as determined by the arbitrators, taking into account the definition of fair market rental value set forth above, is more accurate. Each such arbitrator shall be appointed within fifteen (15) days after the Outside Agreement Date.

            (ii) The two arbitrators so appointed shall with fifteen (15) days of the date of the appointment of the last appointed arbitrator agree upon and appoint a third arbitrator who shall be qualified under the same criteria set forth hereinabove for qualifications of the initial two arbitrators.

            (iii) The three arbitrators shall within thirty (30) days of the appointment of the third arbitrator reach a decision as to whether the parties shall use Landlord's or Tenant's submitted estimate of fair market rental, and shall notify Landlord and Tenant thereof. The arbitrators shall have no right to propose a middle ground or any modification of either of the two estimates submitted by Landlord and Tenant.

            (iv) The decision of the majority of the three arbitrators shall be binding upon Landlord and Tenant and shall be set forth in a written award signed by a majority of the arbitrators and delivered to Landlord and Tenant.

            (v) If either Landlord or Tenant fails to appoint an arbitrator within fifteen (15) days after the Outside Agreement Date, the arbitrator appointed by one of them shall reach a decision, notify Landlord and Tenant thereof, and such arbitrator's decision shall be binding upon Landlord and Tenant.

            (vi) If the two arbitrators fail to agree upon and appoint a third arbitrator, then the appointment of the third arbitrator shall be dismissed and the matter to be decided shall be forthwith submitted to arbitration under the provision of the American Arbitration Association, but subject to the instructions set forth in Article 2.7(B).

            (vii) The cost of arbitration shall bc paid by Landlord and Tenant equally.

      If the Basic Rent has not been determined by the applicable Extended Term Commencement Date, then until such determination is made, but in no event for more than three (3) months, Tenant shall pay rent in the greater of the amount of Tenant's estimate or the rent in effect immediately prior to the Extended Term Commencement Date, and thereafter until the determination is made, in the amount of Landlord's estimate. Once the determination is made, any necessary adjustments in rental payments for the period commencing with the Extended Term Commencement Date shall bc made between the parties within ten (10) days after the date of the determination by Landlord reimbursing to Tenant any overpayment, or Tenant paying to Landlord any underpayment, whichever is applicable

            (c) Tenant shall have no right to extend the term of the Lease as provided in Section 2.7 if Tenant is in material default or breach under any of the terms, covenants and conditions of this Lease as of the date of Tenant's Notice. If the time to exercise such notice lapses and Tenant has not cured any material default or breach prior to the last day of the Notice Period, then any subsequent attempt to exercise such option shall be deemed null and void, and this Lease shall terminate upon the Expiration Date. If Tenant materially defaults or breaches any of the terms, covenants and conditions of this Lease during the period from the date of Tenant's Notice until the Expiration Date, the right to extend the term of this Lease hereunder shall bc deemed null and void, and this Lease shall terminate upon the Expiration Date.

            (d) Once Tenant has timely and properly exercised its right to extend the term of this Lease by delivery of Tenant's Notice to Landlord, Tenant may not subsequently withdraw its exercise.

            (e) It is expressly understood and agreed that the right to extend the term of this Lease provided in this Article 2.7 is non-assignable and may not be exercised by anyone, or in favor of anyone, other than the initial Tenant. This entire Article 2.7 shall be deemed stricken from this Lease and of no force or effect if the initial Tenant assigns its interest in this Lease.

            (f) Tenant must be in possession of the Premises and must remain in possession of the Premises and operating its business from the Premises at the time Tenant delivers Tenant's Notice through and including the Expiration Date If Tenant is not in possession, fails to remain in possession and/or fails to operate its business from the Premises throughout such period, then Tenant shall no( have the right to extend the term of this Lease, any prior exercise of such right shall he deemed null and void, and this Lease shall terminate upon the Expiration Date.

            (g) In the event Tenant exercises the Extension Option, Landlord and Tenant shall execute and deliver an amendment to the Lease, as amended hereby, reflecting the renewal of the term of the Lease on the terms herein provided, which amendment shall be executed and delivered promptly after the determination of the Basic Rental for the Option Period

     7. RIGHT OF FIRST REFUSAL ON ADDITIONAL SPACE. Article 27.1 contained within the Lease is hereby deleted in its entirety and replaced with the following:

            27.1 RIGHT OF FIRST OFFER ON ADDITIONAL SPACE. Provided Tenant is not in default of any of the terms and conditions contained within the Lease and is in possession of the Premises, subject and subordinate to the rights granted to the renegotiation of any lease of any tenant who may be in possession of contiguous space or to the rights granted to other tenants in the Building, and subject to prior leases, Tenant shall have the right of first offer to lease additional contiguous space if, as and when, the same becomes available on the second (2nd) floor of the Building ("Expansion Area"). Landlord shall not enter into any lease affecting the Expansion Area with any third-party tenant without first offering Tenant an opportunity to 1ease such space on the same terms and conditions as Landlord is willing or may negotiate to lease space on such floor to a third-party tenant, however, in no event shall the per square foot Basic Rent be less than the Basic Rent in effect for the Premises. As used herein, "third-party tenant" excludes any tenant or party then in possession of any portion of the Expansion Area which may desire to extend or renegotiate its lease or rental agreement. Landlord shall first offer such opportunity to lease to Tenant by (a) notifying Tenant in writing of the availability of the Expansion Area, and (b) notifying
Tenant of Landlord's proposed terms and conditions, which may by in the form of a proposed lease. Within five (5) working days from the date of such offer from Landlord to Tenant, Tenant shall give Landlord written notice of its election to accept the terms and conditions as set forth by Landlord.
Landlord and Tenant shall then, within fifteen (15) days of Tenant's acceptance ("Acceptance Period"), execute an amendment to Lease or a reconstituted Lease incorporating the Expansion Area to the Premises. If no such instrument is executed during the Acceptance Period, or if Tenant fails to accept Landlord's offer within the five (5) day period, Landlord shall have 180 days ("Extension Period") in which to lease the Expansion Area. in whole or in part, to a third-party tenant under any terms and conditions acceptable to Landlord. If Landlord is unable to lease the Expansion Area, in whole or in part, during the Extension Period, Tenant's right of first offer shall be reinstated. Tenant shall be offered the Expansion Area no more than three times during the Lease Term.

     8.     TENANT'S PARKING

            Article 1.9 contained within the Lease is hereby deleted in its entirety and replaced with the following:

                The phrase "Tenant's Parking" means seventy-nine (79) unreserved parking spaces and three (3) reserved parking spaces in the Building parking garage. Tenant's Parking shall be as provided in Section 26.1, except that the seventy-nine (79) unreserved parking spaces and three
(3) reserved parking spaces shall bc free of charge to Tenant for the Lease Term. Any additional parking space requested by Tenant shall bc on an "as available" basis and under the terms and conditions set for in Section 26.1, except that the rate for additional unreserved parking spaces shall not exceed $50.00 per parking space per month and the reserved parking spaces shall not exceed $75.00 per parking space per month.

      9. COUNTERPARTS. This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.

     10. NO OTHER AMENDMENTS. Except as modified by this Amendment, the provisions of the Lease shall remain unaffected and in full force and effect.

     11. DEFINITIONS As used herein, all capitalized terms shall have the same meanings as defined in the Lease, unless otherwise defined herein.

     IN WITNESS WHEREOF, the undersigned have executed this Addendum as of the day and first year above indicated.



LANDLORD:

LACERA Gateway Property, Inc.
a California corporation

By: HEITMAN ADVISORY CORPORATION
    an Illinois corporation,
    its agent

By: /s/ [ILLEGIBLE]
    ---------------------------

Its: VICE PRESIDENT
     --------------------------


TENANT:

Paula Insurance Company,
a California corporation

By: /s/ Norman J. Schnider
    ----------------------------

Its: President
     ---------------------------

                                [BLUEPRINT]





                                EXHIBIT "A"

                                 [BLUEPRINT]


Ridgeway
PAULA FINANCIAL/EXPANSION



                                EXHIBIT "A"

                               [BLUEPRINT]




                                EXHIBIT "B"

                               [BLUEPRINT]




                               EXHIBIT "C"

                        THIRD AMENDMENT TO
                      OFFICE BUILDING LEASE

     THIS THIRD AMENDMENT to GATEWAY PLAZA Office Building Lease
("Amendment") is made as of the 16th day of September, 1994, by and between LACERA Gateway Property, Inc., a California corporation ("Landlord") and PAULA INSURANCE COMPANY, a California corporation ("Tenant").

                           RECITALS

A. Landlord's predecessor-in-interest, PASADENA GATEWAY PLAZA, a California limited partnership and Tenant's predecessor-in-interest, PAN AMERICAN UNDERWRITERS, INC., a Nevada corporation, entered into that certain Gateway Plaza Office Lease (the "Original Lease") dated January 1, 1989, pursuant to which Tenant's predecessor-in-interest leased from Landlord approximately 28,862 rentable square feet (the "Original Premises") on the second and third floors of that certain office building (the "Building") located at 300 North Lake Avenue, Pasadena, California 91101.

B. Landlord's predecessor-in-interest and Tenant's predecessor-in-interest entered into that certain Lease Amendment to Gateway Plaza Office Lease, dated September 28, 1989 (the "First Amendment"), pursuant to which Article 2.2(a) of the Original Lease was modified to reflect the addition of 1,255 rentable square feet, located on the second floor of the Building, to the existing Premises (such additional space plus the Original Premises to be collectively referred to as the "Revised Original Premises").

C. The Original Lease, as amended by the First Amendment, was assigned by PAN AMERICAN UNDERWRITERS, INC., a Nevada corporation, to Tenant effective May 1, 1993, in accordance with the provisions set forth in the attached Gateway Plaza Assignment and Assumption of Lease and Consent (the
"Assignment").

D. Landlord and Tenant entered into that certain Lease Amendment to Gateway Plaza Office Lease, dated April 27, 1993 (the "Second Amendment"), pursuant to which Article 28.24 was included to surrender an area on the second floor containing approximately

4,766 rentable square feet from the Revised Original Premises (the Revised Original Premises less the reduced space to be collectively referred to as the "Premises").

E. The Original Lease, as amended by the First Amendment, Assignment and Second Amendment, is hereinafter collectively referred to as the "Lease".

F. Tenant desires, and Landlord has agreed, to increase the size of the Premises, to adjust the Basic Rent and certain other terms and provisions of the Lease.

                           AGREEMENT

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties, the parties agree as follows:

     1. DEFINED TERMS. Each capitalized term used in this Amendment shall have the same meaning ascribed to such term in the Lease, except that the following terms shall have the following meanings:

            (a) "Premises" shall mean those spaces originally known as Suite 200 and Suite 202 on the second floor and Suite 300 on the third floor, as outlined in the floor plan attached hereto as Exhibit "A".

            (b) "Rentable Area of the Premises" shall be deemed to be: Suite 200 which contains approximately 3,248 rentable square feet, Suite 202 which contains approximately 1,405 rentable square feet and Suite 300 which contains approximately 22,103 rentable square feet, thus reflecting a total of 26,756 rentable square feet.

            (c) "Tenant's Share" for the Premises shall be deemed to be 9.45%

            (d) "Expansion Area" shall mean that additional space known as Suite 202 containing approximately 1,405 rentable square feet.

     2.     BASIC RENT.

            Article 1.6 of the Lease and Article 3 of the Second Amendment are hereby deleted in their entirety and replaced with the following:

            Commencing upon Substantial Completion of the tenant improvements associated with Suite 202 (as further defined in the Work Letter Agreement attached as

Exhibit "B"), through and including April 30, 1995, the Basic Rent shall be Forty-six thousand eight hundred twenty-three Dollars ($46,823.00) per month. Commencing May 1, 1995, through and including April 30, 1996, the Basic Rent for the Premises shall be Five hundred sixty-five thousand eighty-six and 72/100 Dollars ($565,086.72), payable in equal monthly installments of Forty-seven thousand ninety and 56/100 Dollars ($47,090.56). Commencing May 1, 1996, through and including April 30, 1997, the Basic Rent for the Premises shall be Five hundred seventy-seven thousand nine hundred twenty nine and 60/100 Dollars ($577,929.60), payable in equal monthly installments of Forty-eight thousand one hundred sixty and 80/100 ($48,160.80). Commencing May 1, 1997, through and including April 30, 1998, the Basic Rent for the Premises shall be Six hundred forty-two thousand one hundred forty-four Dollars ($642,144.00), payable in equal monthly installments of Fifty-three thousand five hundred twelve Dollars ($53,512.00). Commencing May 1, 1998, through and including April 30, 1999, the Basic Rent for the Premises shall be Six hundred seventy-four thousand two hundred fifty-one and 20/100 Dollars ($674,251.20), payable in equal monthly installments of Fifty-six thousand one hundred eighty-seven and 60/100 Dollars ($56,187.60).

     3.     BROKERS.

            Tenant represents that except for Heitman Properties Ltd., Tenant has not retained, contracted or dealt with any real estate broker, salesperson or finder in connection with this Amendment. Tenant shall agree to indemnify and hold Landlord and Heitman Properties Ltd. harmless from and against any and all liabilities and claims for commissions and fees arising out of a breach of the foregoing representation. Landlord shall be responsible for the payment of any commissions or fees due to Heitman Properties Ltd.

     4.     TENANT IMPROVEMENTS.

            Within ninety (90) days following the mutual execution and delivery of this Amendment, subject to force majeure and Tenant Delays as detailed in the Work Letter Agreement, Landlord shall deliver possession of the Expansion Area to Tenant in substantial conformance with Landlord's obligations pursuant to the Work Letter Agreement attached hereto as Exhibit "B". Tenant shall execute a Suite Acceptance Agreement on Landlord's Standard Form attached hereto as Exhibit "C".

     5.     PARKING.

            Article 8 of the Second Amendment to Office Building Lease is hereby deleted in its entirety and replaced with the following:

            The phrase "Tenant's Parking" means eighty three (83) unreserved parking spaces and three (3) reserved parking spaces in the Building parking garage. Tenant's Parking shall be as provided in Section 26.1 of the Lease, except that the eighty three (83) and three (3) reserved parking spaces shall be free to change to Tenant for the Lease Term. Any additional parking space requested by Tenant shall be on an "as available" basis and under the terms and conditions set forth in Section 26.1, except that the rate for additional unreserved parking spaces shall not exceed $50.00 per parking space per month and the reserved parking spaces shall not exceed $75.00 per parking space per month.

     6.     COUNTERPARTS.

            This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.

     7.     AMENDMENTS.

            Except as modified by this Amendment, the provisions of the Lease as modified by the First Amendment and Second Amendment to Office Building Lease shall remain in full force and effect.

     8.     DEFINITIONS.

            As used herein, all capitalized terms shall have the same meanings as defined in the Lease, unless otherwise defined herein.

     9. Except for those provisions which are inconsistent with this Amendment and those terms, covenants and conditions for which performance has heretofore been completed, all other terms, covenants and conditions of the Lease shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties have executed this Third Amendment to Lease as of the day and year first written.

LANDLORD

LACERA Gateway Property, Inc.
a California corporation

By: HEITMAN ADVISORY CORPORATION
    an Illinois corporation, its agent

By: /s/ [ILLEGIBLE]
    --------------------------

Its: Executive Vice President
     -------------------------

TENANT

PAULA INSURANCE COMPANY
a California corporation

By: /s/ James P. Nicholson
    --------------------------

Its: Sr. V.P.
     -------------------------

                              [BLUEPRINT]





SECOND FLOOR
GATEWAY PLAZA
PASADENA, CALIFORNIA


                         EXHIBIT "A" PREMISES

                              EXHIBIT B
                       WORK LETTER AGREEMENT

                      [LANDLORD PERFORMS WORK]

     This Work Letter Agreement ("WorkLetter") is executed simultaneously with that certain Third Amendment to Office Building Lease (the "Amendment") between PAULA INSURANCE COMPANY, a California corporation, as "Tenant", and LACERA GATEWAY PROPERTY, INC., a California corporation, as "Landlord", relating to demised premises ("Premises") at the building commonly known as GATEWAY PLAZA, Pasadena, California (the "Building"), which Premises are more fully identified in the Amendment. Capitalized terms used herein, unless otherwise defined in this Work Letter, shall have the respective meanings ascribed to them in the Lease (as defined in the Amendment), as amended by the Amendment.

     For and in consideration of the agreement to enter into the Amendment and the mutual covenants contained herein and in the Amendment, Landlord and Tenant hereby agree as follows:

     1. TENANT'S INITIAL PLANS; THE WORK. Tenant desires Landlord to perform certain leasehold improvement work in the Expansion Area in substantial accordance with the plan or plans (collectively, the "Initial Plan") prepared by Reuter & Associates dated August 17, 1994 and last revised August 19, 1994, a copy or copies of which is/are attached hereto as Schedule
1. Such work, as shown in the Initial Plan and as more fully detailed in the Working Drawings (as defined and described in Paragraph 2 below), shall be hereinafter referred to as the "Work". Not later than September 5, 1994, Tenant shall furnish to Landlord such additional plans, drawings, specifications and finish details as Landlord may reasonably request to enable Landlord's architects and engineers to prepare mechanical, electrical and plumbing plans and to prepare the Working Drawings, including a final telephone layout and special electrical connection requirements, if any. All plans, drawings, specifications and other details describing the Work which have been or are hereafter furnished by or on behalf of Tenant shall be subject to Landlord's approval, which Landlord agrees shall not be unreasonably withheld. Landlord shall not be deemed to have acted unreasonably if it withholds its approval of any plans, specifications, drawings or other details or of any Additional Work (as defined in Paragraph 7 below) because, in Landlord's reasonable opinion, the work, as described in any such item, or the Additional Work, as the case may be: (a) is likely to adversely affect Building systems, the structure of the Building or the safety of the Building and/or its occupants; (b) might impair Landlord's ability to furnish services to Tenant or other tenants in the Building; (c) would increase the cost of operating the Building; (d) would violate any governmental laws, rules or ordinances (or interpretations thereof); (e) contains or uses hazardous or toxic materials or substances; (f) would adversely affect the appearance of the Building; (g) might adversely affect another tenant's premises; (h) is prohibited by any ground lease affecting the Building or any mortgage, trust deed or other instrument encumbering the Building; or (i) is likely to be substantially delayed because of unavailability or shortage of labor or materials necessary to perform such work or the difficulties or unusual nature of such work. The foregoing reasons, however, shall not be the only reasons for which Landlord may withhold its approval, whether or not such other reasons are similar or dissimilar to the foregoing. Neither the approval by Landlord of the Work or the Initial Plan or any other plans, drawings, specifications or other items associated with the Work nor Landlord's performance, supervision or monitoring of the Work shall constitute any warranty by Landlord to Tenant of the adequacy of the design for Tenant's intended use of the Expansion Area.

     2. WORKING DRAWINGS. If necessary for the performance of the Work and not included as part of the Initial Plan attached hereto, Landlord, at Tenant's sole cost and expense, shall prepare or cause to be prepared final working drawings and specifications for the Work (the "Working Drawings") based on and consistent with the Initial Plan and the other plans, drawings, specifications, finish details and other information furnished by Tenant to Landlord and approved by Landlord pursuant to Paragraph 1 above. So long as the Working Drawings are consistent with the Initial Plan, Tenant shall approve the Working Drawings within three (3) days after receipt of same from Landlord by initialing and returning to Landlord each sheet of the Working Drawings or by executing Landlord's approval form then in use, whichever method of approval Landlord may designate.

     3. PERFORMANCE OF THE WORK. Landlord, at Tenant's sole cost and expense, shall cause the Work to be performed using building standard materials, quantities and procedures then in use by Landlord ("Building Standards"), except as may be stated or shown otherwise in the Working Drawings.

     Tenant shall be responsible for the Cost of the Work (as defined below) and shall approve the Cost of the Work prior to the commencement of the Work and execute a Tenant Work Order agreement (attached hereto as Exhibit D). For purposes of this Amendment, the term "Cost of the Work" shall mean and include any and all costs and expenses of the Work, including, without limitation, the cost of the Working Drawings by Reuter & Associates, cost of the engineering drawings by C.J. Barszcz & Associates, permits and fees, all labor (including overtime), materials constituting the Work and Landlord's supervision costs of ten percent (10%) of the Cost of the Work. Tenant shall remit fifty percent (50%) of the Cost of the Work upon execution of the Tenant Work Order and shall remit the balance upon substantial completion of the Work.

     4. AUTHORIZATION TO PROCEED. Landlord may proceed with the Work at any time after the execution of this Work Letter and the completion of the Working Drawings, if applicable; provided, however, that Landlord, at its option, may request Tenant to execute and deliver to Landlord a separate written authorization (in the form then in use by Landlord) to proceed with the Work, in which event Tenant shall execute and deliver such written authorization within three (3) days after Landlord's request therefor, and, at Landlord's option, no Work shall be commenced until Tenant has executed and delivered to Landlord such authorization.

     5. SUBSTANTIAL COMPLETION. Landlord shall use its reasonable efforts to cause the Work to be "substantially completed" on or before the date which is ninety 90 days following the mutual execution and delivery of the Amendment, subject to delays caused by strikes, lockouts, boycotts or other labor problems, casualties, discontinuance of any utility or other service required for performance of the Work, unavailability or shortages of materials or other problems in obtaining materials necessary for performance of the Work or any other matter beyond the control of Landlord (or beyond the control of Landlord's contractors or subcontractors performing the Work) and also subject to "Tenant

Delays" (as defined and described in Paragraph 6 of this Work Letter). The Work shall be deemed to be "substantially completed" for all purposes under this Work Letter and the Lease if and when Landlord's architect issues a written certificate to Landlord and Tenant, certifying that the Work has been substantially completed (i.e., completed except for "punchlist" items listed in such architect's certificate) in substantial compliance with the Working Drawings, or when Tenant first takes occupancy of the Expansion Area, whichever first occurs. If the Work is not deemed to be substantially completed on or before the date which is 90 days following the mutual execution and delivery of the Amendment, (a) Landlord agrees to use reasonable efforts to complete the Work as soon as practicable thereafter,
(b) the Lease shall remain in full force and effect, and (c) Landlord shall not be deemed to be in breach or default of the Lease or this Work Letter as a result thereof and Landlord shall have no liability to Tenant as a result of any delay in occupancy (whether for damages, abatement of Rent or otherwise). Notwithstanding the foregoing, in the event the Work is delayed as a result of a Tenant Delay, the Work shall be deemed to be substantially complete on the date that the Work would have been substantially complete, but for the Tenant Delay (as reasonably determined by Landlord). Landlord agrees to use reasonable diligence to complete all punchlist work listed in the aforesaid architect's certificate promptly after substantial completion.

     6.     TENANT DELAYS. The following shall constitute "Tenant Delays".

                 (i) the failure of Tenant to furnish all or any plans, drawings, specifications, finish details or the other information required under Paragraph 1 above on or before the date stated in Paragraph 1;

                 (ii) the failure of Tenant to grant approval of the Working Drawings within the time required under Paragraph 2 above;

                 (iii) the failure of Tenant to comply with the requirements of Paragraph 4 above;

                 (iv) Tenant's requirements for special work or materials, finishes, or installations other than the Building Standards or Tenant's requirement for special construction staging or phasing;

                 (v) the performance of any Additional Work (as defined in Paragraph 7 below) requested by Tenant or the performance of any work in the Expansion Area by any person, firm or corporation employed by or on behalf of Tenant, or any failure to complete or delay in completion of such work; or

                 (vi)  any other act or omission of Tenant.

     7. ADDITIONAL WORK. Upon Tenant's request and submission by Tenant (at Tenant's sole cost and expense) of the necessary information and/or plans and specifications for work other than the Work described in the Working Drawings ("Additional Work") and the approval by Landlord of such Additional Work, which approval Landlord agrees shall not be unreasonably withheld, Landlord shall perform such Additional Work, at Tenant's sole cost and expense, subject, however, to the following provisions of this Paragraph 7. Prior to commencing any Additional Work requested by Tenant, Landlord shall submit to Tenant a written statement of the cost of such Additional Work, which cost shall include a fee payable to Landlord in the amount of 10% of the total cost of such Additional Work as compensation to Landlord for monitoring the Additional Work hereinafter referred to collectively as "Landlord's Additional Compensation"), and, concurrently with such statement of cost, Landlord shall also submit to Tenant a proposed tenant extra order (the "TEO") for the Additional Work in the standard form then in use by Landlord. Tenant shall execute and deliver to Landlord such TEO and shall pay to Landlord the entire cost of the Additional Work, including Landlord's Additional Compensation (as reflected in Landlord's statement of such cost), within five (5) days after Landlord's submission of such statement and TEO to Tenant. If Tenant fails to execute or deliver such TEO or pay the entire cost of such Additional Work within such 5-day period, then Landlord shall not be obligated to do any of the Additional Work and may proceed to do only the Work, as specified in the Working Drawings.

     8. TENANT ACCESS. Landlord, in Landlord's reasonable discretion and upon request by Tenant, may grant to Tenant a license to have access to the Expansion Area prior to the substantial completion of the Work to allow Tenant to do other work required by Tenant to make the Expansion Area ready for Tenant's use and occupancy (the "Tenant's Pre-Occupancy Work"). It shall be a condition to the grant by Landlord and continued effectiveness of such license that:

            (a) Tenant shall give to Landlord a written request to have such access to the Expansion Area not less than five (5) days prior to the date on which such access will commence, which written request shall contain or shall be accompanied by each of the following items, all in form and substance reasonably acceptable to Landlord: (i) a detailed description of and schedule for Tenant's Pre-Occupancy Work; (ii) the names and addresses of all contractors, subcontractors and material suppliers and all other representatives of Tenant who or which will be entering the Expansion Area on behalf of Tenant to perform Tenant's Pre-Occupancy Work or will be supplying materials for such work, and the approximate number of individuals, itemized by trade, who will be present in the Expansion Area; (iii) copies of all contracts, subcontracts and material purchase orders pertaining to Tenant's Pre-Occupancy Work; (iv) copies of all plans and specifications pertaining to Tenant's Pre-Occupancy Work; (v) copies of all licenses and permits required in connection with the performance of Tenant's Pre-Occupancy Work; (vi) certificates of insurance (in amounts satisfactory to Landlord and with the parties identified in, or required by, the Lease named as additional insureds) and instruments of indemnification against all claims, costs, expenses, damages and liabilities which may arise in connection with Tenant's Pre-Occupancy Work; and (vii) assurances of the ability of Tenant to pay for all of Tenant's Pre-Occupancy Work and/or a letter of credit or other security deemed appropriate by Landlord securing Tenant's lien-free completion of Tenant's Pre-Occupancy Work.

            (b) Such pre-term access by Tenant and its representatives shall be subject to scheduling by Landlord.

            (c) Tenant's employees, agents, contractors, workmen, mechanics, suppliers and invitees shall work in harmony and not interfere with Landlord or Landlord's agents in performing the Work and any Additional Work in the Expansion Area, Landlord's work in other premises and in common areas of the Building, or the general operation of the Building. If at any time any such person representing Tenant shall cause or threaten to cause such disharmony or interference, including labor disharmony, and Tenant fails to immediately institute and maintain such corrective actions as directed by Landlord, then Landlord may withdraw such license upon twenty-four hours' prior written notice to Tenant.

            (d) Any such entry into and occupancy of the Expansion Area by Tenant or any person or entity working for or on behalf of Tenant shall be deemed to be subject to all of the terms, covenants, conditions and provisions of the Lease, specifically including the provisions regarding Tenant's improvements and alterations, and excluding only the covenant to pay Rent. Landlord shall not be liable for any injury, loss or damage which may occur to any of Tenant's Pre-Occupancy Work made in or about the Expansion Area or to property placed therein prior to the substantial completion of the Work, the same being at Tenant's sole risk and liability. Tenant shall be liable to Landlord for any damage to the Expansion Area or to any portion of the Work or Additional Work caused by Tenant or any of Tenant's employees, agents, contractors, workmen or suppliers. In the event that the performance of Tenant's Pre-Occupancy Work causes extra costs to Landlord or requires the use of elevators during hours other than 7:00 a.m. to 6:00 p.m. on Monday through Friday (excluding holidays) or of other Building services, Tenant shall reimburse Landlord for such extra cost and/or shall pay Landlord for such elevator service or other Building services at Landlord's standard rates then in effect.

     9. LEASE PROVISIONS. The terms and provisions of the Lease, as amended, insofar as-they are applicable to this Work Letter, are hereby incorporated herein by reference. All amounts payable by Tenant to Landlord hereunder shall be deemed to be additional Rent under the Lease and, upon any default in the payment of same, Landlord shall have all of the rights and remedies provided for in the Lease, as amended.

     10.    MISCELLANEOUS.

            (a) This Work Letter shall be governed by the laws of the state in which the Expansion Area are located.

            (b) This Work Letter may not be amended except by a written instrument signed by the party or parties to be bound thereby.

            (c) Any person signing this Work Letter on behalf of Tenant warrants and represents he/she has authority to sign and deliver this Work Letter and bind Tenant.

            (d) Notices under this Work Letter shall be given in the same manner as under the Lease.

            (e) The headings set forth herein are for convenience only.

            (f) This Work Letter sets forth the entire agreement of Tenant and

Landlord regarding the Work.

            (g) In the event that the final working drawings and specifications are included as part of the Initial Plan attached hereto, or in the event Landlord performs the Work without the necessity of preparing working drawings and specifications, then whenever the term "Working Drawings" is used in this Agreement, such term shall be deemed to refer to the Initial Plan and all supplemental plans and specifications approved by Landlord.

     11. EXCULPATION OF LANDLORD AND HEITMAN. Notwithstanding anything to the contrary contained in this Work Letter, it is expressly understood and agreed by and between the parties hereto that:

            (a) The recourse of Tenant or its successors or assigns against Landlord with respect to the alleged breach by or on the part of Landlord of any representation, warranty, covenant, undertaking or agreement contained in this Work Letter or the Lease (collectively, "Landlord's Work Letter Undertakings") shall extend only to Landlord's interest in the real estate, of which the Expansion Area demised under the Lease, as amended. Documents are a part (hereinaffer, "Landlord's Real Estate") and not to any other assets of Landlord or its officers, directors or shareholders; and

            (b) Except to the extent of Landlord's interest in Landlord's Real Estate, no personal liability or personal responsibility of any sort with respect to any of Landlord's Work Letter Undertakings or any alleged breach thereof is assumed by, or shall at any time be asserted or enforceable against, Landlord, Heitman Advisory Corporation or Heitman Properties Ltd., or against any of their respective directors, officers, employees, agents, constituent partners, beneficiaries, trustees or representatives.

     IN WITNESS WHEREOF, this Work Letter Agreement is executed as of the ____________ day of __________, 19__.

TENANT:

PAULA INSURANCE COMPANY,
a California corporation

By: /s/ James A. Nicholson
    -------------------------------
Title: Sr. V.P.
       ----------------------------

LANDLORD:

LACERA GATEWAY PROPERTY, INC.,
a California corporation

By: HEITMAN ADVISORY
    CORPORATION, an Illinois
    corporation, its agent

    By: /s/ [ILLEGIBLE]
    -------------------------------

    Title: Executive Vice President
           ------------------------

                               [BLUEPRINT]




                          SCHEDULE 1. SPACE PLAN

                           FOURTH AMENDMENT TO

                          OFFICE BUILDING LEASE


     THIS FOURTH AMENDMENT to GATEWAY PLAZA Office Building Lease
("Amendment") is made as of the 12th day of May, 1995, by and between LACERA Gateway Property, Inc., a California corporation ("Landlord") and PAULA INSURANCE COMPANY, a California corporation ("Tenant").

                                RECITALS

     A. Landlord's predecessor-in-interest, PASADENA GATEWAY PLAZA, a California limited partnership and Tenant's predecessor-in-interest, PAN AMERICAN UNDERWRITERS, INC., a Nevada corporation, entered into that certain Gateway Plaza Office Lease (the "Original Lease") dated January 1, 1989, pursuant to which Tenant's predecessor-in-interest leased from Landlord's predecessor-in-interest approximately 28,862 rentable square feet (the "Original Premises") on the second and third floors of that certain office building (the "Building") located at 300 North Lake Avenue, Pasadena, California 91101.

     B. Landlord's predecessor-in-interest and Tenant's predecessor-in-interest entered into that certain Lease Amendment to Gateway Plaza Office Lease, dated September 28, 1989 (the "First Amendment"), pursuant to which Article 2.2(a) of the Original Lease was modified to reflect the addition of 1,255 rentable square feet, located on the second floor of the Building, to the Original Premises (such additional space plus the Original Premises to be collectively referred to as the "Expanded Premises").

     C. PAN AMERICAN UNDERWRITERS, INC's right, title and interest under the Original Lease as amended by the First Amendment, was assigned to Tenant effective May 1, 1993, in accordance with the provisions set forth in the attached Gateway Plaza Assignment and Assumption of Lease and Consent (the "Assignment").

     D. Landlord and Tenant entered into that certain Lease Amendment to Gateway Plaza

Office Lease, dated April 27, 1993 (the "Second Amendment"), pursuant to which Article 28.24 was included to surrender an area on the second floor containing approximately 4,766 rentable square feet from the Revised Original Premises (the Expanded Premises less the reduced space to be collectively referred to as the "Revised Original Premises").

     E. Landlord and Tenant entered into that certain Lease Amendment to Gateway Plaza Office Lease, dated September 16, 1994 (the "Third Amendment"), pursuant to which Article 1.6 was amended to incorporate an area on the second floor, commonly referred to as Suite 202, containing approximately 1,405 rentable square feet to the Revised Original Premises (the Revised Original Premises plus the additional space to be collectively referred to as the "Revised Premises").

     F. The Original Lease, as amended by the First Amendment, Assignment, Second Amendment and Third Amendment, is hereinafter collectively referred to as the "Lease".

     G. Tenant desires, and Landlord has agreed, to increase the size of the Revised Premises, to adjust the Basic Rent and certain other terms and provisions of the Lease.

                                  AGREEMENT

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties, the parties agree as follows:

     1. DEFINED TERMS. Each capitalized term used in this Amendment shall have the same meaning ascribed to such term in the Lease, except that the following terms shall have the following meanings:

            (a) "Premises" shall mean those spaces commonly known as Suite 200, Suite 202, Suite 205, Suite 210 and Suite 250 on the second floor and Suite 300 on the third floor, as outlined in the floor plan attached hereto as Exhibit "A".

            (b) "Rentable Area of the Premises" shall be deemed to be: Suite 200 which contains approximately 3,248 rentable square feet, Suite 202 which contains approximately 1,405 rentable square feet, Suite 205 which contains approximately 963 rentable square feet, Suite 210 which contains approximately 2,504 rentable square feet,

Suite 250 which contains approximately 3,650 rentable square feet and Suite 300 which contains approximately 22,103 rentable square feet, thus reflecting a total of approximately 33,873 rentable square feet. (c) "Tenant's Share" for the Premises shall be deemed to be 11.44% (d) "Expansion Area" shall mean that additional space known as Suite 205 containing approximately 963 rentable square feet, Suite 210 containing approximately 2,504 rentable square feet and Suite 250 containing approximately 3,650 rentable square feet.

     2.     BASIC RENT.

            Article 1.6 of the Original Lease, Article 3 of the Second Amendment and Article 2 of the Third Amendment are hereby deleted in their entirety and replaced with the following:

            Commencing the Expansion Area Commencement Date (defined below) through and including April 30, 1996, the monthly Basic Rent for the Premises shall be Fifty-nine Thousand Six Hundred Sixteen and 48/100 Dollars ($59,616.48). Commencing May 1, 1996, through and including April 30, 1997, the Basic Rent for the Premises shall be Seven Hundred Thirty-one Thousand Six Hundred Fifty-six and 80/100 Dollars ($731,656.80), payable in equal monthly installments of Sixty Thousand Nine Hundred Seventy-one and 40/100 ($60,971.40). Commencing May 1, 1997, through and including April 30, 1998, the Basic Rent for the Premises shall be Eight Hundred Twelve Thousand Nine Hundred Fifty-two Dollars ($812,952.00), payable in equal monthly installments of Sixty-seven thousand Seven Hundred Forty-six Dollars ($67,746.00). Commencing May 1, 1998, through and including April 30, 1999, the Basic Rent for the Premises shall be Eight Hundred Fifty-three Thousand Five Hundred Ninety-nine and 60/100 Dollars ($853,599.60), payable in equal monthly installments of Seventy-one Thousand One Hundred Thirty-three and 30/100 Dollars ($71,133.30).

     3.     ABATEMENT OF RENT.

            Provided that Tenant is not in default under any of the terms and conditions contained in the Lease, as amended, a portion of the monthly Basic Rent in the amount of Twelve Thousand Five Hundred Twenty-five and 92/100 Dollars ($12,525.92) shall be abated each month for the six month period which commences on the Expansion Area

Commencement Date.

     4.     BROKERS.

            Tenant represents that except for Heitman Properties Ltd., Tenant has not retained, contracted or dealt with any real estate broker, salesperson or finder in connection with this Amendment. Tenant shall agree to indemnify and hold Landlord and Heitman Properties Ltd. harmless from and against any and all liabilities and claims for commissions and fees arising out of a breach of the foregoing representation. Landlord shall be responsible for the payment of any commissions or fees due to Heitman Properties Ltd.

     5.     TENANT IMPROVEMENTS.

            A. Landlord hereby agrees to perform certain tenant improvement work to the Expansion Area in accordance with the terms of the Work Letter attached hereto as Exhibit B (the "Work Letter"). At the time Landlord delivers possession of the Expansion Area to Tenant in accordance with the Work Letter, Tenant shall execute a Suite Acceptance Agreement on Landlord's Standard Form attached hereto as Exhibit "C".

            B. For purposes of the Amendment, the term "Expansion Area Commencement Date" shall mean the later of (i) July 1, 1995, or (ii) the date that the Work (as defined in the Work Letter) is substantially completed.

     6.     PARKING.

            Effective as of the Expansion Area Commencement Date, Article 8 of the Second Amendment and Article 5 of the Third Amendment to Office Building Lease are hereby deleted in their entirety and replaced with the following:

            The phrase "Tenant's Parking" means one hundred three (103) unreserved parking spaces and four (4) reserved parking spaces in the Building parking garage. Tenant's Parking shall be as provided in Section
26.1 of the Lease, except that the one hundred three (103) and four (4) reserved parking spaces shall be free of charge to Tenant for the Lease Term. Any additional parking space requested by Tenant shall be on an "as available" basis and under the terms and conditions set forth in Section 26.1, except that the rate for additional unreserved parking spaces shall not exceed $50.00 per parking space per month and the reserved parking spaces shall not exceed $75.00 per parking space per month.

     7.     COUNTERPARTS.

            This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.

     8.     AMENDMENTS.

            Except as modified by this Amendment, the provisions of the Lease shall remain in full force and effect.

     9.     DEFINITIONS.

            As used herein, all capitalized terms shall have the same meanings as defined in the Lease, unless otherwise defined herein.

     IN WITNESS WHEREOF, the parties have executed this Fourth Amendment to Lease as of the day and year first written.

LANDLORD:

LACERA Gateway Property, Inc.
a California corporation

By: HEITMAN/JMB ADVISORY CORPORATION
    an Illinois corporation, its agent

By: /s/ [ILLEGIBLE]
    --------------------------------

Its: VICE PRESIDENT
     -------------------------------

TENANT:

PAULA INSURANCE COMPANY
a California corporation

By: /s/ [ILLEGIBLE]
    --------------------------------

Its: V.P. General Counsel
     -------------------------------

                           [BLUEPRINT]


                                                       Second Floor
                                                       Gateway Plaza
                                                       Pasedena, California




                            EXHIBIT A

                          [BLUEPRINT]


                                                        Third Floor
                                                        Gateway Plaza
                                                        Pasedena, California
                                                        Heitman Properties

                             EXHIBIT B
                      WORK LETTER AGREEMENT

                     [Landlord Performs Work]
                           [Allowance]

     This Work Letter Agreement ("Work Letter") is executed simultaneously with that certain Fourth Amendment (the "Amendment") between PAULA INSURANCE COMPANY, a California corporation, as "Tenant", and LACERA GATEWAY PROPERTY, INC., a California corporation, as "Landlord", relating to certain expansion premises ("Expansion Area") at the building commonly known as GATEWAY PLAZA, Pasadena, California (the "Building"), which Expansion Area is more fully identified in the Amendment. Capitalized terms used herein, unless otherwise defined in this Work Letter, shall have the respective meanings ascribed to them in the Lease (as defined in the Amendment), as thereafter modified.

     For and in consideration of the agreement to lease the Expansion Area and the mutual covenants contained herein and in the Lease, Landlord and Tenant hereby agree as follows:

     1. TENANT'S INITIAL PLANS: THE WORK. Tenant desires Landlord to perform certain leasehold improvement work in the Expansion Area in substantial accordance with the plan or plans (collectively, the "Initial Plan") prepared by CAD Charettes dated May 6, 1995 (Revision 2). Such work, as shown in the Initial Plan and as more fully detailed in the Working Drawings (as defined and described in Paragraph 2 below), shall be hereinafter referred to as the "Work". Not later than May 20, 1995, Tenant shall furnish to Landlord such additional plans, drawings, specifications and finish details as Landlord may reasonably request to enable Landlord's architects and engineers to prepare mechanical, electrical and plumbing plans and to prepare the Working Drawings, including a final telephone layout and special electrical connection requirements, if any. All plans, drawings, specifications and other details describing the Work which have been or are hereafter furnished by or on behalf of Tenant shall be subject to Landlord's approval, which Landlord agrees shall not be unreasonably withheld. Landlord shall not be deemed to have acted unreasonably if it withholds its approval of any plans, specifications, drawings or other details or of any Additional Work (as defined in Paragraph 7 below) because, in Landlord's reasonable opinion, the work, as described in any such item, or the Additional Work, as the case may be: (a) is likely to adversely affect Building systems, the structure of the Building or the safety of the Building and/or its occupants;
(b) might impair Landlord's ability to furnish services to Tenant or other tenants in the Building; (c) would increase the cost of operating the Building; (d) would violate any governmental laws, rules or ordinances (or interpretations thereof); (e) contains or uses hazardous or toxic materials or substances; (f) would adversely affect the appearance of the Building; (g) might adversely affect another tenant's premises; (h) is prohibited by any ground lease affecting the Building or any mortgage, trust deed or other instrument encumbering the Building; or (i) is likely to be substantially delayed because of unavailability or shortage of labor or non-building standard materials necessary to perform such work or the difficulties or unusual nature of such work. The foregoing reasons, however, shall not be the only reasons for which Landlord may withhold its approval, whether or not such other reasons are similar or dissimilar to the foregoing. Neither the approval by Landlord of the Work or the Initial Plan or any other plans, drawings, specifications or other items associated with the Work nor Landlord's performance, supervision or monitoring of the Work shall constitute any warranty by Landlord to Tenant of the adequacy of the design for Tenant's intended use of the Expansion Area.

     2. WORKING DRAWINGS. If necessary for the performance of the Work and not included as part of the Initial Plan attached hereto, Landlord shall prepare or cause to be prepared final working drawings and specifications for the Work (the "Working Drawings") based on and consistent with the Initial Plan and the other plans, drawings, specifications, finish details and other information furnished by Tenant to Landlord and approved by Landlord pursuant to Paragraph 1 above. So long as the Working Drawings are consistent with the Initial Plan, Tenant shall approve the Working Drawings within three (3) working days after receipt of same from Landlord by initialing and returning to Landlord each sheet of the Working Drawings or by executing Landlord's approval form then in use, whichever method of approval Landlord may designate.

     3. PERFORMANCE OF THE WORK; ALLOWANCE. Except as hereinafter provided to the contrary, Landlord shall cause the performance of the Work using (except as may be stated or shown otherwise in the Working Drawings) building standard materials, quantities and procedures then in use by Landlord ("Building Standards"). The Work shall be competitively bid by Landlord between three (3) general contractors meeting Landlord's selection criteria. Upon receipt of such bids from the contractors, Landlord and Tenant shall select a bid mutually acceptable to both parties. Landlord shall pay for a portion of the "Cost of the Work" (as defined below) in an amount not to exceed $106,755.00 (such amount being $15.00 per rentable square foot of the Expansion Area which is to be improved, as described in the Working Drawings) (the "Allowance"), and Tenant shall pay for the entire Cost of the Work in excess of the Allowance. Tenant shall not be entitled to any credit, abatement or payment from Landlord in the event that the amount of the Allowance specified above exceeds the Cost of the Work. For purposes of this Agreement, the term "Cost of the Work" shall mean and include any and all costs and expenses of the Work, including, without limitation, the cost of the Working Drawings, preparation of any mechanical, electrical and/or plumbing plans and/or drawings, fees and expenses in connection with obtaining all applicable permits and approvals, expenses incurred in connection with the demolition and removal of any existing improvements in the Expansion Area and all labor (including overtime) and materials constituting the Work.

     4. PAYMENT. Prior to commencing the Work, Landlord shall submit to Tenant a written statement of the total Cost of the Work (which shall include the amount of any overtime projected as necessary to substantially complete the Work by the Commencement Date specified in the Lease) as then known by Landlord, and such statement shall indicate the amount, if any, by which the total Cost of the Work exceeds the Allowance (the "Excess Costs"). Tenant agrees, within three (3) working days after submission to it of such statement, to execute and deliver to Landlord, in the form then in use by Landlord, an authorization to proceed with the Work, and Tenant shall also then pay to Landlord an amount equal to fifty percent (50%) of the Excess Costs, the balance to be paid upon substantial completion of the Work. No Work shall be commenced until Tenant has fully complied with the preceding provisions of this Paragraph 4. In the event, and each time, that any change order by Tenant, or other event or circumstance, other than events caused by the building's original construction, improvements of the previous tenant or other events solely within Landlord's control, causes the Cost of the Work to be increased after the time that Landlord delivers to Tenant the aforesaid initial statement of the Cost of the Work, Landlord shall deliver to Tenant a revised statement of the total Cost of the Work, indicating the revised calculation of the Excess Costs, if any. Within three (3) business days after submission to Tenant of any such revised statement, Tenant shall pay to Landlord an amount equal to fifty percent (50%) of the Excess Costs, the balance to be paid upon the substantial completion of the Work, as shown in such revised statement, less the amounts previously paid by Tenant to Landlord on account of the Excess Costs, and Landlord shall not be required to proceed further with the Work until Tenant has paid such amount. Delays in the performance of the Work resulting from the failure of Tenant to comply with the provisions of this Paragraph 4 shall be deemed to be delays caused by Tenant.

     5. SUBSTANTIAL COMPLETION. Landlord shall use it's reasonable efforts to cause the Work to be "substantially completed" by July 1, 1995, subject to delays caused by strikes, lockouts, boycotts or other labor problems, casualties, discontinuance of any utility or other service required for performance of the Work, unavailability or shortages of materials or other problems in obtaining materials necessary for performance of the Work or any other matter beyond the control of Landlord (or beyond the control of Landlord's contractors or subcontractors performing the Work) and also subject to "Tenant Delays" (as defined and described in Paragraph 6 of this Work Letter). The Work shall be deemed to be "substantially completed" for all purposes under this Work Letter and the Lease if and when Landlord's architect issues a written certificate to Landlord and Tenant, certifying that the Work has been substantially completed (i.e., completed except for "punchlist" items listed in such architect's certificate) in substantial compliance with the Working Drawings, or when Tenant first takes occupancy of the Expansion Area, whichever first occurs. If the Work is not deemed to be substantially completed by July 1, 1995, (a) Landlord agrees to use reasonable efforts to complete the Work as soon as practicable thereafter,
(b) the Lease shall remain in full force and effect, and (c) Landlord shall not be deemed to be in breach or default of the Lease or this Work Letter as a result thereof and Landlord shall have no liability to Tenant as a result of any delay in occupancy (whether for damages, abatement of Rent or otherwise). In the event of Tenant Delays, the Work shall be deemed to be substantially completed on the date that the Work would have been substantially completed but for the Tenant Delays. Landlord agrees to use reasonable diligence to complete all punchlist work listed in the aforesaid architect's certificate promptly after substantial completion.

     6. TENANT DELAYS. There shall be no extension of the scheduled commencement or expiration date of the term of the Lease (as otherwise permissibly extended under Paragraph 5 above) if the Work has not been substantially completed on said scheduled commencement date by reason of any delay attributable to Tenant ("Tenant Delays"), including without limitation:

            (i) the failure of Tenant to furnish all or any plans, drawings, specifications, finish details or the other information required under Paragraph 1 above on or before the date stated in Paragraph 1;

            (ii) the failure of Tenant to grant approval of the Working Drawings within the time required under Paragraph 2 above;

            (iii) the failure of Tenant to comply with the requirements of Paragraph 4 above;

            (iv) the performance of any Additional Work (as defined in Paragraph 7 below) requested by Tenant or the performance of any work in the Expansion Area by any person, firm or corporation employed by or on behalf of Tenant, or any failure to complete or delay in completion of such work; or

            (v) any other act or omission of Tenant.

     7. ADDITIONAL WORK. Upon Tenant's request and submission by Tenant (at Tenant's sole cost and expense) of the necessary information and/or plans and specifications for work other than the Work described in the Working Drawings ("Additional Work") and the approval by Landlord of such Additional Work, which approval Landlord agrees shall not be treasonably withheld, Landlord shall perform such Additional Work, at Tenant's sole cost and expense, subject, however, to the following provisions of this Paragraph 7. Prior to commencing any Additional Work requested by Tenant, Landlord shall submit to Tenant a written statement of the cost of such Additional Work, which cost shall include a fee payable to Landlord in the amount of 10% of the total cost of such Additional Work as compensation to Landlord for monitoring the Additional Work (such fee and additional charge being hereinafter referred to collectively as "Landlord's Additional Compensation"), and, concurrently with such statement of cost, Landlord shall also submit to Tenant a proposed tenant extra order (the "TEO") for the Additional Work in the standard form then in use by Landlord. Tenant shall execute and deliver to Landlord such TEO and shall pay to Landlord the entire cost of the Additional Work, including Landlord's Additional Compensation (as reflected in Landlord's statement of such cost), within five (5) working days after Landlord's submission of such statement and TEO to Tenant. If Tenant fails to execute or deliver such TEO or pay the entire cost of such Additional Work within such 5 working day period, then Landlord shall not be obligated to do any of the Additional Work and may proceed to do only the Work, as specified in the Working Drawings.

     8. TENANT ACCESS. Landlord, in Landlord's reasonable discretion and upon request by Tenant, may grant to Tenant a license to have access to the Expansion Area prior to the date designated in the Lease for the commencement of the term of the Lease to allow Tenant to do other work required by Tenant to make the Expansion Area ready for Tenant's use and occupancy (the "Tenant's Pre-Occupancy Work"). It shall be a condition to the grant by Landlord and continued effectiveness of such license that

            (a) Tenant shall give to Landlord a written request to have such access to the Expansion Area not less than five (5) days prior to the date on which such access will commence, which written request shall contain or shall be accompanied by each of the following items, all in form and substance reasonably acceptable to Landlord: (i) a detailed description of and schedule for Tenant's Pre-Occupancy Work; (ii) the names and addresses of all contractors, subcontractors and material suppliers and all other representatives of Tenant who or which will be entering the Expansion

Area on behalf of Tenant to perform Tenant's Pre-Occupancy Work or will be supplying materials for such work, and the approximate number of individuals, itemized by trade, who will be present in the Expansion Area; (iii) copies of all contracts, subcontracts and material purchase orders pertaining to Tenant's Pre-Occupancy Work; (iv) copies of all plans and specifications pertaining to Tenant's Pre-Occupancy Work; (v) copies of all licenses and permits required in connection with the performance of Tenant's Pre-Occupancy Work; (vi) certificates of insurance (in amounts satisfactory to Landlord and with the parties identified in, or required by, the Lease named as, additional insureds) and instruments of indemnification against all claims, costs, expenses, damages and liabilities which may arise in connection with Tenant's Pre-Occupancy Work; and (vii) assurances of the ability of Tenant to pay for all of Tenant's Pre-Occupancy Work and/or a letter of credit or other security deemed appropriate by Landlord securing Tenant's lien-free completion of Tenant's Pre-Occupancy Work.

            (b) Such pre-term access by Tenant and its representatives shall be subject to scheduling by Landlord.

            (c) Tenant's employees, agents, contractors, workmen, mechanics, suppliers and invitees shall work in harmony and not interfere with Landlord or Landlord's agents in performing the Work and any Additional Work in the Expansion Area, Landlord's work in other premises and in common areas of the Building, or the general operation of the Building. If at any time any such person representing Tenant shall cause or threaten to cause such disharmony or interference, including labor disharmony, and Tenant fails to immediately institute and maintain such corrective actions as directed by Landlord, then Landlord may withdraw such license upon twenty-four (24) hours' prior written notice to Tenant.

            (d) Any such entry into and occupancy of the Expansion Area by Tenant or any person or entity working for or on behalf of Tenant shall be deemed to be subject to all of the terms, covenants, conditions and provisions of the Lease, specifically including the provisions of Section 8 thereof (regarding Tenant's improvements and alterations to the Expansion
Area), and excluding only the covenant to pay Rent. Landlord shall not be liable for any injury, loss or damage which may occur to any of Tenant's Pre-Occupancy Work made in or about the Expansion Area or to property placed therein prior to the commencement of the term of the Lease, the same being at Tenant's sole risk and liability, except for Landlord's gross negligence and willful misconduct. Tenant shall be liable to Landlord for any damage to the Expansion Area or to any portion of the Work or Additional Work caused by Tenant or any of Tenant's employees, agents, contractors, workmen or suppliers. In the event that the performance of Tenant's Pre-Occupancy Work causes extra costs to Landlord or requires the use of elevators during hours other than 6:00 a.m. to 6:00 p.m. on Monday through Friday (excluding holidays) or of other Building services, Tenant shall reimburse Landlord for such extra cost and/or shall pay Landlord for such elevator service or other Building services at Landlord's standard rates then in effect.

     9. LEASE PROVISIONS. The terms and provisions of the Lease, insofar as they are applicable to this Work Letter, are hereby incorporated herein by reference. All amounts payable by Tenant to Landlord hereunder shall be deemed to be additional Rent under the Lease and, upon any default in the payment of same, Landlord shall have all of the rights and remedies provided for in the Lease.

     10.    MISCELLANEOUS.

            (a) This Work Letter shall be governed by the laws of the state in which the Expansion Area are located.

            (b) This Work Letter may not be amended except by a written instrument signed by the party or parties to be bound thereby.

            (c) Any person signing this Work Letter on behalf of Tenant warrants and represents he/she has authority to sign and deliver this Work Letter and bind Tenant.

            (d) Notices under this Work Letter shall be given in the same manner as under the Lease.

            (e) The headings set forth herein are for convenience only.


            (f) This Work Letter sets forth the entire agreement of Tenant and Landlord regarding the Work.

            (g) In the event that the final working drawings and specifications are included as part of the Initial Plan attached hereto, or in the event Landlord performs the Work without the necessity of preparing working drawings and specifications, then whenever the term "Working Drawings" is used in this Agreement, such term shall be deemed to refer to the Initial Plan and all supplemental plans and specifications approved by Landlord.

     11. EXCULPATION OF LANDLORD AND HEITMAN. Notwithstanding anything to the contrary contained in this Work Letter, it is expressly understood and agreed by and between the parties hereto that:

            (a) The recourse of Tenant or its successors or assigns against Landlord with respect to the alleged breach by or on the part of Landlord of any representation, warranty, covenant, undertaking or agreement contained in this Work Letter (collectively, "Landlord's Work Letter Undertakings") shall extend only to Landlord's interest in the real estate of which the Expansion Area demised under the Lease are a part (hereinafter, "Landlord's Real Estate") and not to any other assets of Landlord or its officers, directors or shareholders; and

            (b) Except to the extent of Landlord's interest in Landlord's Real Estate, no personal liability or personal responsibility of any sort with respect to any of Landlord's Work Letter Undertakings or any alleged breach thereof is assumed by, or shall at any time be asserted or enforceable against, Landlord, Heitman/JMB Advisory Corporation or Heitman Properties Ltd., or against any of their respective directors, officers, employees, agents, constituent partners, beneficiaries, trustees or representatives.

     IN WITNESS WHEREOF, this Work Letter Agreement is executed as of the 12th day of May, 1995.


TENANT:                                   LANDLORD:

PAULA INSURANCE COMPANY                   LACERA GATEWAY PROPERTY, INC., a
a California corporation                  California corporation

                                          By:  HEITMAN/JMB ADVISORY
                                               CORPORATION, an Illinois
                                               corporation, its agent

By: /s/ [ILLEGIBLE]
    -------------------------

Title: V.P. General Counsel
       ----------------------             By:  /s/ [ILLEGIBLE]
                                               ---------------------------

                                          Title:  VICE PRESIDENT
                                                  ------------------------

                              EXHIBIT C
                     SUITE ACCEPTANCE AGREEMENT

Building Name/Address:___________________________________________________

Tenant Name:_____________________________________________________________

Tenant Code:____________________________       Suite #:__________________

Management's Tenant Contact:_______________    Phone #:__________________

Gentlemen:

As a representative of the above referenced tenant, I/we have physically inspected the suite noted above and its improvements with _____________, a representative of ______________________ (name of HPL Corporation). I/we accept the suite improvements as to compliance with all the requirements indicated in our lease, also including the following verified information below:

Lease Commencement Date:_____________________   Occupancy Date:__________

Lease Rent Start Date *:______________   Actual Rent Start *:____________

Lease Expiration Date:________________   Actual Expiration Date:____________

Date Keys Delivered:_______________________

Items requiring attention:_____________________________________________________

_______________________________________________________________________________

* If these dates are not the same, attach documentation.

Tenant acknowledges that Landlord has not made any representation or warranty with respect to the condition of the Premises or the Building or with respect to the suitability or fitness of either for the conduct of Tenant's permitted use or for any other purpose. Landlord disclaims any warranty that the Premises are suitable for Tenant's use and Tenant acknowledges that it has had a full opportunity to make its own determination in this regard.

NOTE: This inspection is to be made prior to tenant move-in.

Very truly yours,                    DISTRIBUTION

                                     Tenant
____________________________         Tenant Lease File

By: ________________________         Regional Leasing Manager:________________

                                     HPL Accounting:__________________________

Its:________________________         HPL Document Control:____________________

                                     Regional Engineer:_______________________

Date:_______________________         HPL Construction:________________________

                            GATEWAY PLAZA

                    ASSIGNMENT AND ASSUMPTION OF
                         LEASE AND CONSENT


     THIS AGREEMENT is made this 27th day of April, 1993, by and between LACERA Gateway Property, Inc, a California Corporation ("Landlord"), Pan American Underwriters, Inc., a Nevada corporation ("Assignor") and Paula insurance Company, a California corporation ("Assignee").

                            WITNESSETH

A. Pursuant to a lease (the "Lease") dated January 1, 1989, Landlord leased to Assignor certain premises (the "Premises") on the second and third floor of the certain building located at 300 North Lake Avenue, Pasadena California known as Gateway Plaza.

B. Landlord is the owner of the aforesaid building and is the Landlord under the Lease.

C. Assignor desires to assign all of its right, title and interest in and to the Lease to Assignee and Assignee desires to accept such assignment and assume the obligations of Assignor under the Lease.

D. Landlord is willing to consent to such assignment and assumption upon the following terms and conditions.

       NOW, THEREFORE, it is hereby agreed as follows:

1. ASSIGNMENT. Assignor transfers, assigns and sets over to Assignee all of the right, title and interest of Assignor in and to the Lease. The assignment herein made shall be effective as of May 1, 1993 (the Effective Date"). Assignor agrees that such assignment shall not release or discharge Assignor from any liability or obligation of the tenant under the Lease accrued prior to the effective date of this assignment. Assignor is released from liabilities and obligations arising under the Lease from and after the effective date of this assignment. Assignor agrees that the service of notice to Assignor hereunder shall be deemed given when same has been deposited in the United States mails, postage prepaid, addressed to Assignor at:

            300 North Lake Avenue, Suite 300 Pasadena, California 91101

2. ACCEPTANCE AND ASSUMPTION. Assignee accepts the assignment made in Paragraph 1 above, assumes the lease, agrees to pay all rent and other charges accruing under the Lease from and after the Effective Date and agrees to observe and perform all of the other covenants, agreements and obligations to be observed or performed by the tenant under the Lease from and after the Effective Date. Assignee has inspected the Premises and knows the present physical condition thereof and confirms that neither Landlord nor managing agent of the Building, or their respective officers, directors, employees, agents or beneficiaries have made any representation or warranty to Assignee concerning the physical condition of the Premises, or otherwise, expressed or implied, and that Assignee does not accept the Premises in reliance upon any such representation or warranty.

3. CONSENT. Landlord hereby consents to the assignment made in Paragraph 1 above and the acceptance and assumption made in Paragraph 2 above; provided, that notwithstanding such consent:

       (a) Assignor is not and shall not be released or discharged from any liability or obligation of the tenant under the Lease accrued prior to the Effective Date of this assignment;

       (b) Landlord does not waive any accrued claims, rights, suits or actions against Assignor under the Lease,

       (c) No addition, alteration or improvement shall be made to the Premises by Assignor or Assignee without the prior written consent of Landlord and any such addition, alteration or improvement shall be made subject to Section 8 as and to the extent required under the Lease; and

       (d) Such consent is limited to the assignment and assumption herein made and shall not relieve Assignor or Assignee from their obligation to obtain the consent of Landlord to (i) any future assignment, in whole or in part, of the interest of the tenant under the Lease, or (ii) any future sublease of the Premises, or any part thereof, as and to the extent required by the Lease.

4. INDEMNIFICATION. Assignor and Assignee hereby agree to indemnify, defend (if requested by Landlord) and hold harmless Landlord, the managing agent of the Building and their respective officers, directors, employees, agents and beneficiaries from and against any and all liabilities and claims for brokerage fees or commissions asserted against or incurred by any of said indemnities and arising out of or in connection with the assignment and assumption made herein.

5. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of Landlord, its successors and assigns and Assignor, Assignee and their respective heirs, legal representatives and permitted successors: and permitted assigns.

       IN WITNESS WHEREOF, this instrument is executed as of the day and year aforesaid.

ASSIGNOR: Pan American Underwriters, Inc., a Nevada corporation

/s/ [ILLEGIBLE]
-------------------------

Vice President/Controller
-------------------------


ASSIGNEE: Paula Insurance Company, a California corporation

/s/ [ILLEGIBLE]
-------------------------

President
-------------------------

LANDLORD: LACERA Gateway Property, Inc., a California corporation

/s/ [ILLEGIBLE]
-------------------------

VICE PRESIDENT

                                    By: HEITMAN ADVISORY CORPORATION,
                                        an Illinois corporation,
                                        its agent.